                                                            EXHIBIT 2.1









                     DATED 9TH AUGUST 1996

           CADBURY SCHWEPPES PUBLIC LIMITED COMPANY

                              and

          COCA-COLA HOLDINGS (UNITED KINGDOM) LIMITED

                              and

                     THE COCA-COLA COMPANY

                              and

           BOTTLING HOLDINGS (GREAT BRITAIN) LIMITED

                              and

                  COCA-COLA ENTERPRISES INC.

                ______________________________

                           AGREEMENT
                 for the sale and purchase of
                 all the issued share capital
                   of Amalgamated Beverages
                     Great Britain Limited
                ______________________________

                           CONTENTS

Clause                                                    Page

1.   Interpretation                                            2
2.   Sale and Purchase of the Shares and the Deferred Shares   8
3.   Consideration                                             9
4.   Conditions Precedent                                     10
5.   Warranties                                               11
6.   Purchaser's and Coca-Cola Enterprises' Warranties and
     Undertakings                                             13
7.   Confirmations                                            18
8.   Covenants up to Completion                               18
9.   Rescission                                               20
10.  Tax Deed                                                 21
11.  Dividends                                                21
12.  Completion                                               23
13.  Loan Accounts                                            29
14.  Guarantees                                               30
15.  Pensions, Properties and Taxation                        31
16.  Employees                                                32
17.  Protective Covenant                                      33
18.  Post Completion Arrangements                             34
19.  Announcements                                            35
20.  Notices                                                  35
21.  Resolutions and Waivers                                  36
22.  General                                                  37
23.  Whole Agreement                                          40
24.  Coca-Cola Guarantee                                      40
25.  Purchaser's Guarantee                                    42
26.  Governing Law                                            43

Schedules

1.   Sellers' Shareholdings and Entitlements                  44
2.   Particulars of the Company                               45
3.   Particulars of the Subsidiaries                          46
4.   Properties                                               72
5.   Warranties                                               74
6.   Pensions                                                103
7.   CCSB Employees                                          115
8.   CS Group Employees                                      116
9.   Provisions Relating to the Warranties                   117
10.  List of Documents to be signed by the parties           126
11.  Conduct of Proceeds Apportionment Appeal                128


Documents To Accompany Agreement:

(1)  Audited Accounts of ABGB and CCSB
(2)  Disclosure Letter
(3)  Brand Letter Agreement
(4)  Actuary's Letter
(5)  Option Form
(6)  Goals and Guiding Principles Agreement
(7)  Management Accounts

And Agreed Forms of:

(1)  Tax Deed
(2)  Note Instrument
(3)  UBS Letter of Credit
(4)  Licensing Agreements
(5)  Bottler's Agreement
(6)  Insurance Services Agreement
(7)  Termination Agreements
(8)  Agreement for Lease
(9)  Maintenance Agreement
(10) Water Supply Agreement
(11) Colwall Licence Letter
(12) Property Management Agreement
(13) Bournville Licence
(14) Transfers
(15) Title Deeds Undertaking
(16) Legal Opinion
(17) Letter Re. Sodastream Premises at Peterborough
(18) Durham Side Letter
(19) Side Letter relating to the Notes

THIS AGREEMENT  is made on 9th  August , 1996 BETWEEN:

(1) CADBURY SCHWEPPES PUBLIC LIMITED COMPANY (registered number 52457) whose registered office is at 25 Berkeley
     Square, London W1X 6HT ("Cadbury Schweppes");

(2) COCA-COLA HOLDINGS (UNITED KINGDOM) LIMITED (registered number 1724995) whose registered office is at 1 Queen
     Caroline Street, London W6 9HQ ("Coca-Cola UK");

(3) THE COCA-COLA COMPANY, a company incorporated in Delaware, USA and having its principal place of business at One Coca-Cola Plaza, N.W., Atlanta, Georgia 30331, USA
     ("Coca-Cola");

(4) BOTTLING HOLDINGS (GREAT BRITAIN) LIMITED (registered number 3173938) whose registered office is at 9
     Cheapside, London EC2V 6AD (the "Purchaser"); and

(5) COCA-COLA ENTERPRISES INC., a company incorporated in Delaware, USA and having its principal place of business at 2500 Windy Ridge Parkway, Atlanta, Georgia, 30339, USA
     ("Coca-Cola Enterprises").

WHEREAS:

(A) Amalgamated Beverages Great Britain Limited (the "Company" or "ABGB") is a private company limited by shares short particulars of which are set out in
     Schedule 2 having an authorised capital of US$2,040.82 and Pound Sterling 1,104,082 divided into 900,000 5% non-cumulative preference shares of Pound Sterling 1 each, all of which have been issued partly paid at Pound Sterling 0.01 each (the "Preference Shares"), 204,082 ordinary shares of US$0.01 each, all of which have been issued fully paid or credited as fully paid (the "Ordinary Shares") and 204,082 deferred shares of Pound Sterling 1 each, all of which have been issued fully paid or credited as fully paid (the "Deferred Shares")

(B) The Sellers are beneficially entitled to all the issued share capital of the Company in the proportions set out opposite their respective names in Schedule 1

(C) The Company is the beneficial owner of the entire issued share capitals of all the companies short details of which are set out in Schedule 3

(D) In reliance upon the representations, warranties and undertakings set out in this agreement and the other documents referred to in this agreement, the Sellers wish to sell and the Purchaser wishes to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this agreement

IT IS AGREED  as follows:

1.   INTERPRETATION

(1)  In this agreement:

     "Accounts" means the audited balance sheets as at the Accounts Date and audited profit and loss accounts for the period of 52 weeks ended on that date of ABGB and CCSB (including in the case of ABGB the audited consolidated balance sheet as at that date and the audited consolidated profit and loss account for that period) and the notes and directors' reports relating to them, a copy of each of which has been initialled for the purpose of identification by Cadbury Schweppes' Solicitors, Coca-Cola's Solicitors and the Purchaser's Solicitors;

     "Accounts Date" means 30th December, 1995;

     "Actuary's Letter" means the letter dated 2nd August, 1996 from the Seller's Actuary (as defined in Schedule 6) to the Purchaser's Actuary (as defined in Schedule 6) a copy of which is attached as Appendix B to Schedule 6;

     "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by Cadbury Schweppes' Solicitors (in the case of documents to be executed by Cadbury Schweppes or a member of the Cadbury Schweppes' Group), Coca-Cola's Solicitors (in the case of documents to be executed by Coca-Cola or Coca-Cola UK or a member of the Coca-Cola Group) and the Purchaser's Solicitors (in the case of documents to be executed by the Purchaser or Coca-Cola Enterprises) or by Cadbury Schweppes' Solicitors, Coca-Cola's Solicitors and the Purchaser's Solicitors in the case of all other documents, subject to such amendments to any such documents as may be agreed by the parties to such documents;

     "Agreement" means the agreement relating to the transfer of various factory and warehouse premises in England, Wales and Scotland including, inter alia, the Transfer Properties dated 10th November, 1986 and made between Cadbury Schweppes (1) and Schweppes Limited (2) as supplemented by an agreement dated 5th January, 1987 made between Schweppes Limited (1) and CCSB (2);

     "Agreement for Lease" means the agreement for lease in respect of the freehold factory being part of the Property at Colwall to be made between Cadbury Schweppes
     (1) and CCSB (2) in the Agreed Form;

     "Ancillary Agreements" means (a) the CCSB Special Product Business 1995, (b) the Cadbury Beverages Limited Contract Packing Orders: General Terms and Conditions, (c) the Cadbury Beverages Limited Standard Contract Packing Order and Specifications, (d) a distribution agreement (covering the Channel Islands) between CCSB and Cadbury Beverages Limited, (e) a distribution agreement (covering airlines and shipping) between CCSB and Cadbury Beverages Limited and (f) a distribution agreement (covering the world) between Duchy Originals Limited, Cadbury Beverages Limited and CCSB;

     "Aylesbury" means the freehold Property shortly described in paragraph A1 of Part 1 of Schedule 4;

     "Bottler's Agreement" means the bottler's agreement between Coca-Cola, The Coca-Cola Export Corporation and CCSB including the arrangements contained in the appendices and schedules to that agreement; a letter of authorisation from Coca-Cola to CCSB to use the mark Coca-Cola as part of the corporate name of CCSB; a letter of amendment from Coca-Cola to CCSB relating to Appendix IV of the bottler's agreement; a contract packing agreement between Coca-Cola, The Coca-Cola Export Corporation and CCSB; a letter from Coca-Cola and The Coca-Cola Export Corporation to Coca-Cola Enterprises in relation to production and distribution in Northern and Central Italy; a letter from Coca-Cola and The Coca Cola Export Corporation to Coca-Cola Enterprises in relation to a supplemental agreement, a supplemental agreement between Coca-Cola, The Coca-Cola Export Corporation and CCSB relating to the Restrictive Trade Practices Act 1976 and a letter from Coca-Cola and The Coca-Cola Export Corporation to CCSB relating to clauses 12(a) and 12(b) of the Bottler's Agreement, in each case, in the Agreed Form;

     "Bournville Licence" means the licence pursuant to which CCSB is to occupy part of the Dining Block, Bournville, Birmingham, B30 2LU in the Agreed Form;

     "Brand Letter Agreement" means the brand letter agreement executed by and between Cadbury Schweppes and Coca-Cola Enterprises dated 3rd June, 1996 a copy of which has been initialled for the purposes of identification by Cadbury Schweppes' Solicitors and the Purchaser's Solicitors;

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open generally for business in London, England and Atlanta, Georgia, USA;

     "Cadbury Schweppes' Group" means Cadbury Schweppes, its subsidiaries, holding companies and subsidiaries of such holding companies, but excluding the Companies;

     "Cadbury Schweppes' Solicitors" means Slaughter and May of 35 Basinghall Street, London EC2V 5DB;

     "CCSB" means Coca-Cola & Schweppes Beverages Limited, short particulars of which are set out in Schedule 3;

     "CCSB Employees" means those persons currently employed by a Company whose names are listed in Part 1 of Schedule
     7;

     "CIGNA" means CIGNA Insurance Co. of Europe S.A.-N.V.;

     "CS Group Employees" means those persons currently employed by Cadbury Schweppes but engaged in the business of the Companies and whose names are listed in Schedule
     8;

     "Coca-Cola Group" means Coca-Cola, its subsidiaries, holding companies and subsidiaries of such holding companies;

     "Coca-Cola's Solicitors" means Clifford Chance of 200
     Aldersgate Street, London EC1A 4JJ;

     "Colwall Lease" means a lease dated 30th June, 1897 made between Benjamin Bright (1) and Walter Becken Burrow and
     John Severn Burrow (2);

     "Colwall Licence Letter" means a letter confirming the surrender by operation of law and mutual release of obligations in respect of the licence dated 5th January, 1987 made between Cadbury Schweppes (1) and CCSB (2) of the Property at Colwall in the Agreed Form;

     "Companies" means the Company and the Subsidiaries and "Company" means any of them;

     "Completion" means completion of the sale and purchase of the Shares and Deferred Shares in accordance with clause 12;

     "Disclosure Letter" means the letter of the same date as this agreement from Cadbury Schweppes and Coca-Cola UK to the Purchaser;

     "Dividend" means the amount of any dividend declared by the Company on or before Completion under clause 11;

     "Durham Side Letter" means the letter from Cadbury
     Schweppes to Coca-Cola relating to the production plant at Durham, in the Agreed Form;

     "Goals and Guiding Principles Agreement" means the Agreement on Goals and Guiding Principles for the Beverages of The Coca-Cola Company in Great Britain and the Isle of Man between Coca-Cola, The Coca-Cola Export Corporation, Coca-Cola UK and
     Coca-Cola Enterprises dated 8th August, 1996;

     "holding company" means a holding company for the purposes of the Companies Act 1985;

     "Insolvency Act" means Insolvency Act 1986;

     "Insurance Services Agreement" means an agreement for the provision by Cadbury Schweppes to CCSB of insurance claims handling services for a transitional period between Cadbury Schweppes (1) and CCSB (2) in the Agreed
     Form;

     "Knowledge Warranties" means those of the Warranties which are expressed to be given based upon the knowledge or awareness of the Sellers;

     "Legal Opinion" means the legal opinion of Miller &
     Martin in the Agreed Form;

     "Licensing Agreements" means the licensing agreements between CCSB and the following persons: (i) Schweppes Limited (1), Schweppes International Limited (2) and L. Rose & Co. Limited (3); (ii) DP Beverages Limited; (iii) Canada Dry Corporation Limited; (iv) Sunkist Soft Drinks (British Isles) Limited; and (v) CS Beverages Limited, in each case in the Agreed Form;

     "Maintenance Agreement" means the agreement to be made between Cadbury Schweppes (1) and CCSB (2) relating to the repair and maintenance of the spring and pipeline the subject of the Colwall Lease in the Agreed Form;

     "Management Accounts" means the unaudited management accounts of CCSB for the seven monthly accounting periods of CCSB ended on 13th July, 1996, a copy of which has been initialled for the purposes of identification by Cadbury Schweppes' Solicitors, Coca-Cola's Solicitors and the Purchaser's Solicitors;

     "Material Properties" means the Properties marked "M" in
     Part 1 of Schedule 4;

     "Notes" means the loan notes, one of Pound Sterling 177,456,750 nominal and two of Pound Sterling 160,000,000 nominal each (or such other amount as may be determined in accordance with this agreement) to be issued (subject to clause 3(3)) pursuant to the Note Instrument by the Purchaser and guaranteed by Coca-Cola Enterprises;

     "Note Instrument" means the instrument in the Agreed Form pursuant to which the Notes will be constituted;

     "Properties" means the properties shortly described in
     Part 1 of Schedule 4 and "Property" means any of them and includes every part of each of them;

     "Property Management Agreement" means the agreement pursuant to which Cadbury Schweppes agrees to manage the Properties for a specified period between Cadbury
     Schweppes (1) and CCSB (2) in the Agreed Form;

     "Purchaser's Solicitors" means Allen & Overy of One New
     Change, London EC4M 9QQ;

     "Sellers" means Cadbury Schweppes and Coca-Cola UK, and
     "Seller" means either of them, save that for the purposes of Schedule 6 "Seller" shall mean Cadbury Schweppes alone;

     "Shares" means all the Ordinary Shares and all the Preference Shares;

     "subsidiary" means a subsidiary for the purposes of the Companies Act 1985;

     "Subsidiaries" means all the companies mentioned in
     Schedule 3 and "Subsidiary" means  any of them;

     "Taxation" has the same meaning as in the Tax Deed;

     "Tax Deed" means the Tax Deed in the Agreed Form;

     "Tax Sharing Agreement" means the agreement made as of 19th July, 1994 between Cadbury Schweppes, The Coca-Cola
     Export Corporation, Coca-Cola, Coca-Cola UK, the Company and CCSB;

     "Taxes Act 1988" means Income and Corporation Taxes Act
     1988;

     "TCGA 1992" means Taxation of Chargeable Gains Act 1992;

     "Termination Agreements" means the termination agreements relating to licensing arrangements and a shareholders' agreement and other agreements existing prior to the date of this agreement and comprising: (1) a letter from Cadbury Schweppes to Coca-Cola and The Coca-Cola Export Corporation; (2) a letter from Cadbury Schweppes to CCSB, Cadbury Beverages Limited, Schweppes Limited, Schweppes International Limited, L. Rose & Co. Limited, CS Beverages Limited, Cadbury Beverages BV, Canada Dry

     Corporation Limited, Sunkist Soft Drinks (British Isles) Limited and Sunkist Growers Inc.; and (3) a letter from Coca-Cola to The Coca-Cola Export Corporation, CCSB, Sodastream Limited and Refreshment Spectrum Limited, in each case in the Agreed Form;

     "Title Deeds Undertaking" means an undertaking by Cadbury
     Schweppes to CCSB in respect of the title deeds for the Properties in the Agreed Form;

     "Transfers" means the assignation, assignment or transfer in the Agreed Form of the Transfer Properties to CCSB or as the Purchaser shall direct;

     "Transfer Properties" means the properties shortly described in Part 2 of Schedule 4 and "Transfer Property" means any of them and includes every part of each of them;

     "UBS Letter of Credit" means an irrevocable standby letter of credit from Union Bank of Switzerland, New York
     Branch to Cadbury Schweppes in the Agreed Form;

     "VATA 1994" means the Value Added Tax Act 1994;

     "Warranty Claim" means any claim made by the Purchaser in respect of the Warranties;

     "Warranties" means the representation and warranty on the part of the Sellers contained in clause 5(1); and

     "Water Supply Agreement" means the agreement to be made between Cadbury Schweppes (1) and CCSB (2) in respect of the supply of water to the freehold factory being part of the Property at Colwall in the Agreed Form.

(2) Any reference, express or implied, to an enactment includes references to:

     (a) that enactment as amended, extended, re-enacted or applied by or under any other enactment before or after this agreement; and

     (b) any subordinate legislation made before this agreement under any enactment, including one within
          (a) above.

(3) Save in relation to Part E of Schedule 5, where any statement is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information and belief" or any similar expression that statement shall be and be deemed to be limited:

     (a) in the case of Cadbury Schweppes, to the actual knowledge of G. Budd, P. Cartmell, D.J. Kappler and
          M.A.C. Clark and, in the case of Warranties in Part D of Schedule 5 only, G. Slater; and

     (b) in the case of Coca-Cola UK, to the actual knowledge of J. Dickson, D.M. Rapp, A. Pullen, L.E. Disley,
          S. Ewart and A. Taylor,

     in each case, reasonable enquiry having been made, either directly or through their designees, of each of the directors of CCSB listed in Schedule 3.

(4) A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 Taxes Act 1988.

(5) Words denoting persons shall include bodies corporate and unincorporated associations of persons.

(6) The headings in this agreement do not affect its interpretation.

2.   SALE AND PURCHASE OF THE SHARES AND THE DEFERRED SHARES

(1) Subject to clause 4, each of the Sellers shall sell, and the Purchaser shall purchase, those of the Shares set opposite its name in Schedule 1 together with all rights attaching to them now or after the date of this agreement other than the rights to receive the Dividend.

(2) Subject to clause 4, each of the Sellers shall sell, and Coca-Cola Enterprises shall purchase, those of the Deferred Shares set opposite its name in Schedule 1 together with all rights attaching to them now or after the date of this agreement.

(3) Each of the Sellers covenants with the Purchaser as follows:

     (a) that it has the right to sell and transfer the full legal and beneficial interest in the Shares set opposite its name in Schedule 1 to the Purchaser on the terms set out in this agreement; and

     (b) that on or after Completion it will, at its own cost and expense, execute and do all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to vest any of the Shares set opposite that Seller's name in
          Schedule 1 in the Purchaser.

(4) Each of the Sellers covenants with Coca-Cola Enterprises as follows:

     (a) that it has the right to sell and transfer the full legal and beneficial interest in the Deferred Shares set opposite its name in Schedule 1 to Coca-Cola Enterprises on the terms set out in this agreement; and

     (b) that on or after Completion it will, at its own cost and expense, execute and do all such deeds, documents, acts and things as Coca-Cola Enterprises may from time to time reasonably require in order to vest any of the Deferred Shares set opposite that Seller's name in Schedule 1 in Coca-Cola Enterprises.

(5) The Shares and the Deferred Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties.

3.   CONSIDERATION

(1) The consideration for the sale of those of the Shares to be sold by Coca-Cola UK shall be the sum of Pound
     Sterling 615,958,440 payable in cash on Completion.

(2) Subject to clause 11, the consideration for the sale of those of the Shares to be sold by Cadbury Schweppes shall be the sum of Pound Sterling 497,456,750 which shall be satisfied by the allotment on Completion to Cadbury Schweppes of the Notes.

(3) Cadbury Schweppes may at any time before the day which is 14 days before Completion, deliver a notice in writing to the Purchaser and Coca-Cola Enterprises, with a copy for information only to Coca-Cola UK, electing irrevocably to receive the consideration (or part of it) stated in clause 3(2) in cash on Completion, rather than the issue of the Notes. The failure to deliver to Coca-Cola UK a copy of the notice of election shall not affect the validity of the election under this paragraph.

(4)  The aggregate consideration for the sale of the Deferred
     Shares shall be the sum of Pound Sterling 1 payable in cash on Completion, with Cadbury Schweppes being entitled to 51p of that sum and Coca-Cola UK to the balance.

(5) Of the Pound Sterling 1,113,415,190 to be paid for the Shares (subject to any deductions under clause 11), Pound Sterling 9,000 shall be apportioned to the Preference Shares with the balance being apportioned to the Ordinary Shares.

4.   CONDITIONS PRECEDENT

(1) Without prejudice to clause 9, the sale and purchase of the Shares and the Deferred Shares is conditional on:

     (a) a resolution to approve the sale of those of the Shares and the Deferred Shares to be sold by Cadbury Schweppes under this agreement being passed at an extraordinary general meeting of Cadbury Schweppes;

     (b) (i) the Director General of Fair Trading notifying the Purchaser in terms satisfactory to it that it is not the intention of the Secretary of State to refer the sale and purchase of the Shares and the Deferred Shares to the Monopolies and Mergers Commission for investigation; or

          (ii) the Commission of the European Communities notifying the Purchaser that it will neither initiate proceedings under Article 6(1)(c) of Council Regulation (EEC) 4064/89 in relation to the purchase of the Shares and the Deferred Shares by the Purchaser or Coca-Cola Enterprises or any matter arising from it, nor refer the purchase or any matter arising from it to the competent authorities of a Member State under Article 9(1) of that Regulation; or

         (iii) the Commission of the European Communities adopting a decision under Article 8(2) of Council Regulation (EEC) 4064/89 declaring the purchase compatible with the common market and the Purchaser accepting in its absolute discretion to be bound by any conditions and/or obligations attached by the Commission of the European Communities to that decision under
               Article 8(2);

     (c) the Commission of the European Communities having granted negative clearance or an exemption from the prohibition in Article 85(1) of the EC Treaty or an equivalent comfort letter in respect of each Licensing Agreement and the Brand Letter Agreement without attaching any conditions or requiring any modifications which Cadbury Schweppes in its absolute discretion considers unacceptable.

(2) The parties may waive condition (b) in subclause (1) above in whole or in part, at any time after 21 days from the date of notification of the agreement to the persons referred to in that condition, by agreement in writing between Cadbury Schweppes, the Purchaser and Coca-Cola UK.

(3)  Cadbury Schweppes may waive either or both of conditions
     (a) and (c) in subclause (1) above in whole or in part at any time by notice in writing to the Purchaser's
     Solicitors and Coca-Cola's Solicitors provided that Cadbury Schweppes may only waive condition (c) in subclause (1) above with the prior agreement in writing of the Purchaser where a requirement of the Commission of the European Communities in relation to the grant of negative clearance or an exemption or an equivalent comfort letter would, in the reasonable opinion of the Purchaser, have an adverse effect on the business of any of the Companies, the Purchaser or Coca-Cola Enterprises.

(4) If all the conditions in subclause (1) above are not fulfilled or waived on or before 1st December, 1996 all the preceding clauses of this agreement (and any provisions of Schedule 4 which are required to be complied with during the period between the date of this agreement and 1st December, 1996) shall cease to have effect and none of the parties (provided it shall have fulfilled its obligations under subclause (5) below) will have any rights or liabilities under this agreement (but without prejudice to any obligations contained in clauses 19, 20, 22, 23, 24, 25 and 26 capable of applying after the preceding clauses of this agreement shall have ceased to have effect).

(5) Each of the parties shall use all reasonable endeavours to procure that the conditions in subclause (1) above (insofar as each such condition relates to or must be fulfilled by such a party) are fulfilled on or before 13th September, 1996 and in any event by the date specified in subclause (4) above.

5.   WARRANTIES

(1) Subject to the provisions contained in Schedule 9, the Sellers represent and warrant to the Purchaser that, except to the extent fairly disclosed to the Purchaser
     (a) in the Disclosure Letter or (b) in any of the documents attached to the Disclosure Letter to which document the attention of the Purchaser is specifically drawn in the Disclosure Letter or (c) in any of the documents listed in Annexure 2 to the Disclosure Letter, each of the statements set out in Schedule 5 is true and accurate, save that in relation to paragraph A2(3) and A9 of Schedule 5, each of the Sellers represents and warrants to the Purchaser that, in relation to itself or its Shares only, each of the statements set out in those paragraphs is true and accurate.

     A matter disclosed to the Purchaser in any of the environmental reports listed in I2 of the Index to the Disclosure Letter or in the text of the Disclosure Letter against Warranty A8 by reference to those reports will not be fairly disclosed if it is contained in a statement of a speculative nature which refers to possibilities of problems or liabilities as opposed to known actual problems or liabilities. In this regard the following serve as examples of statements of a speculative nature which would not be fair disclosures:

     (a) "Treatment of plant spillage may result in the build up of contamination, most significantly due to low pH of the material. Acidic ground conditions may ultimately cause corrosion of materials of construction. Depending upon the depth of the groundwater, contamination could conceivably arise as a result of the presence of ground pollution" (page 9 of the HASTAM report on Milton Keynes -I2(h) of the Index to the Disclosure Letter); and

     (b) "However, it should be noted that some past practices may have resulted in historical ground contamination for which no visual evidence remains"
          (page 7 of the HASTAM report on Colwall - I2(g) of the Index to the Disclosure Letter).

(2) Each Seller agrees with the Purchaser (as trustee for each Company, its directors and its employees) to waive any rights or claims which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Company, its directors or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter provided that this clause 5(2) may not be relied upon by, and is not for the benefit of, any director of CCSB where it can be proved that such director has acted dishonestly or in bad faith.

(3) Without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being breached, each Seller undertakes with the Purchaser (for itself and as trustee for each Company) that it shall, at the direction of the Purchaser, pay to the Purchaser, the Company concerned (provided that the amount of such damages would not be increased by reason of the Seller paying such damages directly to the Company concerned and not to the Purchaser) or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred (provided that the amount of such damages would not be increased by reason of the Seller paying such damages directly to that other person and not to the Purchaser), an amount equal to any loss or liability of the Company concerned, or of the Purchaser, which arises from any of the Warranties being breached and which would not have existed or arisen if the Warranty in question had not been breached. The obligations of the Sellers pursuant to this subclause shall be subject always to the limitations contained in
     Schedule 9 and the liability of a Seller to pay any sum pursuant to this clause in respect of a breach of Warranty shall not be increased as a result of the application of this subclause.

6.   PURCHASER'S AND COCA-COLA ENTERPRISES' WARRANTIES AND
     UNDERTAKINGS

(1) Each of the Purchaser and Coca-Cola Enterprises represents and warrants to each of the Sellers that:

     (a) the Purchaser and Coca-Cola Enterprises have the requisite power and authority to enter into and perform this agreement and the agreements, instruments and other documents listed in
          Schedule 10 to which either of them is a party;

     (b) this agreement constitutes and the agreements, instruments and other documents listed in
          Schedule 10 to which either of them is a party constitute or will, when executed, constitute binding obligations on the Purchaser and Coca-Cola Enterprises (as the case may be) in accordance with their respective terms; and

     (c) compliance with the terms of this agreement and the agreements, instruments and other documents listed in Schedule 10 to which either of them is a party does not and will not conflict with or constitute a default under any provision of:

          (i) any material agreement or instrument to which the Purchaser or Coca-Cola Enterprises is a party; or

          (ii) the memorandum or articles of association or equivalent documents of the Purchaser or Coca-Cola Enterprises.

(2) Each of the Purchaser and Coca-Cola Enterprises agrees with Cadbury Schweppes that, from Completion, it will procure that the Companies shall provide to Cadbury Schweppes from time to time, within a reasonable time following a request from Cadbury Schweppes to do so, all information that Cadbury Schweppes shall reasonably request (including, without limitation, amounts invoiced) for the purpose of verifying matters under the contracts for the supply of goods or services to any of the Companies by ITnet Holdings Limited (registered in England and Wales with registered number 3036256) or

     ITnet Limited (registered in England and Wales with registered number 189075) or any subsidiary or holding company of either such company, in the context of arrangements agreed under a share purchase agreement, dated 16th November, 1995, between Cadbury Schweppes and ITnet Holdings Limited and ITnet Limited, provided that Cadbury Schweppes agrees to keep confidential all information so provided. The obligations of the Purchaser and Coca-Cola Enterprises under this subclause shall terminate on 1st January, 2002.

(3) (i) The Purchaser agrees to procure that, following Completion, CCSB shall pay (within a reasonable period of a demand from Cadbury Schweppes or its insurers so to do), by way of additional premia to Cadbury Schweppes, its insurers or such person as it shall nominate, all amounts by which the actual losses under the insurance contracts relating to liability insurance (public/product, employers', motor vehicles) in respect of the years 1st July, 1991 to 30th June, 1997 exceed the retro trigger points set out below, provided always that the amount payable by CCSB shall not exceed that amount which is equal to the difference between the amount of the retro trigger point in respect of the relevant insurance year and the amount of the maximum premia payable set out below. Any increase in the amount of the actual losses occurring after expiry of the 5 years from the commencement of the relevant insurance year will be ignored for premium adjustment purposes.

                                               Maximum
                          Retro                premia
                          trigger point        payable
          Year            Pound Sterling       Pound Sterling
          -------         --------------       ---------------
          1991/92         649,000              1,027,500
          1992/93         757,600              1,136,400
          1993/94         688,625              1,156,800
          1994/95         657,750                986,626
          1995/96         808,800              1,213,200       *
          1996/97         880,765              1,321,148       *

*    Plus Insurance Premium Tax ("IPT").

          (ii) Following Completion and after the expiry of 5 years from commencement of each of the relevant insurance years 1st July, 1991 to 30th June, 1997 (after which period no further adjustments may be made) Cadbury Schweppes shall use its reasonable endeavours to procure that CIGNA pays to CCSB (within a reasonable period following the expiry of the relevant 5 year period) by way of reimbursement of premia paid to CIGNA all amounts by which the actual losses under the insurance contracts for the relevant year as set out below are less than the premia paid for the relevant year set out below, provided always that the amount payable by CIGNA shall not exceed that amount which is equal to the difference between the amount of the premium paid under the relevant insurance contract in respect of the relevant insurance year prior to Completion and the amount of the minimum premium in respect of the relevant insurance year set out below:

     Year           Premia Paid   Minimum        Maximum
                                  Premia         Reimbursement
                                  Payable
     -------        -----------   ----------     -------------
                    Pound         Pound          Pound
                    Sterling      Sterling       Sterling

     1991/92        551,650       496,485        55,165
     1992/93        612,000       550,800        61,200
     1993/94        564,400       522,469        41,931
     1994/95        545,400       441,453        103,947
     1995/96        657,100       558,500         98,600*
     1996/97        753,570       640,535        113,035*

          *    Plus IPT

    (iii) The amounts set out in the tables in subclauses
          3(i) and (ii) above and 3(v) below in respect of the year 1996/97 shall be adjusted to take account of Completion taking place during such year as follows:

          (a) the amounts for retro trigger points and for premia paid to date shall be calculated by reference to the following formula:

                     B
                A = ---- x C
                    365

               where:     A   is the adjusted amount for the
                              retro trigger points or for
                              premia paid to date, as the case
                              may be;

                         B    is the number of days elapsed
                              from and including 1st July,
                              1996 to and including the date
                              of Completion; and

                         C    is the figure set out in the
                              table above for 1996/97 for
                              retro trigger points or for
                              premia paid to date, as the case
                              may be; and

          (b) the amount for maximum premia payable shall be calculated by reference to the following formula:

                    ( E     )
                D = (--- x F)+ G
                    (365    )

               where: D  is the adjusted amount for maximum
                         premia payable;

                      E  is the number of days elapsed from
                         and including 1st July, 1996 to and
                         including the date of Completion;

                      F  is the figure set out in the table
                         above for 1996/97 for maximum premia
                         payable; and

                                               ( E     )
                      G  is an amount equal to (--- x F) x H, where
                                               (365    )


                      H  is  (i)   50 per cent. if Completion
                                   takes place at any time during
                                   the period ending on 31st
                                   December, 1996; or

                             (ii)  25 per cent. if Completion
                                   takes place at any time during
                                   the period commencing on 1st
                                   January, 1997 and ending on 31st
                                   March, 1997; or

                            (iii)  0 per cent. if Completion
                                   takes place on or after 1st
                                   April, 1997.

          (c) The amount for minimum premium and maximum reimbursement payable shall be calculated by reference to the following formula:

                 JxL
                 ---
                 365

               where:    J    is the amount of minimum premium
                              or maximum reimbursement, as the case
                              may be, for the year 1996/97; and

                         L    is the number of days elapsed
                              from and including 1st July, 1996 to
                              and including the date of Completion.

          (d) The amount for claims handling deposit and administration fee shall be calculated by reference to the following formula:


                 JxL
                 ---
                 365

               where:    J    is the amount of the claims
                              handling deposit or administration
                              fee (as the case may be) for the year
                              1996/97; and

                         L    is the number of days elapsed
                              from and including 1st July, 1996 to
                              and including the date of Completion,

               provided that the amount of the administration fee payable by CCSB shall be no less than an amount equal to 25 per cent. of the administration fee for the year 1996/97 listed in subclause (3)(v) below.

     (iv) In this subclause (3) reference to "actual losses" shall include all losses paid and outstanding at the relevant review date, but shall exclude on any individual claim all sums paid or outstanding in excess of the following amounts for the insurance years specified below:

               Years 1st July, 1991 to 30th June, 1993 - Pound
                    Sterling 75,000 each claim

               Years 1st July, 1993 to 30th June, 1997 - Pound
                    Sterling 100,000 each claim.

     (v) The Purchaser agrees to procure that, following Completion, CCSB shall pay (within a reasonable period of a demand from Cadbury Schweppes so to do), all amounts by which the actual claims handling charge (excluding any administration fee) under insurance contracts for the relevant insurance year specified below shall exceed the claims handling deposit set out below for the relevant insurance year. The Purchaser further agrees to procure that, following Completion, CCSB shall receive (within a reasonable period of a demand from CCSB so to do) all amounts by which the actual claims handling charge (excluding any administration fee) under insurance contracts for the relevant insurance year specified below shall fall below the claims handling deposit for the relevant insurance year set out below:

           Year            Claims Handling       Administration Fee
                           Deposit Paid          Pound Sterling
                           Pound Sterling
          ---------------  ------------------   ------------------
               1991/92     23,500
               1992/93     27,008
               1993/94     Nil
               1994/95     13,750
               1995/96     27,140 plus IPT       4,725 plus IPT
               1996/97     33,684 plus IPT       4,898 plus IPT

          For the avoidance of doubt, no adjustment (except as set out in subclause (3)(iii)(d)) shall be made in respect of the administration fee.

7.   CONFIRMATIONS

(1)  It is the intention of the Purchaser, Coca-Cola
     Enterprises and the Sellers that the price per Share or Deferred Share payable under this agreement to each of the Sellers shall be no greater than the price per share payable to that Seller set out in this agreement.

(2) Each of the Sellers confirms to the other that it has not entered into any arrangements with the Purchaser or Coca-Cola Enterprises for the purpose of increasing the consideration payable to it for the Shares or the Deferred Shares under this agreement.

(3) Each of the Sellers undertakes to the other that it shall not enter into any arrangements with the Purchaser or Coca-Cola Enterprises for the purpose of increasing the consideration payable to it for the Shares or the Deferred Shares and that no mechanism or structure shall be used the purpose of which is to increase the price per Share or Deferred Share payable to that Seller under this agreement.

8.   COVENANTS UP TO COMPLETION

(1) The Sellers (in the case of clauses 8(C) and 9(C) referred to below) shall and Cadbury Schweppes (in the case of clause 12(B) referred to below) shall procure that between the date of this agreement and Completion, no Company shall undertake, without the prior written consent of the Purchaser, any of the matters set out in clauses 8(C), 9(C) and 12(B) of the shareholders agreement, dated 5th January, 1987, made between Cadbury Schweppes, The Coca-Cola Export Corporation and Coca-Cola provided that this subclause 8(1) shall not apply to matters which (a) have been authorised pursuant to that shareholders agreement prior to the date of this agreement; and (b) are set out in the board minutes of a

     Company or in the Disclosure Letter or in the fax from Cadbury Schweppes' Solicitors to the Purchaser's Solicitors dated 24th July, 1996 which is annexed to the Disclosure Letter; and (c) which have not been implemented prior to the date of this agreement. For the avoidance of doubt, the manufacture, marketing and distribution of products under the Perrier, Appletise, Duchy, Trebor and Capri-Sun arrangements, the Burger King and McDonalds arrangements, any export arrangements authorised by a relevant franchisor and contract packing disclosed in the Disclosure Letter shall not require the prior written consent of the Purchaser.

(2) Until Completion, Cadbury Schweppes shall (subject always to applicable competition law) procure (and Coca-Cola UK shall do nothing to prevent Cadbury Schweppes so procuring) that the Purchaser and Coca-Cola UK, their agents and representatives are on reasonable notice given reasonable access during normal business hours to the Properties and to the books and records of the Companies, in the case of the Purchaser, to the extent reasonably necessary for the Purchaser to prepare for the business of the Companies to be carried on after Completion, and, in the case of Coca-Cola UK, for any purpose connected with this agreement, provided that any information obtained as a result of such access shall be used only for such purpose, and shall not be passed to any officer or employee of the Purchaser or Coca-Cola Enterprises or Coca-Cola UK, except for such purpose.

(3) Each Seller shall promptly notify the Purchaser and the other Seller in writing of any matter or thing which arises or becomes known to it before Completion which constitutes (or would after the lapse of time constitute) a misrepresentation or a breach of any of the Warranties or the undertakings or other provisions set out in this agreement.

(4) Cadbury Schweppes will use its reasonable endeavours to add the Purchaser as a joint insured (to the extent of the Purchaser's insurable interest) to Cadbury Schweppes' Combined Property Damage Business Interruption policy (or any replacement for such policy) for the period from the date of this agreement to the date of Completion or, if earlier, termination of this agreement. Cadbury Schweppes agrees with the Purchaser that it shall maintain insurance cover in respect of the Companies and their assets and liabilities for the period from the date of this agreement to the date of Completion on terms and with benefits which are substantially similar to the insurance cover provided under the Cadbury Schweppes' Combined Property Damage Business Interruption policy at the date of this agreement.

(5) For the purpose of subclause (1), the consent of the Purchaser shall be deemed to be given if Mr Norman

     Findlay (or such other person as the Purchaser may notify to the other parties to this agreement) shall give his consent in writing to the Sellers. Requests for consent shall be addressed to Carol Benton, Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Atlanta, Georgia, 30339, USA, fax no. 001 770 989 3108, or, if by post, PO Box 723040, Atlanta, Georgia, 31139-0040 USA or to Larry Pickert, Coca-Cola Enterprises Inc., c/o CCSB, Charter Place, Vine Street, Uxbridge, Middlesex UB8 1EZ, fax no. 01895 844539. The Purchaser and CCE shall procure that any requests for consent shall be processed as promptly as reasonably practicable after receipt, and the provisions of clause 20(3) shall not apply to any requests under this subclause.

(6) Each of the Purchaser and Coca-Cola Enterprises shall, prior to Completion, co-operate with Cadbury Schweppes in the provision of information reasonably requested by Cadbury Schweppes and which is reasonably required to facilitate the giving of legal opinions in such form and of such law firms as Cadbury Schweppes may reasonably require in the context of the matters contemplated by this agreement.

(7) The Sellers shall procure that any return under paragraph 1 of Schedule 13 to the Taxes Act 1988 required to be made if there are franked payments in the period in question by the Company or CCSB between the date of this agreement and Completion contains notice that any dividend paid by CCSB to the Company or by the Company to a Seller in the period covered by the return is paid outside the election under section 247(1) Taxes Act 1988 and that CCSB pays the advance corporation tax due in consequence of the notice on or before the due date for payment of such advance corporation tax.

(8) CCE agrees that it will negotiate in good faith with Cadbury Schweppes the Ancillary Agreements, using as a basis for those negotiations the forms of the Ancillary
     Agreements initialled by or on behalf of Cadbury
     Schweppes and Coca-Cola Enterprises.

9.   RESCISSION

(1)  If before Completion:

     (a) any breach of the Warranties which would or might reasonably be expected to have a material and adverse effect, in the context of the Companies taken as a whole, comes to the notice of the Purchaser; or

     (b) anything occurs which, had it occurred on or before the date of this agreement, would have constituted a breach of the Warranties which would or might reasonably be expected to have a material and adverse effect, in the context of the Companies taken as a whole, and, where that breach is capable of remedy, it is not remedied to the Purchaser's reasonable satisfaction within five Business Days of each of the Sellers receiving notice from the Purchaser of such breach or occurrence then, but without prejudice to any other rights or remedies available to the Purchaser, the Purchaser (for itself and on behalf of Coca-Cola Enterprises) may without any liability to the Sellers elect not to complete the purchase of the Shares and the Deferred Shares by giving notice in writing to Cadbury Schweppes and
     Coca-Cola UK.

(2) If following Completion any breach of any Warranties (or any other term of this agreement) comes to the notice of the Purchaser, neither the Purchaser nor Coca-Cola Enterprises shall be entitled to treat this agreement as terminated but this restriction shall not affect the ability of the Purchaser or Coca-Cola Enterprises to claim damages or exercise any other right, power or remedy under this agreement.

10.  TAX DEED

     The Sellers shall on Completion enter into a Tax Deed in favour of the Purchaser and CCSB in the Agreed Form.

11.  DIVIDENDS

(1) Except as provided in this clause, the Sellers agree that no dividend or other distribution will be declared, paid or made in respect of any shares in any Company in the period from the date of this agreement to and including the date of Completion.

(2) If ABGB or CCSB proposes to pay a dividend in the period from the date of this agreement to and including the date of Completion, the Sellers will procure that:

     (a) the dividend will only be declared and paid in accordance with the Companies Act 1985 and, if paid by ABGB, will only be paid to Cadbury Schweppes;

     (b) the dividend will only be declared on or before 16th September, 1996 or, if the conditions set out in clause 4 shall not be satisfied or waived by 5.00 p.m. (London time) on 13th September, 1996, will only be declared on the date which is four Business Days after the day on which the last condition shall be satisfied or waived (or on such other date as Cadbury Schweppes, Coca-Cola UK and the Purchaser may agree), but shall only be payable on the next Business Day after the date on which Completion occurs;

     (c) the Sellers give notice, at least 1 Business Day prior to the date on which the dividend is to be declared, to the Purchaser of the amount of the dividend together with a copy of the relevant accounts prepared to support the dividend payment;

     (d) CCSB shall not declare a dividend unless ABGB also declares a dividend of an equal amount;

     (e) ABGB shall only declare a dividend if CCSB has also declared a dividend of an equal amount;

     (f) the aggregate amount of the dividend payable to Cadbury Schweppes by ABGB will not exceed Pound
          Sterling 497,456,750; and

     (g) the dividend shall be payable outside the group income election made by the relevant Company and the recipient of the relevant dividend pursuant to section 247 Income and Corporation Taxes Act 1988.

(3) Cadbury Schweppes will procure that the aggregate amount of any dividend to be declared or paid by CCSB in accordance with this clause is financed in full by interest free funding made to CCSB by a member of the Cadbury Schweppes' Group which is not repayable prior to Completion.

(4) At Completion the Sellers will deliver to the Purchaser a certificate that no dividend or other distribution has been declared, paid or made in respect of any Shares or Deferred Shares in the period from the date of this agreement up to and including the date of Completion or, if one has been so declared, specifying the details and that it was made in accordance with this clause.

(5) The Purchaser shall procure that any dividend declared in accordance with clause 11(2) shall be paid on the next
     Business Day after the date on which Completion occurs.

(6) An amount equal to the aggregate amount of any dividend payable to Cadbury Schweppes which is declared by ABGB in the period from the date of this agreement to and including the date of Completion shall be deducted from the aggregate consideration payable to Cadbury Schweppes under clause 3 for the Shares to be sold by it.

(7) Cadbury Schweppes shall be entitled in its sole discretion to elect whether and to what extent the deduction from the aggregate consideration under subclause (6) shall be made from any cash consideration payable under clause 3(3) and/or the amount of the

     Notes to be issued pursuant to clause 3(2), provided that, in relation to the Notes, any deduction is made first from the Note of nominal value Pound Sterling 177,456,750 and that notice is given of the amount of the deduction specifying whether from cash and/or Notes in the election made by Cadbury Schweppes under clause 3(3).

(8) The Sellers undertake to the Purchaser that they shall procure that on 16th September, 1996 or if the conditions set out in clause 4 shall not be satisfied or waived by 5 p.m. (London time) on 13th September, on the date which is four Business Days after the last of the conditions set out in clause 4 shall have been satisfied or waived or at such other time or on such other date as each of the Sellers and the Purchaser may agree, the name of CCSB shall be changed to "Coca-Cola & Schweppes Bottling Enterprises Limited" or such other name containing the words "Coca-Cola", "Schweppes" and "Enterprises" as the parties may agree, such agreement not to be unreasonably withheld or delayed.

12.  COMPLETION

(1) If the sale and purchase becomes or is declared by the parties unconditional, Completion shall take place at the offices of the Purchaser's Solicitors at 11 a.m. on 17th September, 1996 or, if the conditions set out in clause 4 shall not be satisfied or waived by 5 p.m. (London time) on 13th September, 1996, on the date which is five Business Days after the day on which the last condition shall have been satisfied or waived, or at such other time or on such other date as Cadbury Schweppes, Coca-Cola UK and the Purchaser may agree.

(2)  At Completion, Cadbury Schweppes shall procure:

     (a)  the delivery to the Purchaser of:

           (i) share warrants issued to bearer in respect of the Ordinary Shares set out opposite its name in Schedule 1 and duly executed transfers in favour of the Purchaser or its nominee(s) of all the Preference Shares;

           (ii) the share certificate(s) representing the Preference Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

           (iii)   the Tax Deed duly executed by Cadbury Schweppes;

           (iv) the Licensing Agreements duly executed by the parties to them, other than CCSB;

           (v) the Transfers duly executed by Cadbury Schweppes for the Transfer Properties at Sidcup and East Kilbride together with the Agreed Form of the renunciation of leases duly executed by Cadbury Schweppes and Schweppes Limited in respect of the Transfer Property at East Kilbride;

           (vi) the Agreement for Lease duly executed by Cadbury Schweppes;

           (vii) the Water Supply Agreement duly executed by Cadbury Schweppes;

           (viii)  subject to clause 18(1)(c), the Insurance
                   Services Agreement duly executed by
                   Cadbury Schweppes;

           (ix) the Maintenance Agreement duly executed by Cadbury Schweppes;

           (x)     the Property Management Agreement duly
                   executed by Cadbury Schweppes;

           (xi)    the letter regarding the Sodastream
                   premises in the Agreed Form duly executed by Sodastream Limited;

           (xii)   the Bournville Licence duly executed by
                   Cadbury Schweppes;

           (xiii) the Colwall Licence Letter duly executed by Cadbury Schweppes;

           (xiv) the resignations of the persons marked <> in Schedules 2 and 3 as directors and the secretary of each Company, in each case acknowledging under seal that he or she has no claim against the Companies whether for loss of office or otherwise;

           (xv)    a certified copy of each of the
                   Termination Agreements to be executed by a member of the Cadbury Schweppes' Group, duly executed by the relevant members of the Cadbury Schweppes' Group; and

           (xvi) a side letter in the Agreed Form relating to the Notes, duly executed by Cadbury
                   Schweppes;

     (b) the delivery to Coca-Cola Enterprises of duly executed transfers in favour of Coca-Cola Enterprises or its nominee(s) of such of the Deferred Shares set opposite its name in Schedule 1 together with the share certificate(s) representing them (or an express indemnity in a form satisfactory to Coca-Cola Enterprises in the case of any found to be missing);

     (c) the delivery of a counterpart of each of the Termination Agreements to be executed by a member of the Cadbury Schweppes' Group, duly executed by the relevant members of the Cadbury Schweppes' Group, to Coca-Cola UK; and

     (d)  the delivery to Coca-Cola UK of the Durham Side
          Letter, duly executed by Cadbury Schweppes.

(3)  At Completion, Coca-Cola UK shall procure:

     (a)  the delivery to the Purchaser of:

          (i) share warrants issued to bearer in respect of the Ordinary Shares set out opposite its name in Schedule 1;

          (ii) the Tax Deed duly executed by Coca-Cola UK;

         (iii) the resignations of the persons marked * in Schedule 2 as directors of the Company, in each case acknowledging under seal that he has no claim against the Companies whether for loss of office or otherwise;

          (iv) the Bottler's Agreement, duly executed by the relevant members of the Coca-Cola Group; and

          (v)  a certified copy of each of the Termination
               Agreements, which have been executed by the relevant members of the Coca-Cola Group;

     (b) the delivery to Coca-Cola Enterprises of duly executed transfers in favour of Coca-Cola Enterprises or its nominee(s) of such of the Deferred Shares set opposite its name in Schedule 1 together with the share certificate(s) representing them (or an express indemnity in a form satisfactory to Coca-Cola Enterprises in the case of any found to be missing); and

     (c)  the delivery to Cadbury Schweppes of:

          (i) a counterpart of the Termination Agreements to be executed by a member of the Coca-Cola Group, duly executed by the relevant members of the Coca-Cola Group; and

          (ii) a counterpart of the Tax Deed duly executed by Coca-Cola UK.

(4)  At Completion:

     (a)  the following items shall be delivered to the
          Purchaser:

          (i) the certificate of incorporation, common seal, minute books, statutory registers and share certificate books of each Company;

          (ii) the Title Deeds Undertaking duly executed by Cadbury Schweppes;

         (iii) duly executed transfers of each share in a Subsidiary as is not registered in the name of the Company in favour of the Purchaser or as it may direct together with the relevant share certificate(s); and

          (iv) the resignation of the auditors of each Company in each case confirming, in accordance with section 394 of the Companies Act 1985, that there are no circumstances connected with their resignation which should be brought to the attention of the members or creditors of that Company and that no fees are due to them;

     (b) written resolutions of the directors of each Company will be passed resolving that:

          (i) such persons as the Purchaser nominates are appointed as additional directors and the secretary of that Company;

          (ii) its registered office is changed to such address as the Purchaser shall nominate;

         (iii) the transfers of shares referred to in paragraphs 2(a) and (b) and 3(b) above (subject only to their being duly stamped) are approved for registration;

          (iv) such firm as the Purchaser shall nominate is appointed as auditors; and

          (v)  (in the case of CCSB only) those
               agreements to which CCSB is a party as set out in clause 12(4)(c) and clause 12(5)(d) be approved and executed;

     (c) there shall be delivered to Cadbury Schweppes a counterpart of each of:

          (i)     the Licensing Agreements;

          (ii)    the Agreement for Lease;

          (iii)  the Water Supply Agreement;

          (iv)   the Maintenance Agreement;

          (v)    the Property Management Agreement;

          (vi)   the Bournville Licence;

          (vii)  the Colwall Licence Letter;

          (viii) the relevant parts of the Termination
                 Agreements;

          (ix)   the Transfers;

          (x)    subject to clause 18(1)(c), the Insurance
                 Services Agreement;

          (xi) the letter regarding the Sodastream premises in the Agreed Form; and

          (xii)  the Tax Deed,

          in each case duly executed by CCSB;

     (d) written resolutions of the members of ABGB and CCSB will be passed which adopt new articles of association in such form as the Purchaser requires;
          and

     (e) the certificate referred to in clause 11(4) shall be delivered to the Purchaser.

(5) Upon completion of all the matters referred to in subclauses (2), (3) and (4) above:

     (a)  the Purchaser shall:

          (i) pay the sum of Pound Sterling 615,958,440 to Coca-Cola UK in respect of the Shares to be sold by it;

          (ii) execute the Note Instrument and issue the Notes (less any amounts to be deducted under clause
               11) to Cadbury Schweppes and, if an election has been made in accordance with clause 3(3), pay the cash amount in respect of which the election has been made, to Cadbury Schweppes;

         (iii) deliver a certified copy of the Note
               Instrument to Cadbury Schweppes; and

          (iv) deliver to each of Cadbury Schweppes and Coca-Cola UK a counterpart of the Tax Deed, duly executed by the Purchaser.

     (b)  Coca-Cola Enterprises shall:

          (i) pay the sum of 51p to Cadbury Schweppes in respect of the Deferred Shares to be sold by it;

          (ii) pay the sum of 49p to Coca-Cola UK in respect of the Deferred Shares to be sold by it;

         (iii) subject to clause 3(3) execute the Note
               Instrument and deliver a certified copy of it to Cadbury Schweppes; and

          (iv) procure the delivery of the UBS Letter of Credit to Cadbury Schweppes;

          (c)  the Purchaser and Coca-Cola Enterprises shall:

          (i) procure the delivery of the Legal Opinion to each of the Sellers;

          (ii) deliver the acknowledgement of the letter referred to in clause 12(2)(a)(xvi) duly executed by the Purchaser and Coca-Cola
               Enterprises to Cadbury Schweppes; and

     (d) a counterpart of the Bottler's Agreement, duly executed by CCSB, shall be delivered to Coca-Cola UK.

(6) If for any reason the respective obligations of the Sellers in subclauses (2) to (4) above or of the Purchaser and/or Coca-Cola Enterprises in subclause (5) above are not fully complied with, the Purchaser (in the case of non-compliance with the Sellers' obligations set out in subclauses (2) to (4)) or either of the Sellers (in the case of non-compliance with the Purchaser's and/or Coca-Cola Enterprises' obligations set out in subclause (5)) may elect by notice in writing delivered to each of the other parties to this agreement (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion, provided that any such new date shall be on or before 1st December, 1996. If one of the Sellers so elects to rescind this agreement, the other Seller shall be deemed to have done the same (but without prejudice to all other rights or remedies available to it). If a party wishes to elect to fix a new date for Completion, each of the parties acting reasonably shall agree on a date with the other parties.

(7) Neither the Purchaser nor Coca-Cola Enterprises shall be obliged to complete the purchase of any of the Shares or the Deferred Shares unless the purchase of all the Shares and all the Deferred Shares is completed simultaneously in accordance with this agreement.

(8) Neither Cadbury Schweppes nor Coca-Cola UK shall be obliged to complete the sale of any of the Shares or the Deferred Shares unless the sale of all the Shares and Deferred Shares is completed simultaneously in accordance with this agreement.

13.  LOAN ACCOUNTS

(1) Cadbury Schweppes shall procure that upon Completion all indebtedness (other than debts resulting from the supply of goods or services in the ordinary course of trading) due from any member of the Cadbury Schweppes' Group to any Company is satisfied in full and Coca-Cola UK shall procure that upon Completion all indebtedness (other than debts resulting from the supply of goods or services in the ordinary course of trading) due from any member of the Coca-Cola Group to any Company is satisfied in full.

(2) The Purchaser shall procure that upon Completion all indebtedness (other than debts resulting from the supply of goods or services in the ordinary course of trading) due from any Company to any member of the Cadbury Schweppes' Group or to any member of the Coca-Cola Group (all material particulars of which are contained in or attached to the Disclosure Letter) and the funding referred to in clause 11(3) is satisfied in full.

(3) Cadbury Schweppes undertakes to the Purchaser that immediately following Completion neither it nor any member of the Cadbury Schweppes' Group will have any claim whatsoever, and none of the Companies will have any liability to any member of the Cadbury Schweppes' Group, in respect of any debt or any obligation of any material nature in respect of an act, event or omission arising before Completion (other than debts resulting from the supply of goods and services in the ordinary course of trading and liabilities arising in the ordinary course of trading). If after Completion any such claim or liability will arise, Cadbury Schweppes waives, and will procure that any such member of the Cadbury Schweppes' Group will waive, all rights against the relevant Company in connection with that claim or liability. Coca-Cola UK undertakes to the Purchaser that immediately following Completion neither it nor any member of the Coca-Cola Group will have any claim whatsoever, and none of the Companies will have any liability to any member of the Coca-Cola Group, in respect of any debt or any obligation of any material nature in respect of an act, event or omission arising before Completion (other than debts resulting from the supply of goods and services in the ordinary course of trading and liabilities arising in the ordinary course of trading). If after Completion any such claim or liability will arise, Coca-Cola waives, and will procure that any such member of the Coca-Cola Group will waive, all rights against the relevant Company in connection with that claim or liability.

(4) The provisions of this clause shall not apply to any amounts due under the Tax Sharing Agreement.

14.  GUARANTEES

(1) Cadbury Schweppes shall use its reasonable endeavours to procure that on Completion each Company is released from all guarantees, indemnities, set-off or other security arrangements or arrangements having similar effect given by it, in respect of the obligations of the Cadbury Schweppes' Group. Cadbury Schweppes shall after Completion indemnify the Purchaser and each Company against all liabilities under those guarantees and indemnities, set-off or other security arrangements or arrangements having similar effect. Coca-Cola UK shall use its reasonable endeavours to procure that on Completion each Company is released from all guarantees, indemnities, set-off or other security arrangements or arrangements having similar effect given by it, in respect of the obligations of the Coca-Cola Group. Coca-Cola UK shall after Completion indemnify the Purchaser, Coca-Cola Enterprises and each Company against all liabilities under those guarantees and indemnities, set-off or other security arrangements or arrangements having similar effect.

(2) The Purchaser and Coca-Cola Enterprises shall use reasonable endeavours (which shall include offering guarantees or set-off or other arrangements on similar terms to replace those provided by a member of the Cadbury Schweppes' Group or the Coca-Cola Group, if any) to procure that as from Completion each member of the Cadbury Schweppes' Group and the Coca-Cola Group is released from all guarantees, indemnities, set-off or other security arrangements or arrangements having similar effect given by it in respect of obligations of any Company and of which copies are annexed to the Disclosure Letter and, pending that release, the Purchaser and Coca-Cola Enterprises shall, after Completion, indemnify the relevant member of the Cadbury Schweppes' Group or the Coca-Cola Group against all liabilities under those guarantees, indemnities, set-off or other security arrangements or arrangements having similar effect and, subject to the Purchaser and Coca-Cola Enterprises continuing to use reasonable endeavours to procure a release, the relevant members of the Cadbury Schweppes' Group or the Coca-Cola Group shall provide all reasonable assistance in relation to any property dealings where such a guarantee has been given including entering into any licences, deeds of variation or rent review memoranda reasonably requested by the Purchaser provided that this does not extend the liability of any of the relevant members of the Cadbury Schweppes' Group or the Coca-Cola Group.

15.  PENSIONS, PROPERTIES AND TAXATION

(1) Cadbury Schweppes and the Purchaser shall observe and perform the provisions of Schedule 6 expressed to be observed and performed by each of them respectively.

(2) Cadbury Schweppes and the Purchaser shall observe and perform the provisions of Part 3 of Schedule 4 expressed to be observed and performed by each of them respectively.

(3) (a) If the Insurance Services Agreement is not entered into at Completion, then, from Completion Cadbury Schweppes shall provide the Purchaser with all reasonable assistance concerning claims handling in respect of the fire which took place at CCSB's premises at Sidcup on 1st July, 1996 as follows:

          (i) liaising with CCSB personnel on gathering all necessary claims data and documentation;

          (ii) keeping the Purchaser reasonably informed of the progress of any claim and taking account of representations made by the Purchaser in dealing with it;

          (iii)     negotiating with the relevant loss
               adjusters in relation to any claims;

          (iv) responding to any reasonable requests for further information in relation to any claim as contained in any written requests from the Purchaser; and

          (v) making arrangements for interim and final settlements direct from the insurers to CCSB.

               All reasonable costs and expenses incurred by Cadbury Schweppes in providing such assistance shall be paid by the Purchaser promptly after demand for them by Cadbury Schweppes.

          (b) Cadbury Schweppes shall, during the period from the date of this agreement to Completion, provide the Purchaser with such information relating to the conduct and progress of the claims referred to in paragraph (a) above as the Purchaser may reasonably request.

(4) Cadbury Schweppes, Coca-Cola UK and the Purchaser shall observe and perform the provisions of Schedule 11 expressed to be observed and performed by each of them respectively.

16.  EMPLOYEES

(1) Cadbury Schweppes shall procure (and Coca-Cola UK shall do nothing to prevent Cadbury Schweppes so procuring) that CCSB makes within 2 Business Days after the date of this agreement an offer in writing to each CS Group Employee to employ such person under a new contract of employment conditional on satisfaction or waiver of the conditions precedent set out in clause 4(1) and to take effect after satisfaction or waiver of those conditions precedent but prior to Completion which offers shall be expressed to be capable of acceptance within 21 days of the date of this agreement only. The offers to be made will be such that none of the terms and conditions of the new contract will differ from the corresponding provision of that person's contract of employment immediately before Completion (other than the name of the employing company and other changes which are consequential only as a result of CCSB ceasing to be a member of the Cadbury Schweppes' Group but no other reason and, in the case of
     D. Jephson, to standardise the terms of his contract of employment with the other CS Group Employees' contracts of employment) and, for the avoidance of doubt, each such person shall be deemed to have such period of continuous employment as would have applied had such person's existing contract of employment not been terminated and a new contract not been entered into. Immediately prior to the transfer of the Shares and Deferred Shares under this agreement (or, if earlier, upon the relevant contract of employment taking effect following acceptance of an offer by CCSB pursuant to this subclause), Cadbury Schweppes shall terminate the employment of the CS Group Employees and, after Completion, the Purchaser and Coca-Cola Enterprises shall indemnify Cadbury Schweppes and each member of the Cadbury Schweppes' Group against all actions, liabilities, claims and proceedings from time to time and all loss or damage and all payments, costs or expenses made or incurred by such persons in connection with the termination of the employment of the CS Group Employees under this clause.

(2) Cadbury Schweppes or a member of the Cadbury Schweppes' Group may within 2 Business Days after the date of this agreement make an offer in writing to such of the CCSB Employees as it may choose to employ such persons under a new contract of employment conditional on, and to take effect on, Completion which offers shall be expressed to be capable of acceptance within 21 days of the date of this agreement only. The offers to be made may be on such terms as Cadbury Schweppes shall in its absolute discretion decide. None of the Purchaser nor Coca-Cola Enterprises nor any subsidiary of Coca-Cola Enterprises shall solicit any CCSB Employee not to accept such an offer. For the avoidance of doubt, any costs of employment or costs arising out of the termination of the employment in respect of any CCSB Employees who do not accept the offer contemplated by this subclause (2) shall be borne by the relevant Company. The Purchaser agrees that the cars used by the CCSB Employees under their respective existing contracts of employment which are set out in Part 1 of Schedule 7 shall be transferred by CCSB to the new employer in the event that the relevant CCSB Employee shall accept such offer of employment.

(3) Cadbury Schweppes and the Purchaser (for itself and on behalf of the Companies) acknowledge that with effect from Completion D.R. Williams, B.E. Smith and H. Blanks (the managing director, finance director and secretary respectively of CCSB) shall resign as directors and the secretary of CCSB and any other Company. Cadbury Schweppes shall indemnify the Companies and keep them harmless from all actions, liabilities, claims and proceedings from time to time and all loss or damage and all payments, costs or expenses made or incurred by the Companies in connection with any claim made by any or all of D. R. Williams, B.E. Smith and H. Blanks in connection with the loss of their respective offices. The Purchaser agrees that the cars used by the persons named in this clause which are set out in Part 2 of Schedule 7, together with the faxes and personal computers listed in
     Part 2 of Schedule 7, shall be transferred by CCSB to a member of the Cadbury Schweppes' Group at Completion.

(4) Cadbury Schweppes shall, within 30 days after the date of this agreement, notify the Purchaser and Coca-Cola UK of the identity and number of the CCSB Employees who shall have accepted the offers referred to in clause 16(2).

17.  PROTECTIVE COVENANT

(1) Each Seller covenants with the Purchaser (for itself and as trustee for each Company) that it shall not for a period of six months from Completion induce or attempt to induce any employee who is at the date hereof an employee of a Company to leave the employment of that Company, other than as contemplated under clause 16 or pursuant to a public advertisement to which any such person responds.

(2) If the restriction set out in subclause (1) above is void but would be valid if some part of the restriction were deleted the restriction shall apply with such modification as may be necessary to make it valid.

(3) The Sellers acknowledge that the above provisions of this clause are no more extensive than is reasonable to protect the Purchaser and Coca-Cola Enterprises as the purchaser of the Shares and the Deferred Shares respectively.

(4) If by virtue of any provision of this agreement or of any other agreement or arrangement of which this agreement forms part, particulars of such agreement or arrangement are required to be furnished to the Director General of Fair Trading under the Restrictive Trade Practices Act 1976, none of the parties to such agreement or arrangement who carry on business within the United Kingdom shall give effect to, or enforce or purport to enforce, the agreement or arrangement in respect of any such provision until the day after particulars of the agreement or arrangement have been furnished to the Director General of Fair Trading under section 24 of that Act.

(5) Coca-Cola Enterprises shall procure that, for so long as any one or more of the Licensing Agreements remains in effect and for so long as Cadbury Schweppes shall in its absolute discretion permit, CCSB shall continue to use the word "Schweppes" as a part of its legal and trading name, subject to such controls on the use of such word as Cadbury Schweppes may reasonably require.

(6) If for any reason the business of CCSB, including the business relating to any Licensing Agreements, is transferred, Coca-Cola Enterprises shall procure that the legal and trading name of the transferee or transferees shall, for so long as Cadbury Schweppes shall, in its absolute discretion permit and for so long as any one or more of the Licensing Agreements remains in effect, include the word "Schweppes", subject to such controls on the use of such word as Cadbury Schweppes may reasonably require.

18.  POST COMPLETION ARRANGEMENTS

(1) (a) It is acknowledged by the Purchaser that Cadbury Schweppes shall, following Completion, terminate the insurance policies held by the Cadbury
          Schweppes' Group for or in respect of the Companies with effect from Completion.

     (b) Cadbury Schweppes shall, within 60 days following the date of Completion adjust the Cadbury Schweppes' Group insurance charges to CCSB for the policy year 1996-1997 to equal the insurers earned premium based on the termination of insurance cover under the insurance policies referred to in paragraph (a) and shall procure the repayment to CCSB of any amounts paid by it which exceed that adjusted amount.

     (c) Cadbury Schweppes agrees that CCSB shall not be required to enter into the Insurance Services Agreement if the Purchaser so notifies Cadbury Schweppes not less than 14 days before Completion. If the Purchaser does so notify, the Purchaser agrees to pay to Cadbury Schweppes Pound Sterling 6,000 at Completion.

(2) The Purchaser agrees that it shall procure that, following Completion, CCSB shall assume liabilities of Schweppes Limited which arose as a result of matters occurring prior to 5th January, 1987 or which may in the future arise as a result of such matters and, in each case, which fall within any of the following categories:

     (a) product liability in respect of products manufactured or distributed by Schweppes Limited;

     (b) liability arising from injuries or accidents suffered by employees of Schweppes Limited in the performance of their duties (including deafness); or

     (c) liabilities of Schweppes Limited under the covenants on the part of the lessee contained in leases of the following properties and any supplemental documents or licences to those leases whether as original tenant or subsequent covenantor which have been assigned or surrendered:

          (i)   Plough Lane, Wimbledon, London;

          (ii)  42 Standard Road, Park Royal, London; and

          (iii) Unit F2 Forstal Industrial Estate,
                Aylesford, Maidstone.

19.  ANNOUNCEMENTS

     No party shall make or permit any person connected with him to make any announcement concerning this sale and purchase or any matter related to the purchase and sale under this agreement before, on or after Completion except as required by law or any competent regulatory body (including any stock exchange and HM Land Registry) or with the written approval of Coca-Cola UK, Cadbury Schweppes and Coca-Cola Enterprises, such approval not to be unreasonably withheld or delayed. Each of the Sellers acknowledges and agrees that Coca-Cola Enterprises will file with the US Securities and Exchange Commission a copy of this agreement (but not the documents in the Agreed Form) after Completion.

20.  NOTICES

(1) Any notice or other document to be served under this agreement shall be delivered by hand or international courier service or by first class recorded delivery post or airmail or facsimile process to the party to be served at his address appearing in subclause (2) or at such other address as he may have notified to the other parties in accordance with this clause.

(2) Any notice or document to be served under this agreement shall be addressed:

     (a)  in the case of Cadbury Schweppes, to the Company
          Secretary, 25 Berkeley Square, London W1X 6HT, fax number 0171 830-5200;

     (b) in the case of Coca-Cola UK, to the Company Secretary, 1 Queen Caroline St., London W6 9HQ, fax number 0181 237 3719 with a copy to The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313, USA (or if by post PO Drawer 1734, Atlanta, Georgia, 30301, USA), for the attention of the Chief Financial Officer and for the attention of General Counsel, fax number 001 404 676 8683;

     (c) in the case of Coca-Cola, to the Chief Financial Officer, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313, USA, (or if by post PO Drawer 1734, Atlanta, Georgia, 30301, USA), fax number 001 404 676 8683 with a copy to the General Counsel at the same address; and

     (d) in the case of the Purchaser or Coca-Cola Enterprises, to Lowry F. Kline, Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Atlanta, Georgia, 30339, USA, fax number 001 770 989 3984
          (or, if by post, PO Box 723040, Atlanta, Georgia, 31139-0040, USA), with a copy to E. Liston Bishop III, Miller & Martin, 1000 Volunteer Building, Chattanooga, Tennessee, 37402-2289, fax number
          001 423 785 8480.

(3) In proving service of a notice by fax, it shall be necessary to provide evidence that the addressee of the fax has received the fax.

(4) The failure to provide any party stated in subclause (2) above with a copy of any notice or document to which they are entitled in accordance with the provisions of this clause shall not invalidate the service of such document or notice on the primary addressee.

21.  RESOLUTIONS AND WAIVERS

(1) In relation to each Company the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, its articles of association or any agreement or obligations affecting it to give effect to the sale of the Shares and the Deferred Shares under this agreement.

(2) Each Seller waives (and shall procure the waiver by his nominee(s) of) all rights of pre-emption which he (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Purchaser and Coca-Cola Enterprises of the Shares and the Deferred Shares or any of them.

(3) Each of Coca-Cola Enterprises and the Purchaser undertakes to procure that the Sellers shall cease to be the registered holders of any of the Shares and Deferred Shares as soon as reasonably practicable following Completion. For so long after Completion as it remains the registered holder of any of the Shares, each Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Shares and any distributions, property and rights deriving from them as the Purchaser directs and, in particular, each Seller shall exercise all voting rights as the Purchaser directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

22.  GENERAL

(1) Any provision of this agreement and any other documents referred to in it which is capable of being performed but which has not been fully performed at or before Completion will continue in force after Completion and will not be affected by any notice given under clause 4 or the waiver of any of the conditions specified in that clause.

(2) Unless otherwise expressly stated all payments to be made under this agreement shall be made in sterling to the party to be paid as follows:

     (a) to Coca-Cola UK in immediately available funds to the account of Coca-Cola UK at:

          bank:            Citibank International Plc
                           P.O. Box 200
                           Cotton Centre
                           Hays Lane
                           London SE1 2QT

          sort code:       18-50-08
          account number:  8003572
          SWIFT ID         CITI GB 2L

          or such other account as Coca-Cola UK may specify;

     (b) to Cadbury Schweppes by CHAPS payment to the account of Cadbury Schweppes Finance Limited at:

          bank:           Lloyds Bank plc, City Office,
                          72 Lombard Street, London EC3P 3BT
          sort code:      30-00-02
          account number: 00885555

          or such other account as Cadbury Schweppes may specify; and

     (c) to the Purchaser in immediately available funds to the account of the Purchaser at:

          bank:      Citibank International Plc
                     P.O. Box 200
                     Cotton Centre
                     Hays Lane
                     London SE1 2QT

                     For the attention of Richard Holmen

          sort code:            18-50-08
          account number:       8201889

     or such other account as the Purchaser may specify.

(3) The receipt of Cadbury Schweppes' Solicitors for any sum or document (excluding notices under clause 20) to be paid or delivered to Cadbury Schweppes will discharge the Purchaser's obligation to pay or deliver it to Cadbury Schweppes. The receipt of Coca-Cola's Solicitors for any sum or document (excluding notices under clause 20) to be paid or delivered to Coca-Cola UK or Coca-Cola will discharge the Purchaser's obligation to pay or deliver it to Coca-Cola UK or Coca-Cola (as the case may be). The receipt of the Purchaser's Solicitors for any sum or document (excluding notices under clause 20) to be paid or delivered to the Purchaser or Coca-Cola Enterprises will discharge the obligation of Cadbury Schweppes or Coca-Cola or Coca-Cola UK to pay or deliver to it to Coca-Cola Enterprises or the Purchaser (as the case may be).

(4) None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties, except that:

     (a) the Purchaser shall be entitled upon giving written notice to the Sellers to transfer or assign its rights under this agreement to any company which is a wholly owned subsidiary of Coca-Cola Enterprises without such consent and Coca-Cola Enterprises shall procure that if the Purchaser or any such transferee or assignee is to cease to be a wholly owned subsidiary of Coca-Cola Enterprises, it shall, prior to such cessation, transfer or assign its rights under this agreement to Coca-Cola Enterprises or to a company which is a wholly-owned subsidiary of Coca-Cola Enterprises;

     (b) Cadbury Schweppes shall be entitled upon giving written notice to the Purchaser and the other Seller to transfer or assign its rights under this agreement to any company which is a wholly owned subsidiary of Cadbury Schweppes without such consent and Cadbury Schweppes shall procure that if any such transferee or assignee is to cease to be a wholly owned subsidiary of Cadbury Schweppes, it shall, prior to such cessation, transfer or assign its rights under this agreement to Cadbury Schweppes or to a company which is a wholly-owned subsidiary of Cadbury Schweppes; notwithstanding any such assignment or transfer, Cadbury Schweppes shall remain liable in respect of its obligations under this agreement; and

     (c) Coca-Cola UK shall be entitled upon giving written notice to the Purchaser and the other Seller to transfer or assign its rights under this agreement to any company which is a wholly owned subsidiary of Coca-Cola without such consent and Coca-Cola shall procure that if any such transferee or assignee is to cease to be a wholly owned subsidiary of Coca-Cola, it shall, prior to such cessation, transfer or assign its rights under this agreement to Coca-Cola or to a company which is a wholly-owned subsidiary of Coca-Cola.

(5) The obligations of the Sellers under this agreement and the Tax Deed shall be several and not joint obligations. In the event of any conflict or inconsistency between this subclause and any other provision of this agreement or the Tax Deed, this subclause shall prevail.

(6) The Purchaser may not release or compromise in whole or in part the liability of:

     (a) Coca-Cola UK or Coca-Cola under this agreement or grant any time or other indulgence without releasing or compromising the liability of Cadbury Schweppes in respect of the same matter to the same extent or granting time or other indulgence to Cadbury Schweppes to the same extent; and

     (b) Cadbury Schweppes under this agreement or grant any time or other indulgence without releasing or compromising the liability of Coca-Cola or Coca-Cola

          UK in respect of the same matter to the same extent or granting time or other indulgence to Coca-Cola or Coca-Cola UK to the same extent.

(7) The Purchaser and Coca-Cola Enterprises undertake to make all payments under the Notes without any set-off, restriction, counter-claim or condition whatever.

(8)  Time is of the essence in relation to this agreement.

(9) Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

(10) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

23.  WHOLE AGREEMENT

(1) This agreement and the documents listed in Schedule 10 contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

(2) Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, undertaking, collateral contract or other assurance (except those set out in this agreement or in any of the documents listed in Schedule
     10) made by or on behalf of any other party before the signature of this agreement. Each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this subclause shall limit or exclude any liability for fraud.

24.  COCA-COLA GUARANTEE

(1) Coca-Cola as primary obligor unconditionally and irrevocably:

     (a) guarantees by way of continuing guarantee to the Purchaser the payment when due of all amounts payable by Coca-Cola UK to any Guaranteed Company under or pursuant to this agreement or the Tax Deed or both;

     (b) undertakes to ensure that Coca-Cola UK will perform when due all its obligations under or pursuant to this agreement or the Tax Deed or both; and

     (c) agrees that if and each time that Coca-Cola UK fails to make any payment to a Guaranteed Company when it is due under or pursuant to this agreement or the Tax Deed or both, Coca-Cola shall on demand (without requiring any Guaranteed Company first to take steps against Coca-Cola UK or any other person) pay that amount to the relevant Guaranteed Company (and the certificate of that Guaranteed Company shall in the absence of manifest error be conclusive evidence of Coca-Cola UK's failure to make the payment).

(2) Each payment to be made by Coca-Cola under this clause shall be made in the currency in which the relevant amount is payable by Coca-Cola UK, without any set-off.

(3) Coca-Cola's obligations under this clause are for the benefit of the Purchaser itself and as trustee for each other Guaranteed Company and each other Guaranteed Company shall be entitled to enforce this clause directly against Coca-Cola as if it were named as a party to this agreement.

(4) Coca-Cola's obligations under this clause shall not be affected by any fact, matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

     (a) any time indulgence, waiver or release granted to, or composition with, Coca-Cola UK or any other person;

     (b) the taking, variation, renewal or release of, or neglect to perfect or enforce this agreement, the Tax Deed or any right, guarantee, remedy or security from or against Coca-Cola UK or any other person; or

     (c) any unenforceability or invalidity of any obligation of Coca-Cola UK, so that this clause shall be construed as if there were no such unenforceability or invalidity.

(5) The relevant Guaranteed Company may appropriate any sum paid by Coca-Cola UK or Coca-Cola or any other person or recovered or received on account of the obligations the subject of this clause as that Guaranteed Company sees fit, whether or not towards those obligations.

(6) Until all amounts which may be or become payable under this agreement or the Tax Deed have been irrevocably paid in full, Coca-Cola shall not as a result of this clause or any payment or performance under this clause be subrogated to any right or security of any Guaranteed Company or claim or prove in competition with any

     Guaranteed Company against Coca-Cola UK or any other person or claim any right of contribution, set-off or indemnity.

(7) Coca-Cola will not hold any security from Coca-Cola UK in respect of this clause and any such security which is held in breach of this provision will be held by Coca-Cola in trust for each Guaranteed Company.

(8) In this clause "Guaranteed Companies" means the Purchaser and the Companies and "Guaranteed Company" means any of them.

25.  PURCHASER'S GUARANTEE

(1) Coca-Cola Enterprises as primary obligor unconditionally and irrevocably:

     (a) guarantees by way of continuing guarantee to each Seller the payment when due of all amounts payable by the Purchaser to that Seller under or pursuant to this agreement or the Tax Deed or both;

     (b) undertakes to ensure that the Purchaser will perform when due all its obligations under or pursuant to this agreement or the Tax Deed or both; and

     (c) agrees that if and each time that the Purchaser fails to make any payment when it is due under or pursuant to this agreement or the Tax Deed or both, Coca-Cola Enterprises shall on demand (without requiring either Seller first to take steps against the Purchaser or any other person) pay that amount to the relevant Seller (and the certificate of that Seller shall in the absence of manifest error be conclusive evidence of the Purchaser's failure to make the payment).

(2) Each payment to be made by Coca-Cola Enterprises under this clause shall be made in the currency in which the relevant amount is payable by the Purchaser, without any set-off.

(3) Coca-Cola Enterprises' obligations under this clause shall not be affected by any fact, matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

     (a) any time, indulgence, waiver or release granted to, or composition with, the Purchaser or any other person;

     (b) the taking, variation, renewal or release of, or neglect to perfect or enforce this agreement, the Tax Deed or any right, guarantee, remedy or security from or against the Purchaser or any other person; or

     (c) any unenforceability or invalidity of any obligation of the Purchaser, so that this clause shall be construed as if there were no such unenforceability or invalidity.

(4) The relevant Seller may appropriate any sum paid by the Purchaser or Coca-Cola Enterprises or any other person or recovered or received on account of the obligations the subject of this clause as it sees fit, whether or not towards those obligations.

(5) Until all amounts which may be or become payable under this agreement or the Tax Deed have been irrevocably paid in full, Coca-Cola Enterprises shall not as a result of this clause or any payment or performance under this clause be subrogated to any right or security of either Seller or claim or prove in competition with either Seller against the Purchaser or any other person or claim any right of contribution, set-off or indemnity.

(6) Coca-Cola Enterprises will not hold any security from the Purchaser in respect of this clause and any such security which is held in breach of this provision will be held by Coca-Cola Enterprises in trust for each Seller.

26.  GOVERNING LAW

(1) This agreement is governed by and shall be construed in accordance with English law.

(2) The parties submit to the exclusive jurisdiction of the English courts for all purposes in relation to this agreement and Coca-Cola Enterprises irrevocably appoints the Purchaser to be its agent for service of process and Coca-Cola irrevocably appoints Coca-Cola UK to be its agent for service of process.

AS WITNESS the hands of the duly authorised representatives of the Sellers, the Purchaser, Coca-Cola and Coca-Cola
Enterprises on the date which appears first on page 1.

                          SCHEDULE 1

                    SELLERS' SHAREHOLDINGS

        (A)               (B)                (C)              (D)

 Name and address     Ordinary Shares   Preference Shares  Deferred Shares
    of Sellers

Cadbury Schweppes plc    104,082             900,000           104,082
25 Berkeley Square
London W1X 6HT

Coca-Cola Holdings       100,000                               100,000
(United Kingdom)
Limited
1 Queen Caroline Street
London W6 9HQ

                          SCHEDULE 2

                  PARTICULARS OF THE COMPANY


Registered number:       1994995


Registered office:       25 Berkeley Square
London W1X 6HT


Date and place of        4th March, 1986
incorporation:           England


Directors:               <> M A C Clark
                         * L E Disley
                         * C M Halle
                         * E N Isdell
                         <> D J Kappler
                         * D M Rapp
                         <> J F Brock
                         <> D G Wellings
                         <> D R Williams


Secretary:               <> H Blanks



Accounting reference
date:                    31st December


Auditors:                Arthur Andersen
                         1 Surrey Street
                         London WC2R 2PS

                          SCHEDULE 3

                PARTICULARS OF THE SUBSIDIARIES


A.  Coca-Cola & Schweppes Beverages Limited

Registered number:  27173

Registered office:  Charter Place
                    Vine Street
                    Uxbridge
                    Middlesex UB8 1EZ

Date and place of   24th July, 1888
incorporation:      England


Directors:          R Cameron      <> B E Smith
                    J E Couton        J C Turner
                    K W Dennis        K J White
                    D Jephson      <> D R Williams
                                   <> H Blanks


Secretary:          <> H Blanks


Accounting reference
date:               31st December


Auditors:           Arthur Andersen
                    1 Surrey Street
                    London WC2R 2PS


Authorised and issued
capital:            Pound Sterling 202,000
                    divided into 200,000 ordinary shares of 1p each and 200,000 deferred ordinary shares of Pound Sterling 1 each.


Shareholders:       The Company:   199,999 deferred shares
                                   199,999 ordinary shares

                    D R Williams and
                    the Company:        1 deferred share
                                        1 ordinary share

B.  Frontier Refreshment Services Limited



Registered number:      2375547


Date and place of       25th April, 1989
incorporation:          England


Registered office:      Charter Place
                        Vine Street
                        Uxbridge
                        UB8 1EZ


Directors:              <> B.E. Smith
                        <> D.R. Williams


Secretary:              <> H. Blanks


Accounting reference
date:                   31st December


Auditors:               None appointed


Authorised capital:     100,000 ordinary shares of Pound Sterling 1 each


Issued capital:         2 ordinary shares of Pound Sterling 1 each


Shareholders:           CCSB:           1 ordinary share
                        D.R. Williams:  1 ordinary share

C.  Vendleader Limited



Registered number:         2445163


Date and place of          21st November, 1989
incorporation:             England


Registered office:         Charter Place
                           Vine Street
                           Uxbridge
                           UB8 1EZ

Directors:                 <> B.E. Smith
                           <> D.R. Williams


Secretary:                 <> H. Blanks


Accounting reference date: 31st December


Auditors:                  None appointed


Authorised capital:        1,000 ordinary shares of
                           Pound Sterling 1 each


Issued capital:            1,000 ordinary shares of
                           Pound Sterling 1 each


Shareholders:              CCSB:         999 ordinary shares
                           D.R. Williams:  1 ordinary share

                              SCHEDULE 4

                                Part 1

                              PROPERTIES


   A.   Freehold

   1.   Description:       Factory premises at Bierton Road,
                           Aylesbury comprised in a conveyance
                           dated 18th February, 1955 made
                           between H.A.N. Tebbs and J.R.G.
                           Clover (1) and William Moorhouse &
                           Sons Limited (2)
   Legal owner:            Cadbury Schweppes
   Beneficial owner:       CCSB
   Present use:            Factory (closed)

   2.   Description:       All the freehold property known as
                           4, Whitworth Road, Southwest
                           Industrial Estate, Peterlee of which
                           the legal owner noted below is the
                           registered proprietor at HM Land
                           Registry with title absolute under
                           title number DU114777
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Present use:            Depot

M  3.   Description:       All the freehold property known as
                           the distribution depot, Brancroft
                           Way, Brimsdown, Enfield, Greater
                           London of which the legal owner
                           noted below is the registered
                           proprietor at HM Land Registry  with
                           title absolute under title number
                           EGL205683
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Present use:            Distribution depot and warehouse

M  4.   (i) Description:   All that freehold property known as
                           land at Colwall more particularly
                           described in a conveyance dated 28th
                           July, 1897 between J Schweppes and
                           Company Limited (1) and Charles
                           Durrant Kemp Welch, Ernest Terah
                           Hooley (2) and Schweppes Limited (3)
                           excluding the land transferred by
                           and described in a conveyance dated
                           30th June, 1967 and made between
                           Schweppes Limited (1) and H.M.

                           Postmaster General (2) a memorandum
                           of which is endorsed on the
                           conveyance dated 28th July, 1897.
   Legal owner:            Cadbury Schweppes
   Beneficial owner:       CCSB
   Present use:            Factory

   (ii) Description:       The pipeline and spring head at
                           Colwall, Hereford & Worcester which
                           supplies mineral water to the
                           property described in (i) above and
                           is more particularly described in a
                           licence dated 5th January, 1987 made
                           between Cadbury Schweppes (1) and
                           CCSB (2)
   Legal owner:            CCSB (as licensee only)
   Beneficial owner:       CCSB (as licensee only)
   Present use:            For supplying mineral water to the
                           property described in (i) above.

M  5.   Description:       Part of the Apex Works, Angel Road
                           and land at Nobel Road, Eley Estate,
                           Edmonton, London Borough of Enfield
                           registered under title numbers
                           MX259810, MX264648 and EGL311725
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Present use:            Factory, car park, stacking ground
                           and warehouse

M  6.   Description:       All that freehold property known as
                           1, Northfield Drive, Tongwell,
                           Milton Keynes Buckinghamshire and
                           registered at H.M. Land Registry
                           under title number BM143124
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Present use:            Factory

M  7.   Description:       1) All that freehold property known
                              as (land lying to the south of
                              Gowerton Road, Brackmills,
                              Northampton, Northamptonshire of
                              which the legal owner noted
                              below is the proprietor
                              registered at HM Land Registry
                              under title number NN145525 with
                              title absolute

                           (2)All that freehold property known
                              as land lying to the south of
                              Gowerton Road, Brackmills,
                              Northampton, Northamptonshire of
                              which the legal owner noted
                              below is the proprietor
                              registered at HM Land Registry
                              under title number NN144328 with
                              title absolute

   Legal owner:            CCSB

   Beneficial owner:       CCSB

   Present use:            Distribution centre and agricultural
                           land

   8.   Description:       Freehold land and buildings on the
                           south west side of Liliput Road,
                           Brackmills, Northampton  of which
                           the legal owner mentioned below is
                           registered as the owner at HM Land
                           Registry with title absolute under
                           title number NN113619

   Legal owner:            CCSB

   Beneficial owner:       CCSB

   Present use:            Warehouse - let to Contract Papers
                           (Holdings) Limited for a term of 2
                           years from 22nd July, 1994 at a rent
                           of Pound Sterling 80,000 and then
                           for a further year by virtue of a
                           lease dated 6th April, 1996 at a
                           rent of Pound Sterling 85,000 from
                           22nd July, 1996

M  9. (i)Description:      All that freehold property known as
                           land on the south-east side of Cray
                           Road, Foots Cray, Sidcup, Kent of
                           which the legal owner mentioned
                           below is registered as the owner at
                           HM Land Registry with title absolute
                           under title number K129973

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

M  (ii) Description:       All the freehold land known as
                           Sportsfield and Car Park, Jubilee
                           Road, Foots Cray, Sidcup, Kent of
                           which the legal owner noted below is
                           registered as the proprietor at HM
                           Land Registry with title absolute
                           under title number SGL54096

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

   (iii) Description:      All that freehold property known as
                           land and buildings on the south-east
                           side of Cray Road, Foots Cray,
                           Sidcup, Kent of which the legal
                           owner noted below is the proprietor
                           registered at HM Land Registry with
                           title absolute under title number
                           SGL8889

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

   (iv)  Description:      All that freehold land lying to the
                           east of Cray Road, Foots Cray,
                           Sidcup, Kent of which the legal
                           owner noted below is the proprietor
                           registered at HM Land Registry under
                           title number K154959

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

   (v)  Description:       All that freehold property known as
                           Zodiac Works, Foots Cray, Sidcup,
                           Kent of which the legal owner noted
                           below is the proprietor registered
                           at HM Land Registry with title
                           absolute under title no. SGL48107

   Legal owner:            CCSB

   Beneficial owner:       CCSB

   Present use:            Warehouse/factory

   (vi)  Description:      All that freehold property known as
                           land on the south-east side of Cray
                           Road, Sidcup, Kent of which the
                           legal owner noted below is
                           registered as the proprietor at HM
                           Land Registry with possessory title
                           under title number SGL512047

   Legal owner:            CCSB

   Beneficial owner        CCSB

   Present use:            Factory and depot

   (vii)  Description:     All that freehold property known as
                           land and buildings on the north side
                           of Sidcup by-pass road, Sidcup, Kent
                           of which the legal owner noted below
                           is the proprietor registered at HM
                           Land Registry with title absolute
                           under title number SGL28173

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

   (viii) Description:     All that freehold property known as
                           land on the south-east side of Cray
                           Road, Sidcup, Kent of which the
                           legal owner noted below is the
                           proprietor registered at HM Land
                           Registry with possessory title under
                           title number SGL415787

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

   (ix) Description:       All that land described in (a) a
                           Conveyance dated 21st March, 1956
                           between M.C. Burgen and W. Pearce
                           (1) and Schweppes Limited (2) (but
                           excluding the property described in
                           a conveyance dated 12th October,
                           1972 a memorandum of which is
                           endorsed on the conveyance) and (b)
                           the land coloured pink on the plan
                           attached to a Deed of Exchange dated
                           27th March, 1957 between Lanes
                           Limited (1) and Schweppes Limited
                           (2)

   Legal owner:            Cadbury Schweppes

   Beneficial owner:       CCSB

   Present use:            Factory and depot

M  10.  Description:       (1)  9.553 acres at Milton Road,
                                College Milton, East Kilbride
                                described in Feu Contract
                                between East Kilbride
                                Development Corporation and
                                Cadbury Schweppes recorded in
                                the Division of the General
                                Register of Sasines applicable
                                to the County of Lanark on
                                15th June, 1982.

                           (2)  Subjects to north of
                                Queensway, East Kilbride
                                registered in the Land
                                Register for Scotland under
                                title number LAN 21485.

                           (3)  1.926 hectares at Glenburn
                                Way, East Kilbride registered
                                in the Land Register for
                                Scotland under title number
                                LAN 113332.

                           (4)  (i) Woodland strip, (ii)
                                triangular area of land and
                                (iii) superiority interests of
                                subjects (1) and (2) all
                                registered in the Land
                                Register for Scotland under
                                title number LAN 113572.

   Legal owner:            (1)  Cadbury Schweppes

                           (2)  Cadbury Schweppes

                           (3)  CCSB

                           (4)  CCSB

   Beneficial owner:       CCSB

   Present use:            Factory

M  11.  Description:       Firstly, all that freehold property
                           known as land lying to the north of
                           Grand Stand Road and fronting to
                           Lingwell Gate Lane, Lawns Lane and
                           the Estate Road, Carr Gate,
                           Wakefield of which the legal owner
                           noted below is registered at HM Land
                           Registry under title number
                           WYK421152 with title absolute and
                           secondly all that freehold property
                           known as land lying to the north of

                           Grand Stand Road, Carr Gate,
                           Wakefield of which the legal owner
                           noted below is the registered
                           proprietor registered at HM Land
                           Registry with possessory title under
                           title number WYK435648.

   Legal owner:            CCSB

   Beneficial owner:       CCSB

   Present use:            Factory


   B.   Leasehold (VACANT)

   12.  Description:       All that land known as Heathfield
                           depot, 9, Battle Road, Heathfield,
                           Bovey Tracey, Newton Abbott more
                           particularly described in the lease
                           brief details of which appear below.

   Date of and parties     9th July, 1981 between Ushers
   to lease:               Brewery Limited and Cantrell &
                           Cochrane (Southern) Limited
                           (assigned to CC Soft Drinks Limited
                           by an Assignment dated 23rd October,
                           1986).

   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Term:                   25 years expiring on 5th June, 2005
   Present rent:           Pound Sterling 65,000 per annum
   Next rent review:       6th June, 1995
   Present use:            Vacant depot

   13.   Description:      All that land known as Unit 11,
                           Liberty Park, Bristol more
                           particularly described in the lease
                           brief details of which appear below.
   Date of and parties     31st January, 1985 between M.P.Kent
   to lease:               (Property Developments) Limited (1)
                           Home Appliance Distributors Limited
                           (2) Toshiba (UK) Limited (3).
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Term:                   25 years expiring on 24th December,
                           2009
   Present rent:           Pound Sterling 39,500 per annum
   Next rent review:       24th December, 1999
   Present use:            Vacant depot

   14.   Description:      All that land known as Unit 45,
                           Melford Court, Hardwick Grange,

                           Warrington more particularly
                           described in the lease brief details
                           of which appear below registered
                           under title number CH173588.
   Date of and parties     14th November, 1980 between
   to lease:               Warrington Development Corporation
                           (1) and Schweppes Limited (2)
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Term:                   25 years expiring on 14th
                           September, 2005
   Present rent:           Pound Sterling 13,000 per annum
   Next rent review:       15th September, 2000
   Present use:            Vacant depot

   Leasehold continued - Self Occupied

M  15.  Description:       All that land known as Unit 5,
                           Industrial Centre, Longwell Green,
                           Kingswood, Bristol registered with
                           title absolute under title number
                           AV60042

   Date of and parties     18th March, 1981 between
   to lease:               Universities Superannuation Scheme
                           Ltd (1) and Coca-Cola Southern
                           Bottlers Ltd (2)
   Legal owner:            CCSB
   Beneficial owner:       CCSB
   Term:                   25 years expiring 23rd June, 2005
   Present rent:           Pound Sterling 170,000 per annum
   Next rent review:       24th June, 2000 - nil increase
                           24/6/95
   Present use:            Distribution depot/warehouse

M  16.   Description:         All that land known as Block A,
                              Nobel Road, Edmonton more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     15th February, 1996 between
   lease:                     Credit Suisse Fides Trust
                              Limited, Max Ruegg and Thi Tuyet
                              Lan Do (1) and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      3 years expiring 11th January,
                              1999 - break option
                              12th January, 1998
   Present rent:              Pound Sterling 109,760 - if
                              lease continues for full 3 years
                              no rent shall be payable for the
                              last 3 months of the term
   Next rent review:          None
   Present use:               Warehouse

M  17.   Description:         All that land known as Block B,
                              Nobel Road, Edmonton more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     15th February, 1996 between
   lease:                     Henard (Edmonton) Limited (1)
                              and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      3 years expiring 11th January,
                              1999 - break option 12th
                              January, 1998
   Present rent:              Pound Sterling 215,636 per
                              annum - If lease continues for
                              full 3 years no rent shall be
                              payable for the last 3 months
                              of the term
   Next rent review:          None
   Present use:               Warehouse

   18.  Description:          Unit A5, Thorpe Industrial
                              Estate, Crabtree Road, Thorpe,
                              Egham, Surrey
   Date of and parties to     20th March, 1989 between D.J.
   lease:                     Construction Services Limited
                              (1) and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      10 years expiring on 31st
                              December, 1998
   Present rent:              Pound Sterling 29,500 per annum
   Next rent review:          1st January, 1998

   Present use:               Depot - used for storage of
                              special events/promotional
                              equipment

   19.  Description:          All that land known as Unit 35,
                              Oakhill Trading Estate,
                              Worsley, Greater Manchester
                              more particularly described in
                              the lease brief details of
                              which appear below as
                              registered at HM Land Registry
                              under title number GM214391.
   Date of and parties to     13th June, 1980 between Midland
   lease:                     Bank Trust Company Limited (1)
                              and Canvermoor Limited (2)
   Legal owner:               CCSB by a transfer dated 17th
                              June, 1988
   Beneficial owner:          CCSB
   Term:                      25 years expiring on 24th
                              March, 2005
   Present rent:              Pound Sterling 18,600 per annum
   Next rent review:          25th March, 2000
   Present use:               Depot

M  20.  Description:          All that land known as Unit 3,
                              Delaware Drive, Tongwell
                              Employment Area, Milton Keynes
                              more particularly described in
                              the lease brief details of
                              which appear below.
   Date of and parties to     Sub-underlease dated 6th
   lease:                     August, 1992 between Facit
                              Limited (1) and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25th March, 1992 until 2nd
                              January, 1997
   Present rent:              Pound Sterling 101,100 per
                              annum
   Next rent review:          No further reviews.  However,
                              no evidence of review having
                              taken place on 15th August,
                              1994 - but presumed nil
                              increase.
   Present use:               Depot/equipment workshop

M  21.  Description:          All that land known as 7,
                              Delaware Drive, Tongwell
                              Employment Area, Milton Keynes
                              more particularly described in
                              the lease brief details of
                              which appear below.
   Date of and parties to     10th July, 1986 between Milton
   lease:                     Keynes Development Corporation

                              (1) and Dafoe and Dafoe Limited
                              (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      15 years expiring 24th
                              December, 1998
   Present rent:              Pound Sterling 204,350 (No
                              memorandum of rent reviews in
                              title deeds where initial rent
                              is Pound Sterling 102,175)
   Next Rent Review:          No further review.  However,
                              1994 rent review, no notice
                              served.
   Present use:               Depot/workshop

   Note: There is a licence for Unit 5 Delaware Drive contained in a letter dated 4.3.1996 from Masons pending grant of an underlease for 1 year (expiring
        25.3.1997) at rent of Pound Sterling 103,900 p.a.

    22.  Description:         The Ground floor office suite
                              (part only), Minerva House,
                              Spaniel Row, Nottingham more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     12th October, 1989 between
   lease:                     Thames Heath Properties Limited
                              (1) and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      12 years expiring 31st May,
                              2001
   Present rent:              Pound Sterling 8,000 per annum
   Present use:               Offices

   23.  Description:          The Ground floor office suite
                              (part only), Minerva House,
                              Spaniel Row, Nottingham more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     24th July, 1989 between Thames
   lease:                     Heath Properties Limited (1)
                              and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      12 years expiring 31st May,
                              2001
   Present rent:              Pound Sterling 66,400
   Next rent review:          1st June, 1997
   Present use:               Offices

   24.  Description:          Offices on 1st Floor, Morley

                              Way, Peterborough more
                              particularly described in a
                              licence, brief details of which
                              appear below.
   Date of and parties to     Licence - terms recorded in a
   lease:                     letter dated 24th September,
                              1991
   Legal owner:               Licensee - CCSB
   Beneficial owner:          CCSB
   Term:                      Licence terminated by either
                              party giving one year's prior
                              written notice
   Present rent:              Pound Sterling 88,308 per
                              annum
   Next rent review:          29th September, 2000
   Present use:               Offices

M  25.  Description:          All that land known as 29/33
                              Powerscroft Road, Sidcup, Kent
                              more particularly described in
                              a lease brief details of which
                              appear below.
   Date of and parties to     Underlease dated 7th December,
   lease:                     1995, between Richardsons
                              Westgarth plc (1) and CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      5 years expiring 7th December,
                              2000 - break option on 24th
                              June, 1998
   Present rent:              Pound Sterling 100,000 per
                              annum
   Next rent review:          24th June, 1998
   Present use:               Depot/warehouse

M  26. (i)   Description:     All that land known as Second
                              Floor, One Charter Place,
                              Uxbridge more particularly
                              described in a lease brief
                              details of which appear below.

   Date of and parties to     8th March, 1988 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25 years expiring 24th December
                              2012
   Present rent:              Pound Sterling 736,000 per
                              annum
   Next rent review:          25th December, 1998
   Present use:               Offices

   (ii) Description:          All that land known as Third
                              Floor, One Charter Place,
                              Uxbridge more particularly
                              described in the lease brief
                              details of which appear below.
   Date of and parties to     8th March, 1988 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2).
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25 years expiring 24th December, 2012
   Present rent:              Pound Sterling 600,000 per annum
   Next rent review:          25th December, 1997
   Present use:               Offices

   (iii) Description:         All that land known as Fourth
                              Floor, One Charter Place,
                              Uxbridge more particularly
                              described in the lease brief
                              details of which appear below.
   Date of and parties to     8th March, 1988 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2).
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25 years expiring 24th December, 2012
   Present rent:              Pound Sterling 600,000 per annum
   Next rent review:          25th December, 1996
   Present use:               Offices

   (iv) Description:          Storage area at 1, Charter
                              Place, Uxbridge more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     19th April, 1989 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25 years expiring 24th
                              December, 2012
   Present rent:              A peppercorn payable on 25th
                              December in each year (if
                              demanded) and a proportion of
                              the insurance paid yearly by
                              the Landlord (the Insurance
                              Rent)

   Next rent review:          None
   Present use:               Storage

   (v)  Description:          11 car parking spaces, Civic
                              Centre, Uxbridge more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     27th July, 1993 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      27th July, 1993 to 23rd December, 2012
   Present rent:              Pound Sterling 2,530 per annum
   Next rent review:          7th March, 1998
   Present use:               Car parking for private motor
                              cars

   (vi) Description:          45 car parking spaces, Civic
                              Centre, Uxbridge more
                              particularly described in the
                              lease brief details of which
                              appear below.
   Date of and parties to     4th June, 1990 between Sun
   lease:                     Alliance and London Assurance
                              Company Limited (1) and CCSB
                              (2).
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      7th March, 1988 to 23rd December, 2012
   Present rent:              Pound Sterling 10,350 per annum
   Next rent review:          7th March, 1993 and every 5
                              years thereafter.  No rent
                              reviews have taken place
   Present use:               Car parking for private motor cars

   (vii)  Description:        All that land known as the
                              Staff shop at Uxbridge, Unit 1
                              on Level 5, One Charter Place,
                              Uxbridge more particularly
                              described in the lease, brief
                              details of which appear below.
   Date of and parties to     Lease dated 30th April 1993
   lease:                     between Sun Alliance and London
                              Assurance Company Ltd (1) and
                              CCSB (2)
   Legal owner:               CCSB
   Beneficial owner:          CCSB

   Term:                      24th March, 1998 with a
                              tenant's right to break by
                              2 month's notice expiring on 29th
                              January, 1996
   Present rent:              Pound Sterling 22,000 per annum
   Next rent review:          None
   Present use:               Retail shop for sales to
                              employees and contractors of
                              CCSB only of products
                              manufactured by the Cadbury
                              Schweppes' Group and the
                              Coca-Cola Group.

   27.  Description:          All that land known as Unit 44,
                              Melford Court, Hardwick Grange,
                              Warrington more particularly
                              descried in the lease, brief
                              details of which appear below
                              and registered at HM Land
                              Registry under title number
                              CH192094
   Date of and parties to     14th May, 1982 between Wyndham
   lease:                     Instruments Limited (1) Compair
                              Construction and Mining Ltd.
                              (2) and Compair Limited (3)
                              (assigned to CCSB by an
                              assignment 6th July, 1987)
   Legal owner:               CCSB
   Beneficial owner:          CCSB
   Term:                      25 years expiring on 24th December, 2006
   Present rent:              Pound Sterling 13,750 per annum
   Next rent review:          25th December, 1996
   Present use:               Depot/workshop

M  28.  Description           (1)  Depot at Peel Park Place,
                                   College Milton, East Kilbride.
                              (2)  Offices at 2 Peel Park
                                   Place, College Milton, East Kilbride.
   Date of and parties to     (1)  Sub-lease between Arbuckle
   lease:                          Smith & Company Limited and
                                   CCSB - to be executed.
                              (2)  Lease between KCI
                                   Carruthers Limited and CCSB
                                   - to be executed.

   Legal owner:               (1)  CCSB
                              (2)  CCSB

   Beneficial owner:          CCSB
   Term:                      (1)  1/4/96 to 31/3/98 with a
                                   tenant's option to break at
                                   or after 30/9/97
                              (2)  1/4/96 to 31/3/98 with a
                                   tenant's option to break at
                                   or after 30/9/97

   Present rent:              (1)  Pound Sterling 258,000 p.a.
                                   exclusive of VAT
                              (2)  Pound Sterling 28,928.52
                                   p.a. exclusive of VAT

   Next rent review:          N/A
   Present use:               Depot and relative offices.

Leasehold (continued)- Sub-tenanted

29.  Description:        All that land at Minto Road, Altens,
                         Aberdeen more particularly described
                         in the lease brief details of which
                         appear below.
Date of and parties to   Headlease dated 26th September and
lease:                   3rd October and registered in the
                         Books of Council and Session on 22nd
                         October, all 1985 between
                         Confederation Life Insurance Company
                         and Confederation Life Insurance
                         Company (UK) Limited (1) and
                         Schweppes Limited (2)
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    From 30th September, 1985 to 28th
September, 2010
Present rent:            Pound Sterling 61,000 p.a. exclusive
                         of VAT as from last rent review date
                         of 29th September, 1995 (memorandum
                         recording the rent review is
                         presently being executed)
Next rent review:        29th September, 2000
Present use:             Believed depot
Sub-tenancy:             The property has been sublet by
                         virtue of a sub-lease dated 6th
                         November, 1994 and 10th January, 1995
                         and registered in the Books of
                         Council and Session on 25th January,
                         1995 between CCSB (1) and LFF
                         (Scotland) Limited (2) for a term
                         from 2nd August, 1994 until 28th
                         September, 2010.  Sub-tenant has
                         option to break on 2nd August, 2004.
                         The current rent is Pound Sterling
                         61,000 p.a. exclusive of VAT.

30.  Description:        All that land known as Unit 11,
                         Haywood Industrial Park, Castle
                         Bromwich, Birmingham more
                         particularly described in the lease
                         brief details of which appear below.
Date of and parties to   Lease dated 4th October, 1982 between
lease:                   Hayward Industrial Development
                         Limited (1) (the landlord) and
                         Canvermoor Limited (2) (sub-tenant)
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    25 years from 4th October, 1992
Present rent:            Pound Sterling 25,000 per annum
Next rent review:        None
Present use:             Believed Depot/workshop - sublet to
                         Two Wheels Trading Co. Limited for 1
                         year from 12th January, 1996 (with
                         break clause on 30.09.96) @ Pound
                         Sterling 25,000 p.a.

31.  Description:        All that land known as Unit 5, Renown
                         Close, Chandlers Ford, Hampshire more
                         particularly described in the lease
                         brief details of which appear below.
Date of and parties to   5th October, 1990 made between
lease:                   Ronverworth Limited (1) and CCSB (2)
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    15 years from 24th June, 1990
Present rent:            Pound Sterling 41,153 p.a.
Next rent review:        24th June, 2000
Present use:             Currently used as a children's indoor
                         play centre.  Sublet to Ashlett (UK)
                         Limited for term expiring on 21st
                         June, 2005 at rent of Pound Sterling
                         25,000 until 10.10.1996 and from 10th
                         October 1996 to 9th October 1998
                         Pound Sterling 28,750 per annum and
                         10th October 1998 to 23rd June 2000
                         Pound Sterling 31,000.  The rent
                         review date is 24th June, 2000

32.  Description:        Unit B, Brimsdown Industrial Estate,
                         Lockfield Avenue, Enfield
Date of and parties to   Headlease - dated 31st May, 1990
lease:                   between Niniven Trading SA and CCSB
                         for a term of 15 years from 25th
                         March, 1990.
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    15 years from 25th March, 1990
Present rent:            Pound Sterling 53,750
Next rent review:        25th March, 2000
Present use:             Depot

33.  Description:        Land known as Units 16 and 17,
                         Cranford Way, Hornsey more
                         particularly described in the leases,
                         brief details of which appear below,
                         which are registered at HM Land
                         Registry under one title number
                         NGL331225.
(i)   Date of and        20th July, 1973 between Franthorne
parties to lease:        Investments Limited (1) and Schweppes
                         Limited (2)
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    35 years expiring on 24th June, 2008
Present rent:            Pound Sterling 70,000
Next rent review:        24th June, 1998

(ii) Date of and
parties to lease:        20th July, 1973 between Franthorne
                         Investments Limited (1) and Schweppes
                         Limited (2)
Legal owner:             CCSB
Beneficial owner:        CCSB
Term:                    35 years expiring on 24th June, 2008
Present rent:            Pound Sterling 15,510.26
Next rent review:        24th June, 1998

(iii) Date of and
parties to lease:       11th July, 1980 between Franthorne
                        Investments Limited (1) and Schweppes
                        Limited (2)
Legal owner:            CCSB
Beneficial owner:       CCSB
Term:                   28 years expiring on 24th June, 2008
Present rent:           Pound Sterling 4,739.77
Next rent review:       24th June, 1998

(iv) Date of and        5th May, 1978 between Franthorne
     parties to lease:  Investments Limited (1) and Schweppes
                        Limited (2)
Legal owner:            CCSB
Beneficial owner:       CCSB
Term:                   30 years expiring on 24th June, 2008

Present Rent:           Pound Sterling 4,796.43
Next rent review:       24th June, 1998

(v) Date of and parties 6th July, 1976 between Franthorne
to lease:               Investments Limited (1) and Schweppes
                        Limited (2)
Legal owner:            CCSB
Beneficial owner:       CCSB
Term:                   35 years expiring on 24th June, 2008
Present rent:           Pound Sterling 1,996.41
Next rent review:       24th June, 1998
Present use:            Believed depot but the whole property
                        has been sublet pursuant to an
                        underlease dated 19th September, 1986
                        between Schweppes Limited (1) Daly
                        Transport Services Limited (2) and M.
                        Daly (3) at a rent of Pound Sterling
                        97,042.87 for a term which expires on
                        22nd June, 2008

34.  Description:       All that land known as Unit 1, Kelvin
                        Square, Houston Industrial Estate,
                        Livingston brief details of which are
                        contained in the lease as described
                        below.
Date of and parties to  Headlease dated 20th January and 11th
lease:                  February and registered in the Books
                        of Council and Session on 1st March,
                        all 1983 between Livingston
                        Development Corporation (1) and
                        Schweppes Limited (2).

Legal owner:            CCSB
Beneficial owner:       CCSB
Term:                   Expires 28th August, 1996
Present rent:           Pound Sterling 11,960 per annum
                        (exclusive of VAT)
Next rent review:       None
Present use:            Depot
Sub-tenancy:            The property has been sublet by virtue
                        of a sublease constituted by missives
                        dated 18th and 19th July and
                        registered in the Books of Council and
                        Session on 11th August, all 1994
                        between CCSB (1) and Entrotec Limited
                        (2) for a term to 28th August, 1996.

35.  Description:       Depot at Unit D500, Brooklands
                        Industrial Estate, Weybridge, Surrey
                        as registered at HM Land Registry
                        under title number SY484956
Date of and parties to  Headlease - 18th June 1979, between
lease:                  Oyster Lane Properties Ltd.(1)
                        Schweppes Ltd. (2) and Cadbury
                        Schweppes Ltd. (3)
Legal owner:            CCSB
Beneficial owner:       CCSB
Term:                   35 years from 25th March, 1979
Rent and rent review:   Headlease - Pound Sterling 275,000
                        p.a.
                        Date of next review is 25th March,
                        1999
Present use:            Depot.
                        Note: Efco (see details below on sub-
                        tenancy) have obtained planning
                        permission for change of use to
                        manufacture/distribution of toughened
                        glass.
Sub-tenancy:            The property has been sublet by a
                        sublease dated 18th July, 1996 between
                        Coca-Cola & Schweppes Beverages
                        Limited (1) and Efco Holdings Limited
                        (2) for a term from 1st August, 1996
                        until end of term under headlease
                        (less 3 days) at a rent of Pound
                        Sterling 100,000 per annum for period

                        1st August, 1996 until 24th March,
                        1998 and thereafter Pound Sterling
                        194,093 per annum until review on 25th
                        March, 1999

                          SCHEDULE 4

                            Part 2

                      TRANSFER PROPERTIES

1. All that freehold property known as Bierton Road, Aylesbury, Buckinghamshire described in a conveyance dated 18th February, 1955 and made between Horace Aubrey,
     Nelson Tebbs and John Robert George Clover (1) and
     William Moorhouse and Sons Limited (2) and more particularly delineated and described on the plan annexed to that conveyance and thereon coloured pink.

2. All that freehold property known as Cray Road, Sidcup, Kent being in part registered and in part unregistered title. The registered title numbers being K154959, K129973, SGL54096, SGL8889 and SGL28173 all registered with title absolute and part of title number SGL 260608 as comprised in a transfer dated 25th June, 1986 and made between the Mayor and Burgesses of the London Borough of Bexley (1) and Cadbury Schweppes Public Limited Company
     (2) being land on the north side of Sidcup Bypass Road.

     As to the unregistered part being (a) described in a conveyance dated 21st March, 1956 and made between Mary Charlotte Burgess and Winifred Edith Pearce (1) and Schweppes Limited (2) (but excluding the freehold property described in a conveyance dated 12th October, 1972 a memorandum of which is endorsed on that conveyance) and (b) the land coloured pink on the plan attached to a deed of exchange dated 27th March, 1957 and made between Lanes Limited (1) and Schweppes Limited (2).

3. All that heritable property at Milton Road, East Kilbride being the whole of two pieces of ground extending to 7.53 acres or thereabouts and 2.023 acres or thereabouts respectively both in the Parish of East Kilbride and county of Lanark being the subjects more particularly described in, disponed (first) and (second) by and shown edged red on plan A and plan B annexed and executed as relative to feu contract between East Kilbride Development Corporation and Cadbury Schweppes Public Limited Company dated 20th May and 2nd June and recorded in the division of the General Register of Sasines for the County of Lanark on 15th June, all in the year 1982 and all that heritable property lying to the north of Queensway, East Kilbride, registered under title number LAN21485.

                          SCHEDULE 4

                            Part 3

                       PROPERTY MATTERS

1.   Aylesbury

(1) Subject to subparagraph (2), the transfer of Aylesbury to CCSB pursuant to the Agreement shall take place on the tenth Business Day after receipt of written notice given by either Cadbury Schweppes or CCSB to the other and shall be in the form of the Transfer for Aylesbury.

(2) A contract for the sale of Aylesbury having been entered into before the date of this agreement:

     (a) Cadbury Schweppes shall keep the Purchaser and Coca-Cola UK informed in writing on a regular basis of progress made after the date of this agreement in connection with the sale of Aylesbury;

     (b) Cadbury Schweppes shall at the request of CCSB join in a transfer of Aylesbury to the contractual purchaser on terms to be approved by Cadbury
          Schweppes such approval not to be unreasonably withheld or delayed; and

     (c) Cadbury Schweppes shall not be obliged to complete the transfer pursuant to the Agreement until after that contract has come to an end otherwise than by its having been completed.

(4) On completion of a transfer of Aylesbury to CCSB pursuant to the Agreement, Cadbury Schweppes shall deliver to CCSB a cheque in favour of H.M. Land Registry for an amount equal to the registration fees calculated in accordance with Scale 1 of the Land Registration Fees Order 1996 due for registering that transfer.

2.   Sodastream premises at Peterborough

     Cadbury Schweppes shall use all reasonable endeavours to obtain (prior to Completion if practicable) the confirmation of the landlord in respect of the premises at Peterborough occupied by CCSB under a licence contained in two letters dated 24th September 1991 and 13th May 1992 that such licence may continue subject to an amendment acknowledging that following Completion CCSB will no longer form part of the same group as Sodastream Limited.

3.   Information

     Prior to Completion, Cadbury Schweppes shall keep the Purchaser and Coca-Cola UK informed in writing on a regular basis of any progress made after the date of this agreement in connection with:

     (a) the renewal or extension of any lease under which a Material Property is held;

     (b) any rent review negotiations under any lease under which a Material Property is held; and

     (c)  the renewal of the Colwall Lease;

4.   Colwall

     Cadbury Schweppes shall not renew the Colwall Lease prior to Completion.

5.   East Kilbride

     The Sellers will use all reasonable endeavours prior to Completion to procure the grant of the sub-lease and the lease of the Properties referred to at paragraph 28(1) and (2) of Part 1 of Schedule 4.

                          SCHEDULE 5

                          WARRANTIES

                         A.  General
                         B.  Accounts and Financial
                         C.  Commercial
                         D.  Taxation
                         E.  Properties
                         F.  Employees

A. GENERAL

A.1  Memorandum and articles of association

     The copy of the memorandum and articles of association of each Company attached to the Disclosure Letter is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required by the Companies Act 1985 to be so annexed or incorporated.

A.2  Ownership of the Shares

(1) The Shares and the Deferred Shares together constitute the whole of the issued and allotted share capital of the Company.

(2) No person is entitled or has claimed to be entitled to require any Company to issue any share or loan capital either now or at any future date whether contingently or not.

(3) (a) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over and or affecting any of the Shares or Deferred Shares set out opposite the name of Cadbury Schweppes in
          Schedule 1, nor is there any commitment to give or create any of the foregoing and, so far as Cadbury Schweppes is aware, no person has claimed to be entitled to any of foregoing.

     (b) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over and or affecting any of the Shares or Deferred Shares set out opposite the name of Coca-Cola UK in Schedule 1, nor is there any commitment to give or create any of the foregoing and, so far as Coca-Cola UK is aware, no person has claimed to be entitled to any of foregoing.

(4) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any shares in the capital of a Subsidiary nor is there any commitment to give or create any of the foregoing and, so far as the Sellers are aware, no person has claimed to be entitled to any of the foregoing.

A.3  Subsidiaries, associations and branches

     No Company:

     (a) holds or beneficially owns or has agreed to acquire any securities of any other corporation (whether incorporated in the United Kingdom or elsewhere), other than shares of a Subsidiary; or

     (b) is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or

     (c) has outside the United Kingdom any branch or any permanent establishment (as that expression is defined in the respective Double Taxation Relief
          Orders current at the date of this agreement).

A.4  Ownership of assets

(1) One of the Companies owned at the Accounts Date all the assets included in the Accounts and particulars of all material fixed assets acquired or agreed to be acquired by any Company since the Accounts Date are set out in the Disclosure Letter.

(2) Except for current assets offered for sale or sold in the ordinary course of trading, no Company has since the Accounts Date disposed of any of the material assets included in the Accounts or any material assets acquired or agreed to be acquired since the Accounts Date.

(3) None of the property, assets, undertaking, goodwill or uncalled capital of any Company (other than the Properties) is subject to any material encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption or any agreement or commitment to give or create any of the foregoing other than liens arising in the ordinary course of trading of the Companies.

(4) So far as the Sellers are aware, the assets of each Company comprise all the assets reasonably necessary for the continuation of its business as carried on at the date of this agreement.

A.5  Compliance with statutes

     No Company, nor (so far as the Sellers are aware) any of its officers, agents or employees (during the course of their duties), has, during the period of two years preceding the date of this agreement or (so far as the Sellers are aware) at any time prior to such two year period, done or omitted to do anything which is a contravention of any statute, order or regulation (made under statute or statutory instrument or EC Directive), in each case, which would be reasonably likely materially and adversely to affect the business of the Companies taken as a whole after the date of this agreement.

A.6  Licences and consents

     The Companies have all material licences (including licences, to any intellectual property used by the Companies) necessary to carry on their businesses and no Company has received notice of a breach of any of the said licences, which would be reasonably likely materially and adversely to affect the business of the Companies taken as a whole after the date of this agreement.

A.7  Litigation

(1) No Company is engaged in any litigation or arbitration proceedings, as defendant, where the amount claimed exceeds Pound Sterling 100,000 and, so far as the Sellers are aware, there are no such proceedings pending or threatened against any Company.

(2) In the case of all litigation or arbitration proceedings in which any Company is involved, as defendant, where the amount claimed does not exceed Pound Sterling 100,000, the aggregate of all such amounts claimed does not exceed Pound Sterling 1,500,000.

(3) So far as the Sellers are aware, there is no claim or threat which has been made and is outstanding and is likely to give rise to any litigation or arbitration proceedings by or against any Company the amount of which could reasonably be expected to exceed Pound Sterling 100,000.

A.8  Environmental matters

(1)  In this paragraph:

     (a) "Environmental Law" means all statutes, common law, bylaws, regulations, directives, codes of practice made under statute or statutory instrument and official circulars issued by local government or central government or other regulatory authority, in the United Kingdom concerning Environmental Matters;

     (b) "Environmental Matters" means the protection of the environment or the generation, transportation, storage, treatment or disposal of a Dangerous
          Substance;

     (c) "Environmental Licence" means any material permit, licence, authorisation, consent or other approval required under or in relation to any Environmental
          Law;

     (d) "Dangerous Substance" means any natural or artificial substance (whether in the form of solid, liquid, gas or vapour, alone or in combination with any other substance) which could reasonably be expected to cause significant harm to man or any other living organism, or which could reasonably be expected to cause significant damage to the environment or public health or welfare, including but not limited to special, hazardous, toxic or dangerous waste; and

     (e)  "Relevant Property" means any premises now or since
          5th January, 1987 owned, leased, occupied or controlled by any Company.

(2) Each Company has obtained all requisite Environmental Licences in relation to the operation of the plant, machinery and processes as used in the business of such Company (all of which are valid and subsisting) and each Company has, during the period since 31st December, 1995 to the date of this agreement and, so far as the Sellers are aware, at all times prior to 31st December, 1995, complied with all material applicable Environmental Law in relation to the operation of the plant, machinery and processes as used in the business of such Company and with the terms and conditions of all Environmental Licences. None of the operations or processes undertaken by the Companies falls to be authorised under Part I of the Environmental Protection Act 1990.

(3) No Company has received any notice or other communication stating or alleging that it is or may be in violation of any material Environmental Law or Environmental Licence or that any further Environmental Licence may be required or that any Environmental Licence may be subject to modification, suspension or revocation and so far as the Sellers are aware there are no circumstances likely to give rise to any such violation or modification, suspension or revocation.

(4) No Company is engaged in any litigation or arbitration proceedings concerning Environmental Law or Dangerous Substances and none of the Sellers is aware of any threat of such litigation or arbitration proceedings by or against any Company.

(5) So far as the Sellers are aware, no Company is or is likely to be responsible (wholly or in part) for any clean up or other corrective action likely to cost in excess of Pound Sterling 3,000,000 in aggregate in relation to any Relevant Property or is subject to any investigation or inquiry by any regulatory authority under Environmental Law at any Relevant Property.

(6) The Sellers have made available to the Purchaser's environmental consultants and/or legal advisers and, where requested, provided copies of, the assessments carried out by each Company pursuant to the Control of Substances Hazardous to Health Regulations 1988 and of any other environmental or health and safety assessment, audit, review or investigation conducted by or on behalf of any Company including any such assessment, audit, review or investigation which contains details of costs or estimated costs of undertaking all remedial work.

(7) So far as the Sellers are aware, no Company has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property or at, on, from or under any other premises in circumstances where this may reasonably be expected to lead to a material liability for any of the Companies.

(8) So far as the Sellers are aware, no other person has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property in circumstances where this may reasonably be expected to lead to a material liability for any of the Companies.

(9) So far as the Sellers are aware, there is no contamination of groundwater underneath any Relevant Property and there have been no discharges or spillages of any substance likely to lead to such contamination in circumstances where this may reasonably be expected to lead to a material liability for any of the Companies.

(10) So far as the Sellers are aware, there are no storage tanks below ground on any Relevant Property and there have been no such tanks on any Relevant Property in the past.

A.9  Capacity and consequences of sale

(1) Each of the Sellers has the requisite power and authority to enter into and perform this agreement and the Tax
     Deed.

(2) This agreement constitutes and the agreements, instruments and other documents listed in Schedule 10 constitute or will, when executed, constitute binding obligations on the relevant member of the Cadbury Schweppes' Group (in the case of Cadbury Schweppes) or the relevant member of the Coca-Cola Group (in the case of Coca-Cola UK) in accordance with their respective terms.

(3) Compliance with the terms of this agreement does not and will not conflict with or constitute a default under any provision of:

     (a) any material agreement or instrument to which that Seller or any Company is a party; or

     (b) the relevant Seller's memorandum or articles of association or equivalent documents.


                   B. ACCOUNTS AND FINANCIAL


B.1  Accuracy of Accounts

The Accounts:

(a) have been prepared under the historic cost convention (as modified for the revaluation of land and buildings) and in accordance with generally accepted accounting principles and practices in the United Kingdom, the Companies Act 1985 and other applicable statutes and regulations;

(b) give a true and fair view of the state of affairs of the Companies as at the Accounts Date and of the profit or loss of the Companies for the period ended on the Accounts Date;

(c) contain either provisions adequate to cover, or full particulars in notes of, all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Companies as at the Accounts Date; and

(d) are not affected by any material unusual or non-recurring items which are not reflected in the Accounts.

B.2  Stocks and fixed assets

(1) The Accounts have been prepared on a basis consistent with the basis employed in the Companies' audited accounts for each of the four preceding financial years and in particular:

     (a) the basis of valuation for stocks and work-in-progress has remained substantially the same in respect of the commencement and end of each of the accounting periods of each of the Companies during the four preceding financial years ended on the Accounts Date or since the date of its incorporation (whichever period is the shorter); and

     (b) the rate of depreciation applied in respect of each fixed asset has been applied over the four preceding financial years in accordance with the notes to the Accounts.

(2) In the Accounts full provision has been made for redundant, obsolete, unsaleable, deteriorated or slow moving stocks.

B.3  Books and records

     All material accounts, books, ledgers, and other financial records of the Companies have been properly maintained in all material respects and contain proper records of all material matters required to be entered in them by the Companies Act 1985.

B.4  Position since Accounts Date

     Since the Accounts Date:

     (a) each Company has conducted its business in a normal and consistent manner in all material respects;

     (b) no Company has entered into any material unusual contract or commitment or otherwise departed materially from its normal course of trading;

     (c) there has been no deterioration in the turnover, the financial or trading position of any Company; and

     (d) no material event which has a financial impact on any of the Companies has occurred which has not been provided for in the Management Accounts .

B.5  Capital commitments

     Except as disclosed in the Accounts no Company had any material commitments on capital account outstanding at the Accounts Date and since the Accounts Date no Company has entered into nor agreed to enter into any material capital commitments other than those listed in the Disclosure Letter.

B.6  Dividends and distributions

(1) No dividend or other distribution of profits or assets, including without limitation any distribution within the meaning of s.209 of the Taxes Act 1988, has been or agreed to be declared, made or paid by any Company since the Accounts Date.

(2) All dividends or other distributions of profits or assets declared, made or paid since the date of incorporation of each Company have been declared, made and paid in accordance with law and its articles of association.

B.7  Bank borrowings

     The total amount borrowed by each Company from its bankers does not exceed its overdraft facilities as set out in the Disclosure Letter.

B.8  Loan capital and guarantees

     No Company has outstanding any loan capital or any money borrowed or raised (other than under any overdraft facilities disclosed in relation to B.7 above), including money raised by acceptances or debt factoring, or any liability (whether present or future) in respect of any guarantee or indemnity other than guarantees and indemnities given in the ordinary course of trading of the business of each of the Companies.

B.9  Continuation of facilities

     In relation to any agreement, trust deed, instrument or arrangement under which amounts disclosed under B.7 and
     B.8 are outstanding:

     (a) true and correct copies of all material documents relating to it have been supplied to the Purchaser;

     (b) so far as the Sellers are aware, there has not been any material contravention of or non-compliance with any of its terms;

     (c) so far as the Sellers are aware, no steps for the enforcement of any encumbrance have been taken or threatened;

     (d) so far as the Sellers are aware, there has not been any alteration in its terms and conditions;

     (e) none of the Sellers nor so far as the Sellers are aware, any of the Companies has done anything which might affect or prejudice its continuation;

     (f) so far as the Sellers are aware, it is not dependent on the guarantee of, or on any security provided by, a third party; and

     (g) so far as the Sellers are aware, it is not terminable by reason of the sale of the Shares or the Deferred Shares.

B.10 Government grants

     No Company is subject to any arrangement for receipt or repayment of any material grant, subsidy or financial assistance from any government department or other body.

B.11 Loans

     No Company has, since the Accounts Date, lent any money of a material amount which has not been repaid to it in accordance with the terms of that loan or owns the benefit of any material debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

B.12 Bank accounts

(1) The Disclosure Letter contains all material details of all of the Companies' bank accounts and the mandates relating to those bank accounts.

(2) The statement of the Companies' bank accounts and of the credit or debit balances on them as at a date not more than eight days before the date of this agreement attached to the Disclosure Letter is correct and none of the Companies has any other material bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any material payment out of any of the accounts except for routine payments and the balance on the accounts is not substantially different from the balances shown on the statement.

B.13 Hedging Arrangements

     All material details of all hedging (whether in respect of values of materials, currencies or interest rates or otherwise) and similar arrangements (including but not limited to interest rate or currency swaps, collars, options or similar agreements and other derivative instruments) to which any of the Companies is a party under which any party to the arrangement has any outstanding obligation have been disclosed in the Disclosure Letter.

C. CONTRACTS, COMPETITION LAW COMPLIANCE AND INSURANCE

C.1  Contracts

     (a) True and complete copies of the supply, raw material and other contracts requested by Coca-Cola Enterprises and identified in the Disclosure Letter, have been provided to it ("Contracts"); no Contract has been varied or terminated; no notice of breach of a Contract has been received and, so far as the Sellers are aware, no such breach has occurred.

     (b)  The Sellers have made available to Coca-Cola
          Enterprises all material packaging, raw material, utilities and consumables supplier contracts negotiated by CCSB Purchasing, Uxbridge, relating to the business of the Companies.

     (c) The Sellers are not aware of any material contract entered into in the 3 years preceding the date of this agreement outside the ordinary course of trading, which has not been disclosed to Coca-Cola Enterprises and which is not attached to or identified in the Disclosure Letter; and

     (d) A list of the top 30 customers of the Companies, measured by volume, is attached to the Disclosure Letter and all material terms of the contracts with those customers of the Companies are annexed to the Disclosure Letter.

C.2  Anti-competitive arrangements

(1) No Company is now, or has during the last six years been, a party to any material agreement, arrangement, concerted practice or course of conduct which:

     (a)  is subject to registration under the Restrictive
          Trade Practices Acts 1976 and 1977 and which has not been registered;

     (b) contravenes in any material respect the provisions of the Resale Prices Act 1976 or any secondary legislation adopted under the Fair Trading Act 1973;

     (c) infringes in any material respect Article 85(1) or 86 of the Treaty establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which that Company carries on business or has assets or sales; or

     (d) is void or unenforceable (whether in whole or in part) or may render that Company liable to material proceedings under any such legislation as is referred to in subparagraphs (a) to (c) above.

(2) No Company is now, or has during the last six years been, a party to any agreement or arrangement or been involved in any business practice in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has assets or sales, including (without limitation):

     (a) Articles 85 or 86 of the Treaty establishing the European Community;

     (b)  the Restrictive Trade Practices Acts 1976 and 1977;

     (c)  the Resale Prices Act 1976;

     (d) the Fair Trading Act 1973 or any secondary legislation adopted under that Act; and

     (e)  the Competition Act 1980.

(3) No Company is now or has during the last six years been, a party to any agreement or arrangement or been involved in any business practice in respect of which:

     (a) any statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority in relation to competition law or anti-trust matters; or

     (b) an application for negative clearance or exemption has been made to the Commission of the European
          Communities.

C.3  Insurance

(1) The particulars of the insurance policies effected for the benefit of each Company which are set out in the Disclosure Letter are complete and correct in all material respects.

(2) All such insurance policies are currently in full force and effect and, so far as the Sellers are aware, nothing has been done or omitted to be done which could make any policy of insurance void or voidable and there is no claim in excess of Pound Sterling 65,000 outstanding under any such policy.

                             D. TAXATION


D.1  General

(1)  Tax returns

     All necessary information, notices, accounts, statements, reports, computations and returns which are required to be made or given have been properly and duly submitted by each Company to the Inland Revenue, H.M. Customs and Excise and any other relevant taxation or excise authorities whether of the United Kingdom or elsewhere and all information, notices, computations and returns submitted to the Inland Revenue, H.M. Customs and Excise and such other authorities are true and accurate in all material respects and are not the subject of any material dispute nor are the Sellers aware of any circumstances likely to become the subject of any material dispute with such authorities.

(2)  Taxation liabilities

     All taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which any Company is liable or for which any Company is liable to account has been duly paid (insofar as such taxation ought to have been paid) and without prejudice to the generality of the foregoing each Company has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made.

(3)  Penalties and interest

     No Company has within the past two years paid or become liable to pay, nor, so far as the Sellers are aware, are there any circumstances by reason of which any Company is likely to become liable to pay, any penalty, fine, surcharge or interest to any taxation authority whether charged by virtue of the provisions of the Taxes Management Act 1970, VATA 1994 or otherwise.

(4)  Investigations

     No Company has within the past twelve months suffered any investigation or audit by the Inland Revenue, H.M. Customs and Excise, Department of Social Security, or any other taxation or excise authority, and neither the Seller nor any Company is aware of any such investigation or audit planned for the next twelve months.

D.2  Distributions and other payments

(1) No Company has at any time after 1st January, 1987 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital.

(2) No Company has at any time after 1st January, 1987 capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI of the Taxes Act 1988) or passed or agreed to pass any resolution to do so.

(3) No securities (within the meaning of Part VI of the Taxes Act 1988) issued by any Company and remaining in issue at the date of this agreement were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under s.209(2)(d), (da) or (e) Taxes
     Act 1988, nor has any of the Companies agreed to issue securities (within that meaning) in such circumstances.

(4) So far as the Sellers are aware, all sums of an income nature paid or payable by any Company since the Accounts Date are wholly allowable as deductions or charges in computing income for the purposes of Corporation Tax.

(5)  Capital distributions

     No Company has, within the six years prior to the date of this agreement received any capital distribution to which the provisions of s.189 TCGA 1992 could apply.

(6)  Stock dividends

     No Company has, within the six years prior to the date of this agreement issued any share capital which is of a relevant class as defined in s.249(2) Taxes Act 1988 nor does it own any such share capital.

D.3  Capital allowances

(1) No balancing charge under the Capital Allowances Act 1990 (or other legislation relating to any capital allowances) would be made on any Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purpose of the Accounts for the assets in the pool or (as the case may be) for the asset.

(2) No event has occurred since the Accounts Date otherwise than in the ordinary course of business by reason of which any balancing charge may fall to be made against or any disposal value may fall to be brought into account by any Company under the Capital Allowances Act 1990 (or other legislation relating to any capital allowances).

(3)  Leased assets

     No Company has made any claim for capital allowances in respect of any asset which is leased to or from or hired to or from any Company and no election affecting any Company has been made or agreed to be made under s.53 or
     s.55 Capital Allowances Act 1990 in respect of any such asset.

(4)  Short-life assets

     No Company has made any election under s.37 Capital Allowances Act 1990 nor is it taken to have made such an election under subsection (8)(c) of that section in respect of any assets owned by any company as at the date of this agreement.

(5)  Industrial buildings

     None of the assets expenditure on which has qualified for a capital allowance under Part I of the Capital Allowances Act 1990 has at any time since that expenditure was incurred been used otherwise than as an industrial building or structure in respect of any assets owned by any Company as at the date of this agreement.

D.4  Capital gains

(1)  Acquisition costs

     Written particulars are available of the amount that would be deductible under s.38 TCGA 1992 for each asset of the Company on the disposal of which a chargeable gain or allowable loss could arise where the book value shown in or adopted for the purpose of the Accounts as the value of that asset exceeds the amount which on a disposal of that asset at the date of this agreement would be deductible under s.38 TCGA 1992.

(2)  Claims for roll-over and hold-over of gains

     The Disclosure Letter sets out full particulars of all claims and elections made (or assumed in the Accounts to be made) under s.23, s.247, s.248, s.152 to s.158, s.161,
     s.162 or s.165 TCGA 1992 (indicating which claims are provisional) insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal after the Accounts Date by any Company of any of its assets, and indicates which assets (if any) so affected would not on disposal give rise to relief under
     Schedule 4 TCGA 1992.

(3)  1982 Rebasing

     No election under s.35(5) TCGA 1992 has been made in relation to any Company, and the Accounts are prepared on the basis that no such election will be made.

(4) The period during which an election under subsection (6) could be made in relation to each Company has not (and will not at Completion have) expired.

(5) No Company owns or has owned any asset on a disposal of which by it paragraph 2 of Schedule 3 TCGA 1992 could apply.

D.5  Employees

(1)  Compensation for loss of office

     No Company is under an obligation to pay nor has it since the Accounts Date paid or agreed to pay any compensation for loss of office or any gratuitous payment to its employees which is, or which when aggregated with any other such compensation or gratuitous payments to the same employee is, in excess of Pound Sterling 50,000 and which so far as the Sellers are aware is not deductible in computing its income for the purposes of Corporation Tax.

(2)  Give-As-You-Earn

     No Company participates in a scheme under s.202 Taxes Act 1988, and in relation to any such scheme disclosed, so far as the Seller is aware, each Company has given effect to the scheme in accordance with the contract and has complied with that section and regulations made under it.

(3)  Profit-related pay

     Details of any scheme registered under Chapter III of
     Part V Taxes Act 1988 applying to any Company or any of its employees are set out in the Disclosure Letter.

(4)  Pension contributions

     Since the Accounts Date no Company has made any payment which may be wholly or partially disallowed as an expense or expense of management under s.112 Finance Act 1993.

D.6  Close companies

     No Company is or has at any time within the last seven years been a close company as defined in s.414 Taxes
     Act 1988.

D.7  Group relief

(1) The Disclosure Letter contains details of all surrenders or claims by way of group relief under the provisions of
     s.402 to s.413 (inclusive) Taxes Act 1988 or surrenders or claims of any amount of Advance Corporation Tax under the provisions of s.240 Taxes Act 1988 made or received or agreed by any of the Companies in the last seven years including details of all payments made and interest on those payments.

(2) The Disclosure Letter gives details of every written agreement that any Company has entered into for the claim or surrender of group relief under the provisions of
     s.402 to s.413 (inclusive) Taxes Act 1988 or Advance
     Corporation Tax.

D.8  Groups of companies

     Acquisitions from group members

(1) No asset of any Company shall be deemed under s.179 TCGA 1992 to have been disposed of and reacquired by virtue of or in consequence of the entering into or performance of this agreement or any other event since the Accounts Date.

(2)  Intra-group transactions

     No tax has been or, so far as the Sellers are aware, may be assessed on any Company pursuant to s.190 TCGA 1992 in respect of any chargeable gain accrued prior to the date of this agreement and no Company has at any time within the period of six years ending with the date of this agreement transferred any asset other than trading stock (including without limitation any transfer by way of share exchange within s.135 TCGA 1992) to any company which at the time of disposal was a member of the same group (as defined in s.170 TCGA 1992).

D.9  Premiums and sale and lease back of land

     No Company has entered into any transaction to which the provisions of s.34, s.35, s.36 or s.780 Taxes Act 1988 have been or, so far as the Sellers are aware, could be applied.

D.10 Overseas interests

(1)  UK Residence

     Each Company is and has throughout the past six years been resident in the United Kingdom for corporation tax purposes and has not been resident for tax purposes in any other jurisdiction.

(2)  Treasury consent for migration of companies, etc.

     No Company has carried out or caused or permitted to be carried out any of the transactions (i) specified at the relevant time in s.765(1) Taxes Act 1988 otherwise than with the prior consent of H.M. Treasury and (in the case of a special as opposed to a general consent) full particulars of which are contained in the Disclosure Letter or (ii) specified at the relevant time in s.765A Taxes Act 1988 without having duly provided the required information to the Board of Inland Revenue.

(3)  Controlled foreign companies and offshore funds

     No Company in the past six years has had any interest in a controlled foreign company as defined in Chapter IV
     Part XVII Taxes Act 1988 nor any material interest in an offshore fund as defined in s.759 Taxes Act 1988.

(4)  Agency for non-residents

     No Company has been or, so far as the Sellers are aware, is assessable to tax under s.78 Taxes Management Act 1970
     (including that section as modified and applied for stamp duty reserve tax) or under s.42A Taxes Act 1988.

D.11 Tax avoidance

(1) No Company has been a party to any transaction, within the seven years prior to the date of this Agreement, to which any of the following provisions could apply:

     s.29 to s.34 TCGA 1992;
     s.116 or s.118 Taxes Act 1988;
     s.399 Taxes Act 1988;
     s.729 to s.738, s.774 or s.776 to s.787 in Part XVII
     Taxes Act 1988.

(2) No Company has realised any allowable loss, within the seven years prior to the date of this Agreement, to which any of the following provisions have been or could be applied other than transactions in respect of which all Inland Revenue clearances have been obtained after disclosure of all material facts:

     s.139 TCGA 1992;
     s.135 or s.136 TCGA 1992;
     s.140C TCGA 1992;
     s.213 to s.218 Taxes Act 1988 and s.192 TCGA 1992;
     s.219 Taxes Act 1988;
     s.703 Taxes Act 1988;

     s.776 Taxes Act 1988.

(3)  Transactions between persons under common control

     No transactions to which the Company has been a party, within the seven years prior to the date of this Agreement, have taken place or are in existence which are such that any of the provisions of s.770 to s.773 Taxes
     Act 1988 have been or could be applied to them.

(4)  Depreciatory transactions

     No Company has realised any allowable loss, within the seven years prior to the date of this Agreement, to which the provisions of s.176 or s.177 TCGA 1992 have been or could be applied.

(5)  Disregarded and reconstructed transactions

     No Company, so far as the Sellers are aware, has been involved in any transaction or series of transactions, within the seven years prior to the date of this Agreement, which, or any part of which, may for any tax purposes be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to tax.

(6)  Pension scheme refunds

     Since the Accounts Date no payment has been made to any Company to which s.601 Taxes Act 1988 applies.

(7)  Advance Corporation Tax

     So far as the Seller is aware, within the period of three years ending on the date of this agreement, there has not been a major change in the nature or conduct of a business or trade carried on by any Company within the meaning of section 245(1) Taxes Act 1988 or any other section applying section 245(4) Taxes Act 1988.

D.12 Stamp duty and stamp duty reserve tax

     All documents in the enforcement of which any Company may be interested have been duly stamped.

D.13 Value Added Tax

(1)  Registration

     Each Company is duly registered for the purposes of Value Added Tax with special quarterly prescribed accounting periods and no such registration is pursuant to paragraph 2 of Schedule 1 to VATA 1994 or subject to any conditions imposed by or agreed with HM Customs and Excise and details of the duty of any Company to make monthly payments on account under the Value Added Tax (Payments on Account) Order 1993 are as set out in the Disclosure Letter.

(2)  VAT group

     Since 25th March, 1990 each Company is treated for Value Added Tax purposes as a member of a VAT group of companies of which Cadbury Schweppes is the representative member and there has been no transfer of a business as a going concern in respect of which any Company could become, or has at any time since the Accounts Date been liable under s.44 VATA 1994 since 25th March, 1990.

(3)  Secondary liability

     No act or transaction has been effected in consequence of which Cadbury Schweppes (by reason of any transaction involving any Company) or any Company is or may be held liable for any Value Added Tax under s.47, s.48 or s.55 VATA 1994 (agents, etc., tax representatives and customer accounting) or s.29 VATA 1994 (self-billing) and no direction affecting any Company has been given under paragraph 2 of Schedule 6 to VATA 1994.

(4)  Compliance

     Each Company or as appropriate the Cadbury Schweppes of the VAT group of which the Companies are or have been members has, insofar as such compliance has had or could have an effect on any Company, complied with all statutory provisions, rules, regulations, orders and directions concerning Value Added Tax including the making on time of accurate returns and payments and the proper maintenance and preservation of records and no Company has been given any penalty liability notice within s.64 VATA 1994, any surcharge liability notice within s.59 of that Act, or any written warning within s.76(2) of that Act.

(5)  Exemption

     No Company, if it were separately registered for VAT purposes, would be or would have been partially exempt in its current or preceding value added tax year.

(6)  Option to charge VAT on supplies by the Company

     The Disclosure Letter contains details of all the properties for which valid elections to waive exemption have been made or agreed to be made under Schedule 10 to VATA 1994 by (i) a Company or (ii) any person in relation to which a Company is a relevant associate as defined in paragraph 3(7) of that Schedule.

(7)  VAT on self-supplies in development and construction

     As far as the Sellers are aware there are no past or present circumstances by reason of which Cadbury Schweppes (in connection with any matter affecting any Company) or any Company is or could become liable to Value Added Tax under paragraph 1 or 5 of Schedule 10 to VATA 1994 (change of use, developers) or under the Value Added Tax (Self-supply of Construction Services) Order 1989.

(8)  Capital Goods Scheme

     The Disclosure Letter sets out particulars of past adjustments under Part XV for each capital item (if any) within the meaning of Part XV of the Value Added Tax Regulations 1995 ("Part XV") in relation to which a liability under Part XV has arisen on Cadbury Schweppes (in connection with any capital item used by any Company) or could in future arise on any Company.

(9)  Anti-avoidance

     As far as the Sellers are aware there are no transactions involving any Company which may cause HM Customs & Excise to make a direction under paragraph 1 of Schedule 9A to the VATA 1994.

                               E. PROPERTIES

E.1  Interpretation

     In this Part E of Schedule 5, unless the contrary intention appears:

     "adverse effect" means in respect of a Property, a material adverse effect on the use of the Property for the Present Use;

     "Lease" means any lease, agreement for lease, licence or tenancy pursuant to which any Company holds any interest in any Property;

     "Present Use" means the use set out in Schedule 4.

     In this Part E of Schedule 5, where any statement is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information and belief" or any similar expression that statement shall be and be deemed to be limited:

     (a) in the case of Cadbury Schweppes, to the actual knowledge of G. Budd, P. Cartmell, D.J. Kappler and
          M.A.C. Clark; and

     (b) in the case of Coca-Cola UK, to the actual knowledge of J. Dickson, D.M. Rapp, A. Pullen, L.E. Disley,
          S. Ewart and A. Taylor,

     in each case, reasonable enquiry having been made, either directly or through their designees, of each of the directors of CCSB listed in Schedule 3 and of T Routledge (Cadbury Schweppes' Property Department) but, for the avoidance of doubt, subject to the qualification that none of those persons have made any specific enquiries or searches of third parties, organisations or bodies or caused a title investigation to be carried out.

E.2  Title

(1) The Properties are the only properties owned or occupied by any of the Companies.

(2) One of the Companies is the legal and beneficial owner in possession of each Material Property as shown in Schedule
     4. In relation to the Scottish Properties reference to "legal and beneficial owner" shall be construed as being a reference to the heritable proprietor who is infeft in the Property concerned or the registered proprietor or (in the case of leasehold properties) the tenant of that Property.

(3)  One of the Companies is in exclusive occupation of each

     Material Property.

(4) The title to each Material Property situate in England is vested in one of the Companies and is either registered at H.M. Land Registry with absolute title or if unregistered and freehold commences with a good root of title and whether unregistered freehold or leasehold is one which can be established in accordance with section 44 of the Law of Property Act 1925 and for any Material Property situated in Scotland one of the Companies is the heritable proprietor (as regards any freehold Property in respect of which title is recorded in the Register of Sasines) or the registered proprietor (as regards any freehold Property in respect of which title is registered in the Land Register of Scotland) or is the proprietor of the tenants' interest under the Lease or is intended to be so under the proposed Lease where the Lease is still in the course of execution (as regards any leasehold Property). As regards any freehold Property, the Sellers are not aware of any reason why Land Certificates containing no exclusion of indemnity under Section 12(2) of the Land Registration (Scotland) Act 1979 should not be issued in favour of CCSB.


E.3  Ancillary Rights

(1) If and to the extent that the means of access to and egress from each Material Property (including the means of escape in case of emergency) is not over roads which have been adopted by the local authority and are maintainable at public expense the relevant Company has not , so far as the Sellers are aware, suffered any interference with access to or egress from the Material Property by reason of its not being so adopted and so maintained which has had an adverse effect.

(2) If and to the extent that a Material Property is served by drainage, water, electricity and gas which is not connected to the mains by media located entirely on, in or under the Material Property, the relevant Company has not, so far as the Sellers are aware, suffered any interference with such services to the Material Property by reason of their not being so connected which has had an adverse effect.

(3) So far as the Sellers are aware, there is no reason why interference of the kind referred to in (1) and (2) above should be expected to occur in the foreseeable future.

E.4  Encumbrances

(1) No Material Property is subject to, any standard security, debenture, mortgage, charge, lien or deposit by way of security or any agreement or commitment to create any of the foregoing.

(2) No Material Property is subject to any restriction or other encumbrance, easement, servitude, profit-a-prendre, wayleave, option or right of pre-emption or overriding interest as defined in section 70(1)(g), (h) and (k) of the Land Registration Act 1925 which has an adverse effect.

E.5  Disputes

     There are no current disputes to which the relevant Company is a party regarding boundaries, easements, servitudes or covenants affecting any Material Property or its use for the Present Use to which, so far as the Sellers are aware, it does not have a full defence but which should they be resolved against the Company would have an adverse effect.

E.6  Planning

(1) The present use of each Material Property is that set out in Schedule 4.

(2) No Company nor any person on behalf of it has made any appeal in respect of any planning permission, or the refusal or deemed refusal of any planning application, in respect of any Material Property which has yet to be determined and which should it be resolved against the Company would have an adverse effect.

E.7  Notices, Orders and Proposals

     So far as the Sellers are aware, neither any Seller nor any Company has received any notice or order affecting any Material Property which if implemented would have an adverse effect and, so far as the Sellers are aware, there are no proposals for any such notices or orders.

E.8  Leases

     So far as the Sellers are aware, no notices have been given or received under any Lease in respect of a Material Property which are not being dealt with by or on behalf of the Company in the usual course of business and which, if not so dealt with, would have an adverse effect and, so far as the Sellers are aware, there are no proposals to serve such a notice.

E.9  Contingent Leasehold Liabilities

(1) So far as the Sellers are aware, since 5th January, 1987 no Company has assigned or surrendered any leasehold property of which it was the original tenant or in respect of which it had entered into a covenant with the landlord to observe and perform the tenant's covenants under that lease without receiving expressly or impliedly an indemnity in respect of its future liability under that lease from the assignee or a release or a waiver from the landlord.

(2) So far as the Sellers are aware, in respect of any leasehold property in respect of which the Purchaser is to procure that CCSB assumes the liabilities of Schweppes Limited as referred to in clause 18(2) of this agreement Schweppes Limited has not assigned or surrendered any leasehold property of which it was the original tenant or in respect of which it had entered into a covenant with the landlord to observe and perform the tenant's covenants under that lease without receiving expressly or impliedly an indemnity in respect of its future liability under that lease from the assignee or a release or a waiver from the landlord.

E.10 Occupational Leases

(1) The Purchaser has been provided with complete copies of each lease, tenancy, licence and agreement for occupation and use to which any Material Property is subject
     ("Relevant Letting").

(2) So far as the Sellers are aware, the relevant Company has not given or received under any Relevant Letting of any Material Property any notice which is not being dealt with by or on behalf of the Company in the usual course of business and which if not so dealt with would have an adverse effect.

E.11 East Kilbride - Leasehold Subjects

     So far as the Sellers are aware, there is no reason why the Sub-Lease and the Lease of the Properties referred to at paragraph 28(1) and (2) of Part 1 of Schedule 4 should not be completed in favour of CCSB in the terms provided to the Purchaser.

                             F. EMPLOYEES

F.1  Interpretation

     In this paragraph F:

     "Approved" means approved by the Board of Inland Revenue as an exempt approved scheme (within the meaning of section 592 of the Income and Corporation Taxes Act 1988) and "Approval" has the corresponding meaning.

     "employee" includes a director and any officer of any Company whether or not he has entered into or works under (or, where the employment has ceased, worked under) a contract of employment.

     "retirement/death/disability benefit" means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the employee in question or given or to be given on or in connection with the illness, injury or disability of, or suffering of any accident by, an employee.

     "Scheme" means each of the schemes referred to in paragraph F.3(1).

     "Scheme Documents" means the documents constituting and governing the Scheme (including all notices, announcements and explanatory literature of current effect) and all documents relating to the Companies' participation in and obligations under the Scheme.

     "Trustees" means the trustees of the Scheme and includes their predecessors as trustees (except in paragraph F.3(4)(b)) and the administrators of the Scheme for the purposes of the Income and Corporation Taxes
     Act 1988.

     "Valuation" means the last actuarial valuation of the Scheme being:

     for the Main Scheme: the valuation as at 5 April, 1993 set out in a report dated 7 October, 1993;

     for the Supplementary Scheme: the valuation as at 5 April, 1993 set out in a report dated 1 March, 1994;

     and "Valuation Date" and "Valuation Report" means, in relation to each Scheme, the date as at which the Valuation was carried out and the report referred to above.

F.2  All material information relating to:

     (a) terms of employment of present employees of the Companies excluding retirement/death/disability benefits;

     (b) any bonus, profit participation, share option and share purchase schemes in which any employees of the Companies participate or may participate;

     (c) trade union arrangements relevant to employees of the Companies;

     (d) loans made by any of the Companies to employees of the Companies which remain outstanding; and

     (e) disputes relating to employees of the Companies which have occurred or arisen during the 12 months prior to the date of this agreement has been disclosed in the Disclosure Letter and is correct and accurate in all material respects.



F.3  Pension Schemes

(1) In this subparagraph "Scheme" means the Seller's Scheme as defined in Schedule 6.

(2) All information made available to the Purchaser or its advisers in connection with the Scheme is complete and accurate in all material respects.

(3) Except pursuant to the Scheme and the liabilities for Schweppes Limited pensioners referred to in the Disclosure Letter, no Company has paid, provided or contributed towards, and no Company is under any obligation or commitment (whether or not legally enforceable) to pay, provide or contribute towards, any retirement/death/disability benefit for or in respect of any present or past employee (or any spouse, child or dependant of any of them) of any Company or of any predecessor in business of any Company.

(4) The Sellers have included the following in or by annexe to the Disclosure Letter:

     (a)  complete copies of the Scheme Documents;

     (b) the names and addresses of the current trustees and administrators of the Scheme;

     (c) a complete copy of the Trustees' report to members and the audited accounts of the Scheme (including the auditor's report) for the last scheme year;

     (d) a complete copy of the Valuation Report and, if not stated in it, the name and address of the current actuary to the Scheme;

     (e) a list of the Companies' employees who are members at the Scheme with full particulars of them relevant to establish their entitlement to benefits;

     (f) a statement of the rate at which during the current and preceding Scheme year each participating employer contributes to the Scheme and makes payments in respect of the expenses of administration, management and trusteeship of the Scheme and of any proposal to change any such rate;

     (g) full particulars of any discretionary practice of the Scheme in the 5 years before the date of this agreement;

     (h)  a complete copy of the contracting-out
          certificate(s) on which the Companies are named and of the Inland Revenue's letter of Approval in force in relation to the Scheme; and

     (i) the basic information about the Scheme required to be given under Schedule 1 to the Occupational
          Pension Schemes (Disclosure of Information)
          Regulations 1986.

(5) The Scheme Documents contain full particulars of all the benefits provided by and the terms of the Scheme, including (but without limitation) any enhancement of or addition to the benefits or terms in respect of any person.

(6) The Scheme is Approved as of its commencement and there is no ground on which Approval may be withdrawn or cease to apply.

(7) The active members of the Scheme are contracted-out of the State Earnings-Related Pension Scheme by reference to the Scheme. There is no ground on which contracted-out status may be withdrawn or cease to apply.

(8) The Companies have been properly admitted to participation and the participation of each Company in the Scheme has been Approved.

(9) All due contributions and expenses in respect of the Scheme payable by the Companies have been paid.

(10) The Scheme has at all times been operated in accordance with, and the Companies participating in the Scheme have observed and performed all their obligations under, the Scheme Documents, the requirements of the Inland Revenue for Approval, the requirements of the Occupational Pensions Board applicable to the Scheme and all applicable laws.

(11) No debt has become due in respect of the Scheme under
     section 144 of the Pension Schemes Act 1993.

(12) In determining the damages flowing from any breach of warranties contained in this paragraph F.3(4), the Companies' employees shall be deemed to be entitled to have the Scheme, and any other retirement/death/disability benefits which are now in existence or have been announced or are proposed and any discretionary practices disclosed pursuant to these warranties, provided and maintained without reduction in benefits or additional cost to them.

                            SCHEDULE 6

                              PENSIONS

1.   Interpretation

     In addition to the provisions of clause 1 of this agreement, this Schedule is construed as follows:

     This Schedule applies to each of the following schemes separately:

          The Cadbury Schweppes Pension Fund ("the Main Scheme")
          The Cadbury Schweppes Supplementary Pension Scheme
          ("the Supplementary Scheme").

     References to the "Seller's Scheme" are construed
     accordingly and, in relation to any person, mean that one
     or more of those schemes of which he is a member.   Where
     the context requires, the "Seller's Scheme" includes its trustees.

     "Actuary" means a Fellow of the Institute or Faculty of Actuaries or a firm of those Fellows or a body making available the advice of one of those Fellows.

     "Agreed Actuarial Basis" means the basis set out in the Actuary's Letter.

     "Agreed Rate" means a rate per annum equal to the base rate of Barclays Bank PLC from time to time compounded monthly and references to interest at the Agreed Rate mean interest accruing daily at the Agreed Rate.

     "cash equivalent", "contracted-out scheme",
     "contracting-out certificate", "contracted- out employment" and "guaranteed minimum pension" have the same meanings as in the Pension Schemes Act 1993 and any reference to any person's guaranteed minimum pension includes his spouse's guaranteed minimum pension.

     "Company" means each and all of the Companies.

     "Company Employee" means a person who is employed by the Company at any time during the Transitional Period. Where the expression "Company Employee" is used in relation to a particular date or period, it means a person employed by the Company at that date or during that period.

     "Consenting Member" means each of the Company Employees who joins the Purchaser's Scheme with effect from the Membership Transfer Date and who has signed and returned to the Purchaser's Scheme an Option Form with a request for a transfer of assets to the Purchaser's Scheme selected but excluding each of those Company Employees who withdraws (in writing) that request before the Payment Date.

     "Contributory Earnings" has the same meaning as defined in the rules of the Seller's Scheme.

     "Exempt Approved" means an exempt approved scheme within the meaning of section 592 of the Income and Corporation
     Taxes Act 1988.

     "Investment Adjustment" means the actual investment return over the relevant period achieved in relation to assets of the Seller's Scheme comprised in a globally balanced portfolio of the same type as is now managed for the Seller's Scheme by Flemings (where the Investment Adjustment relates to the Main Scheme) or Gartmore (where it relates to the Supplementary Scheme); the portfolio to be established by the Seller's Scheme on the Membership Transfer Date with assets of a mid-market value equal to the Seller's Actuary's best estimate of the unadjusted Transfer Amount; such estimate, as certified by the Seller's Actuary, to be notified by the Seller to the Purchaser before the Membership Transfer Date. In the case of the Supplementary Scheme, if the Seller's Actuary and the Purchaser's Actuary agree that it is not practicable because of the amount involved to establish a portfolio as described above, the Investment Adjustment shall be by reference to the actual investment return of the Supplementary Scheme as measured by Combined Actuarial Performance Services Limited or, if that measurement is not available for any period, by reference to an index of equities and gilts comprised as mentioned in the Actuary's Letter.

     "Member" means, at any time or during any period specified in this schedule, a member of the Seller's Scheme who is accruing retirement benefits under the Seller's Scheme, including any person who is continuing in membership under the provisions of the Seller's Scheme relating to temporary absence from work or maternity leave.

     "Membership Transfer Date" means 1st January 1997 or an earlier date which the Purchaser may nominate by not less than 1 month's advance written notice to the Seller or, if the Purchaser notifies the Seller before 1st December 1996 that the Purchaser's Scheme will be contracted-out, 1st April 1997 or an earlier date which the Purchaser may nominate by not less than 1 month's advance written notice to the Seller.

     "Option Form" means a form to be completed by Members and delivered to the Seller's Scheme not later than 6 weeks after the date of issue, being in all material respects in the form set out in appendix A.

     "Payment Date" means the date which is 21 days after the later of:

     (a) the date on which the Purchaser's Actuary notifies the Seller's Actuary of his agreement of the calculation and particulars mentioned in paragraph
          6(A)(3);

     (b) if any aspect of the calculation and particulars referred to in paragraph 6(A)(3) is referred to an independent Actuary pursuant to paragraph 9, the date on which that Actuary announces his decision on the disputed matter;

     (c) subject to paragraph 4(B), the date on which the Inland Revenue approves a transfer of assets from the Seller's Scheme to the Purchaser's Scheme in respect of the Consenting Members.

     In paragraph 5 "Payment Date" means the actual date of transfer of the Transfer Amount to the Purchaser's Scheme or, as the case may be, to the Purchaser.

     "Purchaser's Actuary" means an Actuary appointed by the Purchaser and notified to the Seller for the purpose of this schedule. Until further notice, the Purchaser's
     Actuary is P. Woodhouse of Alexander Clay.

     "Purchaser's Associate" means each of the Company, the Purchaser's or the Company's holding company and any company controlled by the Purchaser or the Company or by the holding company of either of them.

     "Purchaser's Scheme" means the retirement benefits scheme or schemes mentioned in paragraph 3 and, where the context requires, includes the trustees.

     "Seller" means Cadbury Schweppes and "Seller's" is construed accordingly.

     "Seller's Actuary" means an Actuary appointed by the Seller and notified to the Purchaser for the purpose of this schedule. Until further notice, the Seller's
     Actuary is G. Alexander of Watson Wyatt.

     "Transfer Amount" and "unadjusted Transfer Amount" have the meanings given to them in paragraph 5.

     "Transitional Period" means the period from and including the date of Completion up to but excluding the Membership
     Transfer Date.

2.   Company's continued participation in Seller's Scheme

(A) The Seller will use its best endeavours to procure that the Company is permitted to continue to participate fully in the Seller's Scheme during the Transitional Period in respect of:

     (i) the Company Employees who are Members at Completion, and

     (ii) the Company Employees (including persons who become employed by the Company during the Transitional Period) who, under the provisions of the Seller's Scheme which apply currently, are able or become able to become Members during the Transitional Period.

     The Purchaser will procure that during the Transitional Period the Company will observe those provisions of the Seller's Scheme applicable to it as a participating employer which have been disclosed to the Purchaser in the Disclosure Letter.

(B) The Seller and the Purchaser will issue, or cause to be issued, all necessary notices in relation to the Company
     Employees' contracted-out employment so that their employment will remain contracted-out during the Transitional Period.

(C) The Purchaser will procure the payment to the Seller's Scheme of employer's and members' contributions in respect of the Company Employees who are Members during and in respect of the Transitional Period, in the case of Members' contributions at the rate applicable under the rules of the Seller's Scheme at Completion, and in the case of employer's contributions at the following percentage rates of Contributory Earnings:

       For the Main Scheme          -  10%

       For the Supplementary Scheme -  A and B  Conditions   2.2%
                                             C  Conditions   6.9%
                                             D  Conditions  39.4%

(D) The Seller will procure that no action is taken, and no omission made, by it or by the Seller's Scheme or by any other employer participating in it after the date hereof, without the Purchaser's written consent, which would be or cause directly or indirectly any of the following:

     (i) the Seller's Scheme to terminate or to cease to be Exempt Approved or a contracted-out scheme before the transfer of the Transfer Amount to the Purchaser's Scheme;

     (ii) an alteration to the Seller's Scheme which affects any of the benefits under it or contributions or other payments payable to it (whether an increase or a decrease) by or in respect of any Company
          Employee;

   (iii)  a statement (oral or written) to any Company
          Employee (or his representative) of any proposal to make any such alteration;

     (iv) the exercise of any power or discretion under the Seller's Scheme in relation to any Company Employee;

     (v) (without prejudice to (C) of this paragraph) an alteration of any of the terms on which the Company participates in the Seller's Scheme, including (without limitation) any increase in the rate of contributions charged to the Company and/or any change to the basis on, or circumstances in which, contributions or other payments are due from the Company.

(E) If at any time during the Transitional Period the Purchaser or the Company notifies the Seller that any of the Company Employees have or will (before or after Completion) become employed by any Purchaser's Associate, the Seller will procure that the Purchaser's Associate is permitted to participate in the Seller's Scheme during the Transitional Period as if it were the Company for the purposes of this schedule, but only if the Purchaser's Associate enters into a deed of participation in the Seller's Scheme in the form which the Seller's Scheme reasonably requires and on the same terms of participation as apply to the Company. In any event the Transfer Amount shall only be paid to the Purchaser's Scheme, subject to paragraph 8(B).

(F) The Purchaser agrees that if the salary of any Company Employee who is a Member but not a Consenting Member is increased after Completion by more than the salary increase assumption in the Agreed Actuarial Basis and as a result the cost of providing his benefit as at the Membership Transfer Date (or earlier date of leaving the Seller's Scheme) exceeds the part of the Transfer Amount which would have related to him had he been a Consenting Member, then the Purchaser shall pay to the Seller's Scheme a contribution equal to that excess cost calculated on the basis of those of the assumptions in the Agreed Actuarial basis as are relevant thereto.

3.   Purchaser's Scheme

(A) Before the Membership Transfer Date, the Purchaser will provide to the Seller particulars of a proposed retirement benefits scheme or schemes which the Purchaser intends to be the Purchaser's Scheme for the purposes of this schedule. That scheme or schemes will be, or will be designed so as to be capable of being, Exempt Approved and, at the Purchaser's option, may be either contracted-out or contracted-in.

(B) The Purchaser will use its best endeavours to procure that the Purchaser's Scheme in respect of which the relevant Consenting Members have accepted the offer of membership provides, subject to the Transfer Amount (or, if more than one scheme constitutes the Purchaser's Scheme, the relevant part of it) having been received, the following benefits in respect of the pensionable employment of each Consenting Member in the Seller's Scheme before the Membership Transfer Date: benefits which are, as at the Membership Transfer Date, for the Consenting Member overall not less valuable than those which apply under the Seller's Scheme in relation to that employment on the Agreed Actuarial Basis.

     This paragraph does not limit the ability to exercise powers of amendment of the Purchaser's Scheme (which, for the avoidance of doubt, need not be the same as those under the Seller's Scheme) at any time after the obligations of the Purchaser under this paragraph have been fulfilled.

4.   Inland Revenue

(A) The Seller will promptly provide, and will procure that the Seller's Scheme will promptly provide, to the Purchaser's Scheme the certificates and information which may reasonably be required by the Purchaser's Scheme pursuant to any undertakings given by the Purchaser's Scheme to the Inland Revenue in relation to transfer payments or pursuant to requirements and any information which the Purchaser may reasonably require to enable the Purchaser to obtain the Inland Revenue's approval to a transfer of assets to the Purchaser's Scheme in respect of the Consenting Members.

(B) Paragraph (c) of the definition of Payment Date will not apply if:

     (i) the Seller does not provide the information referred to in (A) above for the application to the Inland
          Revenue within 1 month of it being required by the Purchaser; or

     (ii) the Inland Revenue will not approve the transfer of assets due to some matter relating to the Seller's
          Scheme.

5.   Transfer amount

The Seller's Actuary must calculate the Transfer Amount as follows:

(1) The unadjusted Transfer Amount is calculated as at the Membership Transfer Date as the value on the Agreed Actuarial Basis of the liabilities of the Seller's Scheme in respect of the Consenting Members pensionable service up to the Membership Transfer Date.

(2) The unadjusted Transfer Amount is increased or decreased by the Investment Adjustment over the period the first day of which is the Membership Transfer Date and the last day of which is the Payment Date.

     In calculating the Transfer Amount:

     (a) "pensionable service" includes any period credited as pensionable in the Seller's Scheme.

     (b) Additional voluntary contributions paid by the Company Employees to the Seller's Scheme, in respect of which they are not entitled to benefits based on their earnings, are disregarded.

6.   Calculation and agreement of transfer amount

(A)  The Seller will procure that the Seller's Actuary:

     (1) notifies the Purchaser or the Purchaser's Actuary before the Membership Transfer Date which data in the possession or control of the Purchaser he reasonably requires in relation to the calculation of the Transfer Amount; and

     (2) notifies the Purchaser's Actuary within 28 days of receipt of that data of any questions he reasonably has on that data; and

     (3) within 42 days after the later of (a) the date on which the Seller's Actuary has received the data requested as mentioned in (1) above and (b) the date on which the questions (if any) which the Seller's Actuary has raised on that data as mentioned in (2) above have been answered, calculates the Transfer Amount (excluding the actual amount of the Investment Adjustment and interest but including particulars showing the precise manner of the adjustment to be made on account of the Investment Adjustment and interest) and submits the calculation and those particulars to the Purchaser's Actuary for agreement.

(B) The Purchaser will procure the data referred to (A)(1) above is supplied to the Seller and that, within 42 days after the Seller's Actuary has (1) submitted to the Purchaser's Actuary the calculation and particulars referred to in (A) above and (2) provided any data relevant to it which the Purchaser's Actuary may reasonably request within 28 days of receipt of the calculation and particulars and (3) answered any questions which the Purchaser's Actuary raises on that data within 28 days of receipt of that data, the Purchaser's Actuary will check the calculation and particulars and communicate his findings to the Seller's Actuary and, if the calculation and particulars are correct and in accordance with the terms of this Schedule, notify the Seller's Actuary of his agreement.

(C)  The Seller will procure that:

     (1) the Seller's Actuary is provided promptly with all data relevant to the calculation of the Transfer
          Amount which is under the Seller's control (or that of the Seller's Scheme);

     (2) any data requested by the Purchaser's Actuary as mentioned above which is in the Seller's control (or that of the Seller's Scheme) is supplied within 28 days of the request being made and likewise any question on that data which is raised by the Purchaser's Actuary within 28 days of receipt is answered within 28 days of the question being so raised;

     (3) any data or information provided by the Seller or the Seller's Scheme to the Seller's Actuary will be accurate and complete.

(D) References in this paragraph to requests, notifications, questions and communications mean ones made or raised in writing.

7.   On account transfer

     The Seller will procure that, within 4 weeks after the later of (a) receipt of names of the Consenting Members and (b) the Membership Transfer Date:

     (i)  the Seller's Actuary will estimate the Transfer
          Amount and notify that estimate to the Purchaser's
          Actuary; and

     (ii) the Seller's Scheme will pay to the Purchaser's Scheme as a payment on account of the Transfer Amount, an amount (as mentioned in paragraph 8(D)) equal in value to two-thirds of that estimate.

     The payment is only a payment on account of the Transfer
     Amount and is without prejudice to the Purchaser's rights under paragraph 8. After a payment on account is so made, paragraphs 5 and 8 are modified as follows:


     (i) The Investment Adjustment is calculated as if the Payment Date is the date of the payment on account and the amount by which the payment on account falls short of or exceeds the Transfer Amount is calculated as at the date of the payment on account (such amounts being referred to as the "shortfall" and "excess" respectively).

     (ii) If there is a shortfall, the amount to be paid on the Payment Date pursuant to paragraph 8(A) is the shortfall increased or decreased by the Investment Adjustment over the period the first day of which is the date of the payment on account and the last day of which is the Payment Date and paragraph 8(B) is read accordingly.

    (iii) If there is an excess, the Purchaser will use its best endeavours to procure that the Purchaser's Scheme will pay to the Seller's Scheme, on the Payment Date under paragraph 8(A), the excess increased or decreased by the Investment Adjustment over the period the first day of which is the date of the payment on account and the last day of which is the Payment Date.

8.   Transfer of transfer amount

(A) The Seller will use its best endeavours to procure that the Seller's Scheme will transfer to the Purchaser's Scheme on the Payment Date the Transfer Amount and any sums, policies or other assets which comprise additional voluntary contributions paid to the Seller's Scheme by the Consenting Members and the investment return on them.

(B) If the Transfer Amount and the items referred to in (A) above in relation to additional voluntary contributions are not transferred to the Purchaser's Scheme in full on or before the Payment Date, the Seller will:

     (i) continue to use its best endeavours to procure that those transfers are made in full (but without limiting the Seller's obligations under (ii) below);
          and

     (ii) forthwith following a written demand from the Purchaser pay to the Purchaser (or as it may direct), by way of an adjustment of the consideration for the Shares, in cash an amount equal to the value not transferred (the
          "Shortfall");

     and references in paragraph 5 to the Payment Date are then read as references to the actual date of payment to the Purchaser's Scheme or the Purchaser pursuant to (i) or (ii) above.

     Neither a written demand from the Purchaser under (ii) above nor a payment by the Seller pursuant to such a demand will release the Seller from its obligations under
     (i) above until the Purchaser's Scheme has received payments in respect of the Consenting Members which are equal in aggregate value to the Transfer Amount and the items referred to in (A) above in relation to additional voluntary contributions.

(C) If the Seller pays the Shortfall to the Purchaser, the Purchaser shall procure that the Company shall contribute the Shortfall to the Purchaser's Scheme (the "Contribution"). To the extent that, as a result of the payment of part (or the whole) of the Contribution, the liability of the Company or any member of the Coca-Cola Group to make a payment of corporation tax is reduced (including a reduction arising as a result of the surrender of losses which would not have been available but for the payment of part (or the whole) of the Contribution by way of group relief or consortium relief in accordance with the provisions of s.402-413 Taxes Act
     1988) or the Company or any member of the Coca-Cola Group receives a repayment of corporation tax (in each case a "Tax Benefit") then the Purchaser shall pay to the Seller, by way of adjustment to the consideration for the Shares, an amount equal to the Tax Benefit received, payment to be made no later than 9 months after the end of the accounting period of the company receiving the Tax Benefit to which the Tax Benefit relates in the case of a reduction of the liability to make a payment of corporation tax or within seven days of receipt of the Tax Benefit in the case of a repayment of tax plus interest thereon at the Agreed Rate from the end of that accounting period or, in the case of a repayment of tax, from the date of the receipt of the repayment, provided that the Purchaser shall not be obliged to make any payment to the Seller in respect of the Tax Benefit unless: the Company's auditors have confirmed to the Seller and the Purchaser that the Tax Benefit does not represent an amount which has been taken into account in the Accounts to reduce any provision for corporation tax or to increase an asset (including provisions and assets relating to deferred tax).If the Purchaser has made payment of the Tax Benefit under this subparagraph and the relief in respect of the Contribution is withdrawn pursuant to s.112 Finance Act 1993, including withdrawal following a discovery by the Inland Revenue as described in s.29 Taxes Management Act 1970, then the Seller shall pay to the Purchaser, by way of adjustment to the consideration for the Shares, an amount equal to that proportion of the Tax Benefit as is equivalent to the proportion of the Contribution in respect of which the relief has been withdrawn.

(D) The Transfer Amount under paragraph 8(A) and any on account transfer under paragraph 7 must be satisfied by a transfer of assets from the portfolio on which the Investment Adjustment has been based (or, if the portfolio is insufficient, assets of a type which could have been included in the portfolio as mentioned in the definition of Investment Adjustment) so that each of the on account transfer and the final transfer in respect of the Transfer Amount shall respectively represent a reasonable cross-section of that portfolio.

9.   Disputes

     Any dispute between the Seller and the Purchaser or between the Seller's Actuary and the Purchaser's Actuary concerning any matter relevant to this Schedule must, in the absence of agreement between them within one month of the party concerned having notified the other of the disputed issue, be referred to an independent Actuary chosen by agreement between the parties or, failing agreement, appointed by the President for the time being of the Institute of Actuaries at the instance of either party. That independent Actuary will act as an expert and not as an arbitrator and his decision will be final and binding. His fees and those of the President will be borne equally between the parties except that the independent Actuary will have power to determine, at the request of either party, that those expenses must be borne exclusively by the other party or in the proportions which the expert may determine and any such determination will be final and binding.

10.  Purchaser's protection

(A) The Seller will indemnify the Purchaser, the Company and the Purchaser's Scheme against all liabilities, costs and expenses in connection with any claim or threatened claim which may be made by any of the Company Employees or any former employee of any of the Companies (or any person claiming through or in respect of any such Company Employee or former employee) alleging inequality or discrimination on grounds of sex as to the provision of, or failure to provide, any relevant benefit as defined in section 612, Taxes Act 1988 in respect of any period of employment before Completion. The Purchaser will hold the benefit of this indemnity for itself and on trust for each of the Company and the Purchaser's Scheme.

(B) The Seller will indemnify the Purchaser and the Company (and any Purchaser's Associate participating in the Seller's Scheme) against any liability to make any payment to or in connection with the Seller's Scheme or any other occupational pension scheme in which the Company has at any time participated, other than to pay contributions to the Seller's Scheme as stated in paragraph 2(C). This indemnity includes any payment pursuant any statutory obligation (whether or not in force at the date of this agreement). The Purchaser holds the benefit of this indemnity for itself and as trustee for the Company and any Purchaser's Associate.

11.  Other pensions

     The Purchaser will procure that the Company will continue to make payments to former employees of Schweppes Limited as referred to in a Cadbury Schweppes UK Pensions
     Department Memorandum dated 17 June, 1996 a copy of which has been provided to the Purchaser.

                     List of Appendices to
                           Schedule 6

Appendix A      -       Option form regarding Transfer of Benefits
                        from the Cadbury Schweppes Pension Fund
                        to the Coca-Cola Enterprises Pension
                        Scheme

Appendix B      -       Agreed Accrual Basis referred to in
                        Schedule 6 (Sale Agreement relating
                        to Amalgamated Beverages Great Britain
                        Limited), along with demographic
                        assumptions

The appendices described above have been omitted from this filing but will be furnished supplementally to the Commission upon request.

                          SCHEDULE 7

                            Part 1

                        CCSB EMPLOYEES

Name of Employee              Car (registration number and make)
---------------------         -----------------------------
1.   Robin Chatterton         K174OUY Vauxhall Calibra 2.0
2.   Julie Sheard             N933FNO Vauxhall Calibra 2.5
3.   Andrew Mann              L928SKV VW Golf 2.0
4.   Mike Fairman             N570ENO Vauxhall Vectra 2.0
5.   Joy Lester               N186DWC Vauxhall Astra 1.8
6.   Catherine Pickering      M95WWC Vauxhall Cavalier 1.8
7.   David Cunningham         L862TGP BMW 518 1.8



                            Part 2

   Name of             Car            Personal         Fax
   Employee       (registration       Computer
                number and make)
-------------   ---------------    -------------    ---------
D.R. Williams   N157 HGS Lexus

H. Blanks       L73 EGM Jaguar    Toshiba           Toshiba
                                  PA1186EYXT        TF111

B.E. Smith      L1 BES BMW        IBM PS12 Model    Toshiba
                                  56SX Type 8556-   TF132
                                  043

                          SCHEDULE 8

                      CS GROUP EMPLOYEES


                       Name of Employee

                         J.E. Couton
                         D. Jephson
                         R. Cameron
                         K.W. Dennis
                         K.J. White
                         J.C. Turner











































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
                                 117


                          SCHEDULE 9

             PROVISIONS RELATING TO THE WARRANTIES

1.   Provisions to which this Schedule is applicable.

     The provisions in this Schedule apply to each of the Warranties.

2.   Quantum

(1) The Purchaser shall not be entitled to recover from the Sellers any damages or other amounts in respect of any breach or breaches of the Warranties unless the amount of damages or other amounts in respect of such breach or breaches exceeds in aggregate the sum of Pound Sterling 8,000,000 (in which event the Sellers shall only be liable in respect of the excess above that sum).

(2) There shall be disregarded for all and any purposes in relation to the Warranties all and any breach or breaches of the Warranties in respect of which the amount of damages or other amounts to which the Purchaser would otherwise be entitled is less than Pound Sterling 66,000.

(3) The maximum aggregate liability of the Sellers in respect of all and any Warranty Claims shall not exceed Pound
     Sterling 80,000,000.

(4) Where and to the extent that both Sellers shall be liable in respect of any breach of any of the Warranties such liability shall be shared in the following proportions:

                 Seller         Proportionate Liability

          Cadbury Schweppes               51%
          Coca-Cola UK                    49%

(5) Cadbury Schweppes alone (and not Coca-Cola UK) shall be liable in respect of any breach of the Warranties contained in paragraph F3 of Schedule 5 (other than F3(3) and F3(9)). To the extent that only one Seller is liable in respect of a breach of a Warranty then the liability of that Seller in respect of that breach shall be 100 per cent. of the relevant claim.

(6)  If there is a breach of a Knowledge Warranty then:

     (a) if Cadbury Schweppes may be liable by reference to its knowledge but Coca-Cola UK is not liable by reference to its knowledge (in each case, for the avoidance of doubt, knowledge being determined by reference to the provisions of clause 1(3) of this agreement or, in the case of the Warranties set out in Part E of Schedule 5, by reference to the

PAGE
          provisions of paragraph E.1 of Schedule 5) then Coca-Cola UK shall not be liable or deemed to be liable but the liability of Cadbury Schweppes in respect of that breach shall be 100 per cent. of the relevant claim; or

     (b) if Coca-Cola UK may be liable by reference to its knowledge but Cadbury Schweppes is not liable by reference to its knowledge (in each case, for the avoidance of doubt, knowledge being determined by reference to the provisions of clause 1(3) of this agreement or, in the case of the Warranties set out in Part E of Schedule 5, by reference to the provisions of paragraph E.1 of Schedule 5) then Cadbury Schweppes shall not be liable or deemed to be liable but the liability of Coca-Cola in respect of that breach shall be 100 per cent. of the relevant claim.

(7) No Warranty Claims shall be made against one Seller without being made against the other (to the extent available) and, to the extent that liability is found to exist, enforced against the other Seller (if being enforced against the first Seller).

(8)  In this schedule:

     (a) "damages" includes all losses, charges, costs or expenses;

     (b) for the purpose of calculating damages, the repayment or assumption of any indebtedness of any of the Companies to a Seller at or immediately prior to Completion shall be deemed to be consideration paid by the Purchaser to that Seller for the Shares; and

     (c) damages in respect of a single act, circumstance or omission, or series of related acts, circumstances or omissions which result in a breach or breaches of the same Warranty shall be aggregated for the purposes of paragraphs 2(1) and 2(2) of this Schedule.

3.   Time limits

     The liability of the Sellers in respect of the Warranties shall terminate:

     (a) on the seventh anniversary of Completion in respect of those matters set out in Part D (Taxation) of
          Schedule 5;

     (b) on the date which is 3 years and 6 months after the date of Completion in respect of those matters set

PAGE
          out in paragraphs A.8 and C.2 of Schedule 5; and

     (c) on 31st July, 1997 in respect of all other matters contained in Schedule 5,

     except in respect of any claim of which notice in writing is given to the Sellers before that date in accordance with paragraph 4 of this Schedule, provided that the liability of the Sellers shall absolutely terminate (if such claim has not been previously satisfied, settled or withdrawn or unless in the case of a claim against either of the Sellers that particular Seller agrees) if legal proceedings in respect of such a claim have not been commenced within 8 months of the service of the relevant notice.

4.   Notice of claims

     The Purchaser shall give to each of the Sellers notice of each claim in respect of any breach of the Warranties specifying in reasonable detail, based on the information then available to it, the matter which gives rise to the breach or claim, the nature of the breach or claim and, to the extent possible at the time of the notification, the amount claimed in respect of that claim (detailing to the extent then possible the Purchaser's calculation of the loss alleged to have been suffered by it or the relevant Company as a result of the alleged breach), provided that the ability of the Purchaser to provide further detail and to amend its calculation shall not be prejudiced by the original notice.

5.   Limitations on liability

(1) Subject to subparagraph (4), the Sellers shall not be liable in respect of any Warranty Claim:

     (a) to the extent that the claim arises directly or indirectly as a result of any act or omission of the Purchaser, any persons deriving title from the Purchaser, or any of the Companies after Completion (other than an act or omission required by law or regulations or by any regulatory or taxation authority, by any court or to the extent consented to by the Sellers in writing after Completion), if the Purchaser (or such person so deriving title) knew or ought reasonably to have known that such act or omission would give rise to a Warranty Claim; or

     (b) to the extent that the claim arises directly or indirectly as a result of any act or omission carried out at the request of the Purchaser before Completion, if the Purchaser knew or ought reasonably to have known that such act or omission would give rise to a Warranty Claim; or

PAGE

     (c) to the extent that liability in respect of a claim occurs or is increased as a result of any legislation not in force at the date of this agreement and which takes effect retrospectively ("New Law") but for the avoidance of doubt where such a claim is brought under New Law which could have been brought under Environmental Law which is not New Law, then this limitation will not apply to the extent that a liability could have arisen under such Environmental Law that is not New Law.

(2) (a) The limitations set out in paragraphs 2 and 3 of this Schedule shall not apply in respect of the statements set out in paragraph A.2 of Schedule 5.

          (b) The limitations set out in subparagraphs 2(1) and 2(3) shall not apply in relation to a Seller if and to the extent that that Seller's liability for a breach of Warranty arises from its fraud. This subparagraph 5(2) shall not apply unless an English court declares that the relevant Seller was at the date of this agreement knowingly guilty of fraud in relation to the matter in respect of which there is found to be a breach of Warranty and the declaration by such court is final, binding and has not been appealed by such Seller within 3 months of the declaration by the court or has ceased to be capable of appeal.

(3) Where liability in respect of a breach of a Warranty arises and an English court has declared that a Seller was at the date of this agreement intentionally guilty of fraud in relation to the matter giving rise to that liability and the declaration by that court is final, binding and has not been appealed by such Seller within 3 months of the declaration by the court or has ceased to be capable of appeal, that Seller shall be liable for the whole of such liability and the other Seller shall not be liable in respect of such breach.

(4) The provisions of subparagraph (1) shall not apply to any Warranty Claim in respect of those matters set out in Part D (Taxation) of Schedule 5 and any other matters so far as they relate to Taxation and the Sellers shall not be liable in respect of any Warranty Claim in respect of those matters:

     (a) to the extent that provision or reserve for the matter or liability to which the Warranty Claim relates is made in the Accounts;

     (b) to the extent that it arises as a result of transactions in the ordinary course of the normal business of the Companies between the Accounts Date

PAGE
          and Completion and which is not:

          (i) interest or a penalty, surcharge or fine in connection with the Taxation; or

          (ii) interest or a penalty, surcharge or fine arising as a result of a claim to carry back advance corporation tax under section 239(3)
               Taxes Act 1988;

     (c) to the extent that it arises or is increased as a result only of any increase in rates of Taxation or any change in law or practice or any withdrawal of any extra-statutory concession by a tax authority or any change in accountancy practice or principles, being an increase, withdrawal or change made, in any such case, after Completion with retrospective effect;

     (d) which would not have arisen but for a voluntary act or omission of the Purchaser or the Companies after Completion. For this purpose "voluntary act or omission" does not include:

          (i) one carried out or effected under a legally binding commitment created on or before Completion other than one created by the Licensing Agreements; or

          (ii) one which is not in the ordinary course of the normal business of the relevant company carried on at Completion and which the Purchaser was not aware would give rise to the Taxation in question;

     (e) to the extent it arises by reason of a voluntary disclaimer by any of the Companies after Completion of the whole or part of any allowance to which any of them is entitled under Part II of the Companies Allowances Act 1990 the claiming of which was taken into account in computing the provision or reserve for Taxation in the Accounts;

     (f) to the extent it arises as a result of any changes after Completion in the bases, methods or policies of accounting of any of the Companies;

     (g) to the extent that any profits to which it is attributable were actually earned or received by or actually accrued to any of the Companies so as to be retained by them but were not (in either such case) reflected in the Accounts;

     (h) to the extent it arises or is increased as a consequence of any failure otherwise than at the

PAGE
          request of the Sellers or either of them by the Purchaser and/or any of the Companies to comply with any of their respective obligations under clauses 6 (Tax Sharing Agreement), 7 (Reimbursement from third parties), 8 (Conduct of Tax Claim), 10 (Tax Computations and Returns), 11 (Mitigation) or 14
          (VAT) of the Tax Deed; or

     (i) to the extent that recovery has been made in respect of the same claim under the Tax Deed.

6.   No double recovery

     If either Seller discharges a liability for a breach of a Warranty and the Purchaser receives from a third party any sum in respect of the matter or circumstances giving rise to that breach, which has the effect of compensating the Purchaser twice for that matter or circumstance (receipt by a Company being deemed to be receipt by the Purchaser for this purpose), the Purchaser shall, or shall procure that the relevant Company shall reimburse to the Seller who has discharged the liability an amount equal to the lesser of (i) the amount of the receipt less any reasonable costs expended by the Purchaser or the Company in obtaining the receipt and Taxation payable in respect of such receipt; and (ii) the amount of the liability discharged, provided that if more than one Seller discharges the liability concerned, the Purchaser shall reimburse each of them pro rata to the amounts they respectively paid to discharge the liability in question. For the avoidance of doubt, the Purchaser shall not be entitled to recover damages more than once in respect of the same loss.

7.   Contingent liabilities

     If any breach of the Warranties arises by reason of some liability of any Company which, at the time such a breach is notified to each of the Sellers, is contingent only or otherwise not capable of being quantified, then the Sellers shall not be under any obligation to make any payment in respect of that breach to the extent that the liability is contingent or otherwise not capable of being quantified, unless and until the liability ceases to be contingent or becomes capable of being quantified, as the case may be. In such circumstances, the proviso to paragraph 3 of this Schedule shall be amended in relation to that claim so as to require that legal proceedings be commenced within 8 months from the date on which the liability ceases to be contingent or becomes capable of being quantified, as the case may be.

8.   Third Parties and Insurance

     If a Company has a right to claim:

PAGE

     (a)  against any third party; or

     (b)  under a policy of insurance maintained by it,

     in respect of a matter which gives rise to a Warranty Claim, the Purchaser shall procure that the relevant Company makes a claim against that third party or under that insurance policy (as the case may be) in respect of that matter (in each case, a "third party claim") and uses its reasonable endeavours to pursue the third party claim (unless so doing would (a) result in material expense to the Company or the Purchaser, or (b) in the reasonable opinion of the Purchaser, result in any damage to the business of any of the Companies or of the Purchaser or of Coca-Cola Enterprises). The Purchaser shall not require actual payment of damages from the Sellers for the relevant Warranty Claim unless and to the extent that the Purchaser believes, acting in good faith, that the full amount of the loss resulting from the Warranty Claim will not be recovered under the third party claim. The obligations of the Purchaser under this paragraph shall be without prejudice to the Purchaser's right to make and pursue a Warranty Claim against the Sellers, and it shall be entitled to do so before or after it procures the Company to make a third party claim, and it will be entitled to add the reasonable cost of pursuing the third party claim to damages under the Warranty Claim. The Purchaser shall keep the Sellers informed on a regular basis of the progress of any third party claim and shall regularly consult with the Sellers in relation to the conduct of any third party claim. The Purchaser shall not agree to settle any third party claim unless, in the case of a matter giving rise to a third party claim in relation to which only one Seller would be liable, the Seller who would be liable shall have given its prior written consent (such consent not to be unreasonably withheld or delayed) or, in the case of a matter giving rise to a third party claim in relation to which both Sellers would be liable, both Sellers shall have given their prior written consent (such consent not to be unreasonably withheld or delayed).

9.   Purchaser's confirmation

(1) The Purchaser confirms in good faith to each of the Sellers that on the basis of the analysis conducted on behalf of the Purchaser and Coca-Cola Enterprises to date of the information which has been provided to it or Coca-Cola Enterprises or their respective agents or to the Purchaser's Solicitors by or on behalf of the Sellers or by Cadbury Schweppes' Solicitors or Coca-Cola's
     Solicitors:

     (a) it has no current plans to give notice of a claim under the Warranties; and

PAGE

     (b) as far as it or Coca-Cola Enterprises is aware (and, for this purpose only, disregarding the provisions of paragraphs 2(1) and 2(2) of this Schedule) the Purchaser will not have a right to make a claim on or after Completion, but, subject to paragraph 9(2), the giving of such confirmation shall not prejudice in any way the rights of the Purchaser to make any claim in the future nor shall it prejudice any quantum of damages to which the Purchaser may be entitled.

(2) The Purchaser shall not be entitled to make a claim for breach of a Warranty if it or Coca-Cola Enterprises was aware on the basis of the analysis of information referred to in paragraph (1) at the date of this agreement of that breach of that Warranty.

10.  Reduction in consideration

     Any payment made by either of the Sellers in respect of a Warranty Claim shall (as far as possible) be deemed to be a reduction in the purchase price payable to that Seller under clause 3 of this agreement.

11.  Arrangements between the Sellers

(1) Each Seller shall inform the other Seller of any claim made against that Seller in respect of any alleged breach of the Warranties and the Sellers shall consult and co-operate with each other in good faith in relation to any such claim. In particular, each Seller shall provide the other Seller with any documents or information in its possession or to which it has access that the other Seller shall reasonably request for the purpose of defending or otherwise dealing with any potential or actual claim against that Seller under this agreement. Where a Seller receives pursuant to this paragraph 11 documents or information which are confidential to the other Seller, such Seller shall only use or disclose such document or information for the purpose for which it has been disclosed or made available and shall to the extent practicable take all reasonable measures to maintain the confidentiality thereof.

(2) Without prejudice to the rights of the Purchaser against either of the Sellers, the Sellers agree that as between themselves the benefits of the threshold and cap on aggregate liability contained in paragraph 2(1) and 2(3) of this Schedule shall be shared between them in proportions of 51 per cent. to Cadbury Schweppes and 49 per cent. to Coca-Cola UK. Accordingly, where as a consequence of one or both Sellers being liable for 100 per cent. of any liability, one Seller (the "Advantaged Seller") has received more than its respective proportion

PAGE
     of such benefit and, as a consequence thereof, the other Seller (the "Disadvantaged Seller") has received less than its respective proportion of such benefit, the Advantaged Seller shall reimburse the Disadvantaged Seller the lesser of:

     (a) the amount by which the Disadvantaged Seller is or has been liable in excess of the amount for which the Disadvantaged Seller would have been liable had it received its respective proportion of such benefit; and

     (b) the amount by which the liability of the Advantaged Seller has been reduced below the amount by which the Advantaged Seller would have been liable had it received only its respective proportion of such benefit.

12.  Warranties A.5, A.8 and C.2

     If the Purchaser shall be entitled to make a claim for a breach of Warranty under paragraph A.8 or to make a claim for a breach of Warranty under paragraph C.2 of Schedule 5, it shall make that claim only under paragraph A.8 or
     C.2 as appropriate and, in particular, it shall not be entitled to claim under paragraph A.5 of Schedule 5 in respect of the matter giving rise to the claim under paragraphs A.8 or C.2 of Schedule 5.

13.  Obligation to mitigate

     Nothing in this agreement shall in any way restrict or limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any matter giving rise to a claim for breach of any of the Warranties.




















PAGE
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                                 126


                          SCHEDULE 10

                           Section 1

         List of documents to be signed by the parties

                            Part 1

          Coca-Cola Enterprises and/or the Purchaser

                     1.  Disclosure Letter
                     2.  Tax Deed
                     3.  Notes
                     4.  Note Instrument
                     5.  Side Letter relating to the Notes

                            Part 2

                   Cadbury Schweppes' Group

                     1.  Disclosure Letter
                     2.  Tax Deed
                     3.  Licensing Agreements
                     4.  Termination Agreements
                     5.  Agreement for Lease
                     6.  Maintenance Agreement
                     7.  Water Supply Agreement
                     8.  Colwall Licence Letter
                     9.  Property Management Agreement
                     10. Bournville Licence
                     11. Transfers
                     12. Title Deeds Undertaking
                     13. Insurance Services Agreement
                     14. Letter re. Sodastream Premises at
                           Peterborough
                     15. Side Letter relating to the Notes
                     16. Durham Side Letter

                               Part 3

                           Coca-Cola Group

                     1.  Disclosure Letter
                     2.  Tax Deed
                     3.  Bottler's Agreement
                     4.  Termination Agreements










PAGE

                               Part 4

                                CCSB

                     1.  Termination Agreements
                     2.  Agreement for Lease
                     3.  Maintenance Agreement
                     4.  Water Supply Agreement
                     5.  Colwall Licence Letter
                     6.  Property Management Agreement
                     7.  Bournville Licence
                     8.  Licensing Agreements
                     9.  Bottler's Agreement
                     10. Transfers
                     11. Insurance Services Agreement
                     12. Letter re. Sodastream Premises at
                             Peterborough
                     13. Tax Deed

                           Section 2

                        Other Documents


1.   Brand Letter Agreement

2.   Goals and Guiding Principles Agreement

3.   Actuary's Letter

4.   Waiver letter in relation to dividend between Cadbury
     Schweppes and Coca-Cola UK, copied to Coca-Cola
     Enterprises, dated 8th August, 1996.























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                                 128



                          SCHEDULE 11

           CONDUCT OF PROCEEDS APPORTIONMENT APPEAL


1.   The provisions of clauses 8 and 10, other than subclause
     10(7), (conduct of tax claims and tax affairs) of the Tax
     Deed shall not apply to the conduct of the Proceeds
     Apportionment Appeal.

2. Subject to paragraphs 3, 5 and 6 below, the Purchaser shall have the conduct of:

     (a)  the Proceeds Apportionment Appeal; and

     (b)  any and all matters relating to the Proceeds
          Apportionment Appeal (including any settlement of all or part of it).

3. Subject to paragraph 6 below, the Sellers and the Purchaser shall pay the Costs of the Appeal or, if CCSB pays any Costs of the Appeal, reimburse CCSB on demand for those costs in the 1990 Percentages applying at the time the liability for the Costs of the Appeal in question was incurred.

4. The Purchaser shall and shall procure that CCSB and all other Companies shall forward to the Sellers (by fax if practicable) any correspondence, notice or other document received from any person (other than the Sellers) relating to the Proceeds Apportionment Appeal and shall inform the Sellers of the contents of such correspondence, notice or document as soon as practicable;

5. The Purchaser shall procure that the Sellers are kept informed of the progress of the Proceeds Apportionment Appeal and shall procure that, so far as practicable, the Sellers are involved in the arrangements for, and participate in the drafting of any documents prepared in connection with any visit, conference, consultation, meeting or hearing relating to the Proceeds Apportionment Appeal.

6. If, at any time before the Proceeds Apportionment Appeal is Finally Determined, any of the Sellers or the Purchaser (the "Withdrawing Party") notifies the others (each a "Remaining Party") in writing that it no longer wishes to pursue the Proceeds Apportionment Appeal (in whole or in part):

     (a) each Remaining Party shall notify the Purchaser and CCSB in writing whether that Remaining Party wishes to continue with the Proceeds Apportionment Appeal;

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     (b)  if the Purchaser is the Withdrawing Party and one of
          the Sellers notifies the Purchaser and CCSB that it will continue with the Proceeds Apportionment Appeal the Purchaser shall, at the Remaining Parties' expense, make such arrangements for the provision to the Remaining Parties of all information and documents in the possession of the Purchaser and its professional advisers relating to the Proceeds Apportionment Appeal as the Remaining Parties shall reasonably request; or

     (c) if pursuant to paragraph (a) above, each Remaining Party notifies the Purchaser and CCSB that it will not continue with the Proceeds Apportionment Appeal then the Purchaser, on behalf of CCSB, shall formally notify the Inland Revenue (and any relevant court or tribunal) in writing that the Proceeds Apportionment Appeal is withdrawn.

7. As soon as reasonably practicable after the Proceeds Apportionment Appeal has been Finally Determined, the auditors for the time being of CCSB shall certify the amount (if any) by which the corporation tax payable by CCSB in respect of the accounting period treated as ending on 31st December, 1990 (before taking any account of the set-off of advance corporation tax) as a result of the Proceeds Apportionment Appeal being Finally Determined, calculated in all other respects in the same way as the corporation tax provision of Pound Sterling 12,075,000 made in the Accounts in respect of corporation tax for the accounting period treated as ending on 31st December, 1990, has been reduced below Pound Sterling 12,075,000. For the avoidance of doubt, the auditors shall not take into account the decision of any tribunal or court allowing the deduction of a provision made under SSAP 24. The amount of the reduction shall be allocated among the Sellers and the Purchaser in accordance with the 1990 Percentages then applying and the Purchaser shall pay to each Seller the amount (if any) so allocated to it two Business Days after repayment of corporation tax is received from the Inland Revenue in consequence of the Proceeds Apportionment Appeal being Finally Determined or, if later, after an adjusting payment is made by Cadbury Schweppes under the provisions of the Tax Sharing Agreement to repay any amount due in consequence of the Proceeds Apportionment Appeal being Finally Determined.

8.   In this Schedule:

(1)  "Costs of the Appeal" means any:

     (i)  legal and accountancy fees;

     (ii) fees or costs of expert witnesses or other experts;

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                                 130



    (iii) fees of any court or other tribunal;

     (iv) costs awarded to the Inland Revenue,

     in each case relating to the conduct of the Proceeds
     Apportionment Appeal incurred on or after Completion, excluding any VAT;

(2)  "Finally Determined" means the date on which:

     (i) the time limit for an appeal against the decision of any tribunal or court relating to the Proceeds
          Apportionment Appeal expires without an appeal against that decision having been made; or

     (ii) if there is no appeal procedure available from the decision of the court in the Proceeds Apportionment
          Appeal, the decision is made; or

     (iii) any formal agreement is signed between CCSB (or any party having the conduct of the Proceeds Apportionment Appeal on behalf of CCSB in accordance with the provisions of this deed) and the Inland Revenue settling the Proceeds Apportionment Appeal;

(3) "Proceeds Apportionment Appeal" means the Tax Claim which is the estimated corporation tax assessment dated 15th July, 1991 for the accounting period ended on 31st December, 1990 so far as it relates to the apportionment of sale proceeds of the factories at Fareham, Hants and Hansons Bridge Road, Birmingham;

(4) "Purchaser's Group" means the Purchaser, its subsidiaries, holding companies and subsidiaries of such holding companies;

(5)  "Remaining Party" has the meaning given by paragraph 6;

(6)  "Withdrawing Party" has the meaning given by paragraph 6;

(7) "1990 Percentages" means in the case of Cadbury Schweppes, 25.5 per cent. in the case of Coca-Cola UK
     24.5 per cent and in the case of the Purchaser 50 per cent, or where any of those parties has become a Withdrawing Party, the percentages agreed between the Remaining Parties (or pro rata to their original percentages in the absence of agreement) or 100 per cent. if there is only one Remaining Party.

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                                 131





Signed by                )     S/ DAVID M. KAPPLER
for and on behalf of     )     -------------------------------
CADBURY SCHWEPPES        )
PUBLIC LIMITED COMPANY   )



Signed by                 )     S/ ANN T. TAYLOR
for and on behalf of      )     -------------------------------
COCA-COLA HOLDINGS        )
(UNITED KINGDOM) LIMITED  )



Signed by                 )     S/ ANN T. TAYLOR
for and on behalf of      )     -------------------------------
THE COCA-COLA COMPANY     )



Signed by                 )     S/ HENRY A. SCHIMBERG
for and on behalf of      )     -------------------------------
COCA-COLA ENTERPRISES INC.)



Signed by                 )     S/ SUMMERFIELD K. JOHNSTON, JR.
                          )     -------------------------------
for and on behalf of      )
BOTTLING                  )
HOLDINGS (GREAT BRITAIN)  )
LIMITED                   )




















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